    As filed with the Securities and Exchange Commission on January 8, 1998
                                                     Registration No. 333-38563

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              Amendment No. 1 to
                       FORM SB-2 Registration Statement
                                   Under The
                            Securities Act of 1933

                            FIDELITY HOLDINGS, INC.
                (Name of Small Business Issuer in its Charter)

           Nevada                                            [   ]                             11-3292094
  (State or Other Jurisdiction                    (Primary Standard Industrial              (I.R.S. Employer
of Incorporation or Organization)                  Classification Code Number)             Identification No.)

                            80-02 Kew Gardens Road
                          Kew Gardens, New York 11415
                                (718) 520-6500
         (Address and Telephone Number of Principal Executive Offices)

                                 Bruce Bendell
                                   Chairman
                            Fidelity Holdings, Inc.
                            80-02 Kew Gardens Road
                          Kew Gardens, New York 11415
                                (718) 520-6500
          (Name, Address and Telephone Number of Agents For Service)

     Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Secur-ities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
===============================================================================

                                         Proposed       Proposed
    Title of Each                         Maximum       Maximum
 Class of Securities      Amount         Offering       Aggregate     Amount of
        to be              to be           Price        Offering    Registration
     Registered        Registered(1)    Per Unit(2)     Price(2)         Fee
--------------------------------------------------------------------------------
Common Stock   ......    1,622,500        $6.00        $9,735,000    $2,950.00
--------------------------------------------------------------------------------
  TOTAL REGISTRATION FEE  .......................................    $2,950.00
===============================================================================

(1) Includes 172,500 shares of Common Stock which the Underwriter has an option to purchase to cover over-allotments, if any.
(2) Estimated solely for purposes of computing the registration fee pursuant to Rule 457.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

                             CROSS REFERENCE SHEET
                 Showing location in Prospectus of information
                        required by Part I of Form SB-2

Item Number and Caption
-----------------------
 1. Front of Registration Statement and
    Outside Front Cover of Prospectus......   Front of Registration Statement
                                              and Outside Front Cover of
                                              Prospectus

 2. Inside Front and Outside Back Cover
    Pages of Prospectus....................   Inside Front and Outside Back
                                              Cover Pages of Prospectus

 3. Summary Information and Risk Factors...   Prospectus Summary and Risk
                                              Factors

 4. Use of Proceeds........................   Use of Proceeds

 5. Determination of Offering Price........   Plan of Distribution

 6. Dilution...............................   Dilution

 7. Selling Security Holders...............   Selling Shareholders

 8. Plan of Distribution...................   Plan of Distribution

 9. Legal Proceedings......................   Legal Proceedings

10. Directors, Executive Officers, Promoters
    and Control Persons....................   Directors, Executive Officers,
                                              Promoters and Control Persons

11. Security Ownership of Certain Beneficial
    Owners and Management..................   Security Ownership of Certain
                                              Beneficial Owners and Management

12. Description of Securities..............   Description of Securities


13. Interest of Named Experts and Counsel...  Experts and Counsel


14. Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities............................   Executive Compensation --
                                              Indemnification of Directors and
                                              Officers

15. Organization Within Last Five Years....   Certain Relationship and Related
                                              Transactions

16. Description of Business................   Description of Business

17. Management's Discussion and Analysis or
    Plan of Operation......................   Management's Discussion and
                                              Analysis

18. Description of Property................   Description of Property

19. Certain Relationships and
    Related Transactions....................  Certain Relationships and Related
                                              Transactions

20. Market for Common Equity and Related
    Stockholder Matters....................   Market for Common Equity and
                                              Related Stockholder Matters

21. Executive Compensation.................   Executive Compensation

22. Financial Statements...................   Financial Statements

23. Changes In and Disagreements With
    Accountants on Accounting and Financial
    Disclosure.............................   Changes In and Disagreements With
                                              Accountants on Accounting and
                                              Financial Disclosure

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JANUARY 8, 1998

                            FIDELITY HOLDINGS, INC.
                       1,150,000 Shares of Common Stock

As described below, an additional 300,000 shares of Common Stock are being registered in connection with this offering on behalf of certain selling shareholders; however, such shares will be offered by the selling shareholders on a delayed basis and not as part of the underwritten offering.

     This Prospectus relates to the sale by Fidelity Holdings, Inc., a Nevada corporation (the "Company") of 1,150,000 shares (the "Shares") of its common stock, $.01 par value per share ("Common Stock"), at a purchase price of $6.00 per Share.

     This Prospectus also relates to the sale by certain selling shareholders (the "Selling Shareholders") of an aggregate of 300,000 shares of Common Stock that are not a part of the underwritten offering and may not be offered or sold prior to 91 days from the date of this Prospectus without the prior written consent of the Underwriter. The 300,000 shares of Common Stock offered by the Selling Shareholders consist of (i) 50,000 shares of Common Stock issuable at a price of $1.25 per share upon the exercise of certain outstanding warrants (the "Selling Shareholders' Warrants") and (ii) 250,000 shares of Common Stock issuable upon the conversion of certain outstanding preferred stock of the Company. See "Selling Shareholders," "Description of Securities--Preferred Stock--1996-MAJOR Series of Convertible Preferred Stock" and "--Warrants."

     The Company will not receive any of the proceeds from the sale of the Selling Shareholders' shares of Common Stock.

     Prior to this offering, the Common Stock has been traded on the OTC Bulletin Board. The Company has applied to have the Common Stock listed for quotation on the Nasdaq National Market under the symbol "FDHG."

     See "Risk Factors," beginning on Page 7, for information and a discussion of certain factors that should be considered by prospective investors.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
      PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
================================================================================

                                             Underwriting
                         Price to            Discounts and       Proceeds to
                          Public             Commissions(1)       Company(2)
--------------------------------------------------------------------------------
Per Share  .........   $     [6.00]            $    [.60]        $     [5.40]
--------------------------------------------------------------------------------
Total(3)   .........   $[6,900,000]            $[690,000]        $[6,210,000]
================================================================================

(1) Excludes the value of warrants to be issued to the Underwriter (the "Underwriter's Warrants") to purchase up to 115,000 shares of Common Stock. The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution."
(2) Before deducting expenses of this offering payable by the Company estimated at $435,000, which includes a non-accountable expense allowance. The Selling Shareholders will not bear any of the expenses of the offering.

(3) The Company has granted the Underwriter an option, exercisable within 45 days from the date this registration statement is declared effective, to purchase up to an additional 172,500 shares of Common Stock upon the same terms and conditions as set forth herein solely to cover over-allotments, if any, as to the shares of Common Stock offered by the Company. See "Plan of Distribution." If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $[7,935,000], $[793,500] and $[7,141,500], respectively.

     The Shares are offered by the Underwriter, subject to prior sale, when, as and if accepted by the Underwriter and subject to approval of certain legal matters by counsel to the Underwriter and to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify the offering and to reject any order in whole or in part. It is expected that delivery of the certificates representing the Shares will be made against payment therefor at the office of Hobbs Melville Securities Corp., 110 Wall Street, New York, New York 10005, on or about [________], 1998.

                        Hobbs Melville Securities Corp.

                   The date of this Prospectus is [________].

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING STABILIZING, SYNDICATE SHORT COVERING AND PENALTY BID TRANSCTIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                              PROSPECTUS SUMMARY
     The following summary is qualified in its entirety by, and must be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, (i) all dollar amounts in this Prospectus are stated in the lawful currency of the United States, (ii) all information in this Prospectus assumes no exercise of (A) the Underwriter's over-allotment option as described in "Plan of Distribution," (B) the Underwriter's Warrants or (C) any other outstanding option or warrant to acquire shares of the Company's Common Stock,
(iii) all references to the Company shall include the subsidiaries of the Company and (iv) all information in this Prospectus assumes the consummation of the Major Auto Acquisition described in "Planned Acquisition" and that all of the manufacturers have consented thereto.

                                  The Company

     The Company was incorporated in November 1995 under the laws of the State of Nevada. The address of the Company's principal executive and administrative office is 80-02 Kew Gardens Road, Kew Gardens, New York 11415. Its fiscal year end is December 31.

     Fidelity Holdings, Inc. (the "Company") derives revenues from its operating subsidiaries, which are grouped into three divisions: (i) Computer Telephony and Telecommunications; (ii) Leasing; and (iii) Plastics and Utility Products. The proposed Major Auto Acquisition will add a fourth, Automotive Sales.

     The Company's Computer Telephony and Telecommunications division currently develops, manufactures, markets, sells and services two product lines. The first product line utilizes "Talkie" technology, which consists of proprietary computer software and hardware that (i) permits end users of the technology to place long-distance international telephone calls at discounted rates and (ii) offers end users a broad range of interactive voice-response applications such as voice-mail, automatic receptionist, automated order entry, conference calling and faxing. The second product line, "Business Control Software," is a proprietary computer software system that provides multi-lingual general accounting and business management applications.

     The Company's Leasing division provides lease financing for motor vehicles and the Company intends to expand the operations of such division to provide lease financing to purchasers of certain of the Company's Computer Telephony and Telecommunications division's products.

     The Company's Plastics and Utility Products division is currently conducting research and development with respect to two products lines: (i) a line of spa and bath fixtures for use in whirlpool baths, spas, tubs and swimming pools and (ii) an armored conduit system for use by utility companies. The Company anticipates commencing commercial sales of its spa and bath fixtures by the second quarter of 1998.

     The Company and its wholly-owned subsidiary Major Acquisition Corp. have entered into a merger agreement with Major Automotive Group, Inc. ("Major Auto") and its sole stockholder, Bruce Bendell, who is the Company's chairman and the beneficial owner of approximately 39.7% of the Company's outstanding Common Stock. Bruce Bendell owns all of the issued and outstanding shares of common stock of Major Chevrolet, Inc. ("Major Chevrolet") and Major Subaru, Inc. ("Major Subaru") and 50% of the issued and outstanding shares of common stock of Major Dodge, Inc. ("Major Dodge") and Major Chrysler, Plymouth, Jeep Eagle, Inc. ("Major Chrysler, Plymouth, Jeep Eagle"), which, collectively, operate five franchised automobile dealerships. See "Risk Factors--Risks Associated with the Company Generally--Conflicts of Interest."

     Pursuant to the merger agreement, Bruce Bendell will contribute to Major Auto all of his shares of common stock of Major Chevrolet, Major Subaru, Major Dodge and Major Chrysler, Plymouth, Jeep Eagle. Major Acquisition Corp. will then acquire from Bruce Bendell all of the issued and outstanding shares of common stock of Major Auto in exchange for shares of a new class of the Company's preferred stock. Harold Bendell, Bruce Bendell's brother, owns the remaining 50% of the issued and outstanding shares of common stock of Major Dodge and Major Chrysler, Plymouth, Jeep Eagle. Major Acquisition Corp. will purchase Harold Bendell's shares for $4 million in cash under a stock purchase agreement. See "Use of Proceeds."

     The preferred stock to be issued to Bruce Bendell will be called the "1997-MAJOR Series of Convertible Preferred Stock." It will have voting rights and will be convertible into the Company's Common Stock. The number of shares of Common Stock into which the new class will be convertible is the greater of (i)
1.8 million shares and (ii) that number of shares that have a market value of $6,000,000. The market value per share for this purpose will be the mean between the closing bid and ask prices for the Common Stock over the 20 trading days immediately prior to the date of issuance of the preferred stock. See "Description of Securities--Preferred Stock." The foregoing acquisitions from Major Auto and Harold Bendell are collectively referred to herein as the "Major Auto Acquisition."

     The merger agreement allocates the value of the consideration payable to Bruce Bendell as follows: (i) 61% to Major Chevrolet; (ii) 5.8% to Major Subaru;
(iii) 16.6% to Major Dodge; and (iv) 16.6% to Major Chrysler, Plymouth, Jeep Eagle. The stock purchase agreement allocates the value of the consideration payable to Harold Bendell 50% to each of Major Dodge and Major Chrysler, Plymouth, Jeep Eagle. The Major Auto dealerships were valued for purposes of the proposed merger at eight times adjusted earnings before interest and taxes for their respective 1996 fiscal years. Adjusted earnings includes officers' salaries, expenses not directly related to operations, non-recurring legal expenses and LIFO adjustments. The Company believes that the eight times earnings multiple is a relatively common pricing/valuation convention in the automobile industry.

     The Company's Automotive Sales division, after completion of the proposed Major Auto Acquisition described below, will be one of the largest-volume automobile retailers in New York City. This division will own and operate the following five franchised automobile dealerships in the New York metropolitan area: (i) Chevrolet; (ii) Chrysler and Plymouth; (iii) Dodge; (iv) Jeep and Eagle; and (v) Subaru. This division will also distribute General Motors vehicles in Russia.

     The Company's acquisition of Major Auto's franchised dealerships must be consented to by the automobile manufacturers (the "manufacturers"). Major Auto has requested such consents. To date, Subaru Distributors Corp. has consented to the change in ownership of the Subaru dealership and General Motors Corporation has consented to the change in ownership of the Chevrolet dealership. The Company and Major Auto are still awaiting the consent of Chrysler Corporation to the change in ownership of the Dodge, Chrysler, Plymouth, Jeep and Eagle franchises.

     The closing of the Major Auto Acquisition is presently scheduled for March 20, 1998. The parties have the right to agree to an earlier date. If the consent of Chrysler Corporation has not been obtained by the scheduled closing date, the Company can elect not to close, the parties can extend the closing date, or can close with Major Auto only the dealership subsidiaries as to which manufacturers' consents have been obtained. In the latter case, the consideration payable at closing (shares of preferred stock to Bruce Bendell and cash to Harold Bendell) will be reduced in accordance with the value allocations described above. Also, in that event, the parties are obligated to use their best efforts during the 90-day period following the closing to obtain the missing consents. Should any not be obtained, the Company will not acquire the relevant dealership. Also, in that event, the Company expects to pursue other dealership acquisitions using the proceeds of this offering that would be otherwise unapplied.

     Unless the context otherwise requires, references in this Prospectus to the business of Major Auto shall be deemed to include reference to the businesses of Major Chevrolet, Major Subaru, Major Dodge and Major Chrysler, Plymouth, Jeep Eagle.

                                 The Offering

Common Stock Offered by the
 Company........................   1,150,000 shares

Common Stock Offered by the
 Selling Shareholders...........   300,000 shares

Shares of Common Stock to be
 Outstanding After this
 Offering(1)....................   8,327,700 shares


Use of Proceeds.................   To finance (i) the acquisition from Harold
                                   Bendell of 50% of the common stock of Major
                                   Dodge and Major Chrysler, Plymouth, Jeep
                                   Eagle, (ii) continued research and
                                   development in the Company's Plastics and Utility Products division, the development and testing of prototypes of spa and bath fixtures, the commercial production of certain spa and bath fixtures and establishment of office facilities, (iii) continued research and development activities of its Computer Telephony and
                                   Telecommunications division and for the
                                   general corporate and working capital needs of that division's research and development subsidiary, (iv) the commencement of operations by the service subsidiary in the Company's Computer Telephony and
                                   Telecommunications division and (v) the
                                   Company's general corporate and working
                                   capital needs. See "Use of Proceeds."

NASDAQ Symbol...................   "FDHG"

-------------
(1) Excludes (i) an aggregate of 1,237,000 of the 1,287,000 shares of Common Stock issuable upon the exercise of options and warrants outstanding as of September 30, 1997, (ii) 495,800 shares of Common Stock reserved for issuance under the Company's Employees Performance Recognition Plan, (iii) an aggregate of at least 250,000 shares of Common Stock issuable upon conversion of the Company's 1996-MAJOR Series of Convertible Preferred Stock, (iv) an aggregate of at least 1,800,000 shares of Common Stock issuable upon conversion of the Company's 1997-MAJOR Series of Convertible Preferred Stock, (v) 115,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrant and (vi) 172,500 shares of Common Stock issuable upon exercise of the Underwriter's over-allotment option.

                                 Risk Factors

     Investment in the shares of Common Stock offered hereby involves a high degree of risk and immediate and substantial dilution from the price to the public. See "Risk Factors" and "Dilution."

                            SUMMARY FINANCIAL DATA
                     (in thousands, except per share data)

     Set forth below is certain summary financial information for the periods and as of the dates indicated. This information is derived from, and should be read in conjunction with, the financial statements of the Company and of Major Auto, including the notes thereto, and the pro forma financial statements appearing elsewhere in this Prospectus.

                                                     Fiscal Year Ended December 31,
                                                  -------------------------------------
                                Fidelity Holdings, Inc.
                              Nov. 7, 1995                                   Pro Forma
                             (inception date                  Major Auto      Combined
                            to Dec. 31, 1995)      1996          1996          1996
Statement of Operations Data:
Revenues
   Computer products and
     telecommunications          $ -0-             $ 3,175      $    -0-      $  3,435
     equipment
   Automobile Division             -0-                 -0-       144,692       144,692
   Leasing Income                  -0-                 259           -0-           951
   Total Revenues                  -0-               3,434       144,692       149,078
Operating Expenses                  (2)              2,271       142,714       146,206
Net Income (Loss)                   (6)                676           316           468

                                     Nine Months Ended September 30,
                            -------------------------------------------------

                             Fidelity Holdings,                    Pro Forma
                                    Inc.            Major Auto      Combined
                             1996         1997         1997          1997

Statement of Operations Data:
Revenues
   Computer products and
     telecommunications      $1,145      $2,752       $    -0-      $  2,752
     equipment
   Automobile Division          -0-         -0-        123,265       123,265
   Leasing Income               -0-         777            -0-           777
   Total Revenues             1,145       3,529        123,265       126,794
Operating Expenses            1,295       2,662        120,225       123,041
Net Income (Loss)              (176)        559          1,664         1,486

                                                       September 30, 1997
                                                  ---------------------------
                                                                                Pro Forma
                                   Fidelity Holdings, Inc.     Major Auto        Combined
                                 ---------------------------   ------------   ---------------
                                 Actual     As Adjusted(1)       Actual       As Adjusted(2)
Balance Sheet Data:
  Cash, cash equivalents and
   short-term investments        $ 187          $ 6,024          $   825          $ 2,850
  Total assets                   9,086           14,923           28,264           46,812
  Total liabilities              2,545            2,545           25,889           28,434
  Retained earnings              1,229            1,229            1,468            1,229
  Stockholders' equity           6,540           12,378            2,375           18,378

--------------------
(1) Adjusted to reflect the sale of 1,150,000 shares of Common Stock offered by the Company hereby at the offering price set forth on the cover page of this Prospectus (after deducting underwriting discounts and commission and estimated offering expenses) and the receipt by the Company of proceeds from the exercise of the Selling Shareholders' Warrants. See "Use of Proceeds" and "Capitalization."
(2) Reflects the consummation of the Major Auto Acquisition.

                                 RISK FACTORS

     In investment in the shares of Common Stock offered hereby involves a high degree of risk and is speculative in nature. Prospective investors should carefully consider the following risk factors, as well as others described elsewhere in this Prospectus, relating to the business of the Company and this offering. The discussion below highlights some of the more important risks regarding the Company and this offering. The risks highlighted below should not be assumed to be the only things that could affect future performance. In addition, the discussion in this Prospectus regarding the Company and its business and operations contains "forward-looking statements." Such statements consist of any statement other than a recitation of a historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate" or "continue" or the negative of any thereof or other variations thereon or comparable terminology. Prospective investors are cautioned that all forward-looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. The Company does not have a policy of updating or revising forward-looking statements and thus it should not be assumed that silence by management of the Company over time means that actual events or results are occurring as estimated in such forward-looking statements.


Risks Associated with the Company Generally

     Consent of Automobile Manufacturers to Acquisition of Major Auto
     Dealerships

     Major Auto is required to obtain the consents of the respective automobile manufacturers with whom it has entered into franchised dealerships (the "manufacturers") to any change in the ownership of the respective franchises. In addition, General Motors Corporation has a right of first refusal with respect to the proposed transfer of the Chevrolet franchise. Major Auto has requested their respective consents. To date, Subaru Distributors Corp. has consented to the change in ownership of the Subaru dealership and General Motors Corporation has consented to the change in ownership of the Chevrolet dealership. The Company and Major Auto are still awaiting the consent of Chrysler Corporation to the change in ownership of the Dodge, Chrysler, Plymouth, Jeep and Eagle franchises. There can be no assurance that Chrysler Corporation, with respect to the Dodge, Chrysler, Plymouth, Jeep and Eagle franchises, will consent to the change in ownership, or that, if Chrysler Corporation determines not to consent, it will not attempt to prevent such acquisition, terminate franchises, refuse to renew franchises or take other actions that could have a material adverse effect on the Company's business, financial condition or results of operations. See "Description of Business--Automotive Sales Division--Relationships with Manufacturers."

     The closing of the Major Auto Acquisition is presently scheduled for March 20, 1998 (or such earlier date to which the parties may agree), and is subject to the receipt of the relevant manufacturers' respective approvals. If not obtained, the Company may elect not to close, the parties can extend the closing date, or can close with Major Auto owning only the dealership subsidiaries as to which manufacturers' consents have been obtained. In the latter case, the consideration payable at closing (shares of preferred stock to Bruce Bendell and cash to Harold Bendell) will be reduced in accordance with the value allocations described under "Planned Acquisition" below. Also, in that event, the parties are obligated to use their best efforts during the 90-day period following the closing to obtain the missing approvals. Should any not be obtained, the Company will not acquire the relevant dealership. Also, in that event, the Company expects to pursue other dealership acquisitions using the proceeds of this offering that would be otherwise unapplied. See "Planned Acquisition."

     Bruce and Harold Bendell will each own 50 shares of the Company's 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock. Bruce Bendell has a proxy to vote the 50 shares of the 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock owned by Harold Bendell for a seven-year period commencing on January 7, 1998. These shares carry a limited and special voting right that allows the Bendell brothers to elect a majority of the directors of Major Auto (and, should the Company later have other affiliates engaged in the operation of automobile dealerships, those affiliates as well). The 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock has been issued to help facilitate receipt of the required manufacturers' consents with respect to the transfer of the Major Auto dealerships in part to demonstrate continued control of the Major Auto dealerships by Bruce and Harold Bendell. There is no assurance that these additional corporate governance arrangements will be accepted by the manufacturers. See "Description of Securities--Preferred Stock--Company's 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock."

  Dependence on Management

     The Company's future performance depends in significant part upon the continued service of Bruce Bendell, its Chairman, and Doron Cohen, its President, Chief Executive Officer and Treasurer. The loss of either Mr. Bendell or Mr. Cohen could have an adverse effect on the Company. While the Company has a consulting agreement with Mr. Bendell and an employment agreement with Mr. Cohen, both such agreements expire on December 31, 1998 and such agreements restrict Mr. Bendell and Mr. Cohen from competing with the Company only for limited periods of time and under limited circumstances. The Company does not maintain key-man life insurance on either Mr. Bendell or Mr. Cohen. See "Executive Compensation--Compensation of Directors" and "--Employment Contracts and Termination of Employment, and Change in Control Arrangements."

  Concentration of Voting Power; Anti-Takeover Provisions

     After this offering, Doron Cohen will be the beneficial owner of approximately 30.0% and Bruce Bendell will be the beneficial owner of approximately 44.6% of the Company's Common Stock (assuming no exercise of the Underwriter's over-allotment option). Mr. Bendell will also have a two-year proxy to vote an additional 1,250,000 shares (750,000 of which are legally owned by Doron Cohen). This concentration of voting power will severely limit the ability of other stockholders of the Company, including purchasers of the Company's Common Stock in this offering, to elect directors or influence other corporate decisions and may, among other things, have the effect of delaying or preventing a change in control of the Company or preventing the Company's stockholders from realizing a premium on the sale of their shares upon an acquisition of the Company. See "Security Ownership of Certain Beneficial Owners and Management."

     The Company's Board of Directors has the authority to issue shares of Preferred Stock and to determine the price, rights, preferences and privileges, including voting rights, of those shares without any further action by the Company's stockholders. The rights of holders of the Company's Common Stock will be subject to and may be adversely affected by the rights of the holders of any Preferred Stock. The Board of Directors has already designated and issued the 1996-MAJOR Series of Convertible Preferred Stock and has designated the 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock and the 1997-MAJOR Series of Convertible Preferred Stock, each of which series will be issued in connection with the Company's acquisition of Major Auto. Any future designation and issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire control of the Company. The Company is also subject to the provisions of the Nevada General Corporation Law regulating business combinations, takeovers and control share acquisitions, which also might hinder or delay a change in control of the Company. Anti-takeover provisions that could be included in the Preferred Stock when designated and issued and the Nevada statutes can have a depressive effect on the market price of the Company's Common Stock and can prevent the Company's stockholders from realizing a premium on the sale of their shares by discouraging takeover and tender offer bids. In addition, under the dealer agreement that the Company will enter into with General Motors following the Major Auto Acquisition, the Company may be at risk of losing the Chevrolet franchise if any person or entity acquires 20% or more of the Company's voting stock without the approval of General Motors. See "Description of Securities--Preferred Stock," "--Anti-Takeover Provisions" and "Description of Business--Automotive Sales Division--Relationship with Manufacturers."

     As noted above, Bruce and Harold Bendell will retain the right to elect a majority of the directors of Major Auto (and possibly other affiliates in the future) and also will have control over the day-to-day operations of Major Auto by virtue of a Management Agreement. See "--Consent of Automobile Manufacturers to Acquisition of Major Auto Dealerships," "Description of Securities--Preferred Stock--1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock" and "Certain Relationships and Related Transactions." Should the Board of Directors of Major Auto and the Company disagree as to a particular course of action, the Board of Directors of Major Auto will nonetheless be able to take that action, notwithstanding the objection of the Company. Conflicts could arise between the Board of Directors of the Company and the Board of Directors of Major Auto as to the appropriate course of action to be taken in the future. The Management Agreement does prohibit certain actions from being taken without the prior approval of the Company's Board of Directors, including, (i) disposition of any of the Major Auto dealerships, (ii) acquisition of new dealerships, and (iii) the Company incurring liability for Major Auto indebtedness. Should either of the Bendell brothers cease managing the dealerships, the management agreement provides that ownership of his 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock shares and his management rights under the management agreement will be automatically transferred to the other, and should both brothers cease managing the dealerships for any reason, the shares and management rights will be automatically transferred to a successor manager designated in a successor addendum to each dealership agreement or, failing such designation, to a successor manager designated by the Company (subject to approval by the applicable manufacturers). See "Certain Relationships and Related Transactions." The Company will have the right to redeem the shares of the 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock under certain limited circumstances. See "Description of Securities--Preferred Stock-- Company's 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock."

  Conflicts of Interest

     The Company has entered into, or contemplates that it may enter into, several transactions with its Chairman and controlling stockholder, Bruce Bendell, and/or his brother Harold Bendell. Such transactions include the following:

       (i) the Company in 1996 acquired from the Bendell brothers its subsidiary Major Fleet. In exchange, the Bendell brothers received (a) shares of the Company's 1996-MAJOR Series of Convertible Preferred Stock, (b) warrants that carry registration rights and (c) the right to manage the operations of the Company's Major Fleet subsidiary pursuant to a management agreement. See "Description of Securities--Preferred Stock," "Description of Securities--Warrants" and "Certain Relationships and Related Transactions;"

       (ii) the Company plans to make the Major Auto Acquisition. Bruce and Harold Bendell will receive shares of the Company's 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock in that transaction and Bruce Bendell has a proxy to vote the 50 shares of the 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock owned by Harold Bendell for a seven-year period commencing on January 7, 1998. These shares will allow the Bendell brothers to elect a majority of the directors of Major Auto. The Bendell brothers will also be parties to a management agreement with Major Auto that will give them control over its day-to-day operations. See "--Consent of Automobile Manufacturers to Acquisition of Major Auto Dealerships," "Planned Acquisition," "Description of Securities--Preferred Stock--1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock" and "Certain Relationships and Related Transactions;"

       (iii) The Company and Mr. Bendell are currently negotiating a letter of intent concerning the Company's acquisition of Oyster Bay Nissan, a dealership majority-owned by Mr. Bendell. See "Description of Business--Growth Strategy;" and

       (iv) Bruce and Harold Bendell, or entities controlled by them, lease certain properties, as landlord, to certain of the Major Auto dealerships. The Company will assume such leases, as tenant, upon completion of the Major Auto Acquisition. See "Description of Property" and "Certain Relationships and Related Transactions."

     These transactions may involve situations in which Mr. Bendell's interests as a director and shareholder of the Company conflict with his or his brother Harold's interests as the Company's counterparty.

  Risks Associated with Expansion

     The Company's future growth will depend, in part, on its ability to acquire additional automobile dealerships after the consummation of the Major Auto Acquisition. In pursuing a strategy of acquiring additional dealerships, the Company will face risks commonly encountered with growth through acquisitions. These risks include incurring significantly higher capital expenditures and operating expenses, failing to assimilate the operations and personnel of the acquired dealerships, disrupting the Company's ongoing business, dissipating the Company's limited management resources, failing to maintain uniform standards, controls and policies, and impairing relationships with employees and customers as a result of changes in management. There can be no assurance that the Company will be successful in overcoming these risks or any other problems encountered with such acquisitions.

     In addition, acquiring additional dealerships, as the Company intends, will have a significant impact on the Company's financial condition and could cause substantial fluctuations in the Company's quarterly and annual operating results. Acquisitions could result in significant goodwill and intangible assets, which are likely to result in substantial amortization charges to the Company that would reduce stated earnings.

  Lack of Independent Directors

     Upon completion of this offering, only one of the Company's directors will not be an employee of the Company and there can be no assurance that the Company's Board of Directors will have a majority of independent directors in the future. In the absence of a majority of independent directors, the Company's executive officers, who are also principal stockholders and directors, could establish policies and enter into transactions without independent review and approval thereof. This could present the potential for a conflict of interest between the Company and its stockholders generally and the controlling officers, stockholders or directors.

  Shares Eligible for Future Sale; Exercise of Options and Warrants; Registration Rights

     Immediately following this offering, there will be an aggregate of 8,327,700 shares of Common Stock outstanding (8,500,200 shares if the Underwriter's over-allotment option is exercised in full). A minimum of (i) an additional 2,050,000 shares of Common Stock will be issuable in the event of the conversion of the unconverted balance of the Company's 1996-MAJOR Series of Convertible Preferred Stock and 1997-MAJOR Series of Convertible Preferred Stock and (ii) 1,077,000 shares of Common Stock will be issuable upon the exercise of the Company's outstanding options and warrants. Of these shares, the 1,450,000 shares of Common Stock (1,622,500 if the Underwriter's over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, unless such shares are held by an "affiliate" of the Company, as that term is defined in Rule 144 under the Securities Act ("Affiliate"). The remaining 6,877,700 shares were or will be sold by the Company in reliance on exemptions from the registration requirements of the Securities Act and are "restricted" securities within the meaning of Rule 144 under the Securities Act (the "Restricted Shares"). Restricted Shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act.

     The Company and its officers and directors have agreed with the Underwriter not to sell, offer to sell, issue, distribute or otherwise dispose of any of their Restricted Shares for a period of one year from the date of this Prospectus (subject to certain limited exceptions) without the prior written consent of the Underwriter. Following such one-year period, such Restricted Shares, as well as any shares of Common Stock sold in this offering to Affiliates, will be eligible for sale in the public market, subject to the conditions and restrictions of Rule 144 and other applicable laws.

     The sale of a substantial number of shares of Common Stock in the public market following this offering, or the perception that such sales could occur, could adversely affect the market price for the Common Stock and impair the Company's ability to raise additional capital in the future through the sale of equity securities should it desire to do so. See "Security Ownership of Certain Beneficial Owners and Management," "Market for Common Equity and Related Stockholder Matters--Shares Eligible for Future Sale" and "Plan of Distribution."

     Holders of the Company's outstanding options and warrants are likely to exercise them when, in all likelihood, the Company could obtain additional capital on terms more favorable than those provided in the options and warrants. The Company's ability to obtain additional financing may also be adversely affected by its obligation to register shares of Common Stock under the Securities Act. Castle Trust and Management Services Limited, as Trustee under the Millenium Trust created under that certain Deed of Settlement dated October 2, 1996, the principal beneficiary of which is Bruce Bendell, has the right (on an unlimited number of occasions) to require the Company to register all or any portion of the Common Stock (a minimum of 250,000 shares) into which the 125,000 shares of the Company's 1996-MAJOR Series of Convertible Preferred Stock is convertible (the "1996 Demand Shares"). In addition, Bruce Bendell has the right to require the Company (on an unlimited number of occasions) to require the Company to register all or any portion of the 50,000 shares of Common Stock underlying a warrant held by him (the "Warrant Demand Shares"). Further, if the Company registers any shares of Common Stock, it will have to offer to include the 1996 Demand Shares, the Warrant Demand Shares and the shares of Common Stock (a minimum of 1.8 million shares) into which the 1997-MAJOR Series of Convertible Preferred Stock, to be issued to Bruce Bendell in the Major Auto Acquisition, is convertible. The Company must make the same offer to Ronald Shapss, a consultant to the Company, in respect of 50,000 shares of Common Stock owned by him and a further 50,000 shares of Common Stock subject to options held by him. See "Description of Securities--Warrants," "--Preferred Stock" and "Market for Common Equity and Related Stockholder Matters -- Registration Rights."

  Lack of Dividends

     The Company has never declared dividends on any class of its securities and has no present intention to declare any dividends on any class of its securities in the future. See "Market for Common Equity and Related Stockholder Matters--Dividends."

  Cost and Availability of Capital

     After the consummation of the Major Auto Acquisition, the Company's new and used automobile sales will continue to require significant capital resources. The Company's future operating results will be directly related to the availability and cost of its capital. The principal sources of financing for the Major Auto's new and used automobile inventories have historically been lines of credit from banks and other financial institutions and from cash generated from operations. There can be no assurance that the Company will be able to continue to obtain capital for its current or expanded operations on terms and conditions acceptable to the Company.

     The Company's strategy of growth through the acquisition of additional dealerships will require substantial capital. The Company's expansion and new acquisitions may involve cash, incurring debt or issuing equity securities, which could have a dilutive effect on the then outstanding capital stock. The Company may seek to obtain funds through borrowings from institutions or by the public or private sale of its securities subsequent to this offering. There can be no assurance that the Company will be able to obtain capital to finance its growth on terms and conditions acceptable to the Company.

  Legal Proceedings

     The Company and its wholly-owned subsidiaries Computer Business Sciences and Info Systems are plaintiffs in a legal action against Michael Marom and M.M. Telecom, Corp. The plaintiffs claim damages of $5,000,000 for breach of contract, libel, slander, disparagement, violation of copyright laws, fraud and misrepresentation. The defendants have counterclaimed for damages of $50,000,000 for breach of contract and violation of the Lanham Act.

     The Company and its wholly-owned subsidiary Computer Business Sciences are plaintiffs in a legal action against Network America, Inc. The plaintiffs claim damages of $1,000,000 for breach of contract, misrepresentation, fraud and tortious interference with the Company's business and operations. The defendants have counterclaimed for damages of $2,000,000 for the Company's alleged misappropriation of proprietary information and violation of a Non-Competition Agreement entered into by the parties to the litigation.

     While the Company believes that the its asserted claims have merit and that it has substantial defenses to the asserted counterclaims, a judgment against the Company and its subsidiaries with respect to either action could have a material adverse effect on the Company's financial condition. See "Legal Proceedings."

Risks Associated with this Offering

     Possible Reallocation of Net Proceeds

     Approximately 70% of the net proceeds of this offering are intended to be applied as payment to Harold Bendell for his shares in the corporations operating Major Auto's Dodge, Chrysler, Plymouth, Jeep and Eagle dealerships. Transfer of those dealerships to the Company requires that the relevant manufacturers' approvals be obtained. Should these not be obtained (and the manufacturers are not obligated to give their approval), a large portion of the proceeds of this offering would be allocated for other dealership acquisitions by the Company. See "Use of Proceeds."

  Dilution

     A purchaser of the Company's Common Stock in this offering will experience immediate and substantial dilution of $5.64 per share ($5.54 per share if the Underwriter's over-allotment option is exercised in full) in that the offering price exceeds the net tangible book value of the Company after giving effect to the offering. See "Dilution."

  Underwriter's Limited Offering Experience

     The Underwriter has been in business since May 1996. The Underwriter has co-managed one other offering of securities and is currently managing one other offering. There can be no assurance that the Underwriter's limited underwriting experience and small size relative to other broker-dealers will not adversely affect this offering or the subsequent development, if any, of a trading market for the Company's Common Stock. See "Plan of Distribution."

  Arbitrary Offering Price

     The offering price of the Shares offered by the Company hereby was determined by negotiation between the Company and the Underwriter and does not necessarily bear any relationship to the assets, book value, results of operations or other established criteria of value, and may not be indicative of prices that will prevail in any trading market. See "Plan of Distribution."

Risks Associated with the Company's Computer Telephony and Telecommunications Division

     Rapid Technological Change

     The computer and telecommunications industries are undergoing rapid technological changes. The success of the Company's Computer Telephony and Telecommunications division will depend upon its ability to understand and utilize changing technology to keep its products competitive. Failure to develop and introduce new products or enhancements to its existing products in a timely fashion could result in product obsolescence, diminished market acceptance of its products and a loss of business, which could have a material adverse effect on the Company's business, financial condition and results of operations. See "Description of Business--Computer Telephony and Telecommunications Division--Talkie."

  Competition

     The products sold by the Company's Computer Telephony and Telecommunications division presently face either limited or no direct competition. However, the markets in which the Company's Computer Telephony and Telecommunications division sells its products can be highly competitive. There are at present no significant barriers to entry into such market. Many of the producers of products that presently compete with the Company's products, as well as companies wishing to enter the market in which the Company's products compete, have well established reputations, customer relationships and marketing and distribution networks. Many also have greater financial, technical, manufacturing, management and research and development resources than those of the Company, may be more successful than the Company in manufacturing and marketing their products and may be able to use their greater resources and to leverage existing relationships to obtain a competitive advantage over the Company. There can be no assurance that the Company will continue to compete effectively. See "Description of Business--Computer Telephony and Telecommunications Division--Competition."

     In addition, the master agents that purchase the Company's Talkie Power Web Line Machine and resell the available telephone time may face increasing competition as a result of deregulation in foreign countries, which could result in competition from other service providers with large, established customer bases, close ties to governmental authorities in their home countries and decreased prices for direct-dialed international calls. Master agents' customers could become unwilling to use the master agents' services, which would adversely affect the Company's ability to sell the Talkie Power Web Line Machine and also reduce the Company's income from its participation in its joint venture with Nissko Telecom, L.P. described under "Description of Business--Computer Telephony and Telecommunications Division--Talkie--Arrangements with Nissko."

  Adverse Regulation

     Government-owned monopolies operate the telephone systems of many of the countries to which the Company's Talkie Power Web Line Machine is used to provide telephone services. While the Company is not aware that any such action is contemplated by any of these entities, there can be no assurance that in the future one or more of them will not adopt regulations limiting or prohibiting persons such as the Company's master agents from providing such services. The effect of such regulation could be to reduce the Company's ability to sell the

Talkie Power Web Line Machine and also to reduce the Company's income from its participation in its joint venture with Nissko Telecom, L.P. described under "Description of Business--Computer Telephony and Telecommunications Division--Talkie--Arrangements with Nissko."

  Risks Regarding International Operations

     The master agents that purchase the Company's Talkie Power Web Line Machine and purchasers of the Company's Talkie-Globe system use the Company's products to provide services to foreign countries. These purchasers of the Company's products will be subject to the risks associated with international operations, including unexpected changes in legal and regulatory requirements such as those described in the preceding paragraph, changes in tariffs, exchange rates and other barriers, political and economic instability, difficulty in accounts receivable collection, longer payment cycles, difficulty in maintaining and repairing equipment abroad, possible confiscation of equipment and potentially adverse tax consequences. The realization of these risks by purchasers of the Company's Talkie products could adversely affect the ability of the Company to sell its Talkie products and could reduce the Company's income from its participation in its joint venture with Nissko Telecom, L.P. described under "Description of Business--Computer Telephony and Telecommunications Division--Talkie--Arrangements with Nissko."

Risks Associated with the Company's Plastics and Utility Products Division

     Uncertainty of Market Acceptance

     Although the Company believes that the products being developed by its Plastics and Utility Products division offer certain advantages over competitive products, there can be no assurance that such products will attain a sufficient level of market acceptance for such division to become profitable. In addition, with respect to the Company's spa and bath fixtures and related installation method, although the Company has received indications from several manufacturers and producers of whirlpool baths, spas and tubs that they will purchase the Company's fixtures, they are not obligated to do so. No assurance can be given that such manufacturers and producers will make such purchases initially, or if they do, that they will be sufficiently satisfied with such fixtures to continue making such purchases.

  Proprietary Rights; Risk of Infringement

     The success of the Company's Plastics and Utility Products division will depend in part upon the strength of its patents and its ability to operate without infringing the proprietary rights of others. The Company has two United States patents and one Canadian patent application relating to the armored conduit technology and has filed an application for a United States patent relating to its spa and bath fixtures and related installation method. The Company has also filed two applications relating to the spa and bath fixtures and related installation method under the Patent Cooperation Treaty designating Australia, Canada, China, Japan and the European Patent Office (up to 18 countries) as recipient countries. Under such treaty, the Company will have the option to individually file separate applications in the designated countries at an appropriate future date. There can be no assurance that the Company will choose to file such separate applications or that any of the Company's applications for patents will be granted. Nor can there be any assurance that any patents that issue from such applications or the Company's issued patents will not be challenged and, if challenged, will be upheld. Nor can there be any assurance that issued patents will provide the Company with a significant competitive advantage. See "Description of Business--Plastics and Utility Products Division--Intellectual Property."

     Moreover, the Company may be required to defend a claim of infringement or to institute litigation to prevent infringement. The costs of such litigation, even if the Company is successful, can be substantial and may be beyond the Company's financial capability. If the Company were unsuccessful in its defense of an infringement claim, it could be liable for substantial damages and could be enjoined from manufacturing or selling the infringing product or required to obtain a license which may not be available on acceptable terms or at all.

Risks Associated with the Company's Automotive Sales Division

     Dependence on Automobile Manufacturers

     Like other franchised new vehicle dealers, the Company will be significantly dependent upon its relationships with, and the success of, the manufacturers with whom it will have entered into franchised dealerships after the completion of the Major Auto Acquisition. The Company will also be dependent on the manufacturers to provide it with an inventory of new vehicles. The most popular vehicles tend to provide Major Auto with the highest profit margin and are the most difficult to obtain from the manufacturers. In order to obtain sufficient quantities of these vehicles, the Company may be required to purchase a larger number of less desirable makes and models than it would otherwise purchase. Sales of less desirable makes and models may result in lower profit margins than sales of more popular vehicles. If the Company is unable to obtain sufficient quantities of the most popular makes and models, its profitability may be adversely affected.

     The Company's franchise agreements with the manufacturers, like those of other franchised new vehicle dealers, will not grant it the exclusive right to sell that manufacturer's vehicles within a given geographical area. Accordingly, a manufacturer could grant another dealer a franchise to start a new dealership or permit an existing dealer to relocate to a geographic location that would be directly competitive with the Company. Such an event could have a material adverse effect on the Company's business, financial condition and results of operations.

     As is typical of franchised new vehicle dealers, the success of the Company's franchises will depend to a great extent on the success of the respective manufacturers. The Company's success will therefore be linked to the financial condition, marketing, vehicle demand, production capabilities and management of the manufacturers. Events such as labor strikes or negative publicity concerning a particular manufacturer could adversely effect the Company. The Company has attempted to lessen its dependence on any one manufacturer by acquiring Major Auto, who has entered into franchise agreements with multiple manufacturers covering different physical locations. In addition, the Company expects to be less dependent on the manufacturers than some other franchised new car dealers through its acquisition of Major Auto's fleet and used-vehicle sales business.

  Automakers' Control Over Dealerships

     Historically, manufacturers have exercised significant control over dealerships through the terms and conditions of the franchise agreements pursuant to which the Major Auto dealerships operate. These franchise agreements restrict dealerships to specific locations and retain for the manufacturers approval rights over changes in the dealerships' ownership and management. The Company's ability to expand through the acquisition of new dealerships after the completion of the Major Auto Acquisition will require the consent of the manufacturers. The Company has been advised by General Motors that Major Auto does not currently meet General Motors' criteria to allow acquisition of additional General Motors' dealerships without seeking approval for each acquisition. The effect of this is that should the Company determine to acquire additional General Motors' dealerships in the future, it will be required to obtain General Motors' approval on a case-by-case basis. While Major Auto's acquisitions to date have been approved and Major Auto has not been materially adversely affected by other limitations imposed by the manufacturers, there can be no assurance that the Company will in the future be able to obtain necessary approvals on acceptable terms or that it will not be materially adversely affected by other limitations.

     The franchise agreements between Major Auto and the manufacturers are for fixed terms with no renewal obligation on the part of the manufacturers and permit the manufacturers to terminate the agreements for a variety of causes. The franchise agreements between the Company and the manufacturers will have similar provisions. Major Auto has advised the Company that it believes that it has been and is in material compliance with the terms of its franchise agreements. While none of the manufacturers has terminated or failed to renew its franchise agreement with Major Auto, any such termination or failure to renew could have a material adverse effect on the Company and its business, financial condition and results of operations. See "Description of Business--Automotive Sales Division--Relationships with Manufacturers."

  Competition

     The automobile dealership business is highly competitive. Major Auto's competitors include automobile dealers, private sellers of used vehicles, used vehicle dealers, other franchised dealers, service center chains and independent service and repair shops. Gross profit margins on the sale of new vehicles have been decreasing over the past two decades and the used car market faces increasing competition from independent leasing companies and from used vehicle "superstores" that may have inventories that are larger and more varied than Major Auto's. Some of Major Auto's competitors may be larger, have access to greater financial resources and be capable of operating on smaller gross margins than Major Auto. There can be no assurance that the Company will continue to compete effectively or that manufacturers will not modify the historical automobile franchise system in a manner that increases competition among dealers or market and sell their vehicles through other distribution channels. See "Description of Business--Automotive Sales Division--Competition."

  Mature Industry; Cyclical Nature of Automobile Sales; Geographic Concentration of Operations

     The United States automobile industry is generally considered to be a mature industry in which minimal growth is expected in unit sales of new vehicles. In addition, the market for automobiles, particularly new vehicles, is subject to substantial cyclical variation and has experienced significant downturns characterized by oversupply and weak demand. Many factors affect the automobile industry, including general and local economic conditions, taxes, consumer confidence, interest rates, credit availability, and the level of personal discretionary income. A material decrease in vehicle sales by the Company from the historical level of vehicle sales achieved by Major Auto would materially adversely affect its business, financial condition and results of operations.

     In addition, all of the Major Auto dealerships to be acquired by the Company are located in the New York metropolitan area. While the Company may pursue acquisitions outside of the New York metropolitan area, the Company expects that its automotive operations will be concentrated in the New York metropolitan area for the foreseeable future. As a result, the Company's results of operations will depend substantially on general economic conditions and consumer spending habits and preferences in the New York metropolitan area, as well as various other factors, such as tax rates and applicable state and local regulation. There can be no assurance that the Company will be able to expand geographically or that any such expansion will adequately insulate it from the adverse effects of local or regional economic conditions. See "Description of Business--Automotive Sales Division--Growth Strategy."

  Governmental Regulation

     Major Auto's operations are, and after the completion of the Major Auto Acquisition the Company's operations will be, subject to various Federal, state and local laws and regulations including those relating to local licensing and consumer protection. While Major Auto has advised the Company that it believes that it maintains all requisite licenses and permits and that it is in substantial compliance with all applicable laws and regulations, there can be no assurance the Company or Major Auto will be able to continue to maintain all requisite licenses and permits or to comply with applicable laws and regulations, and its failure to do so could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the adoption of any new laws or regulations and the cost to the Company of complying therewith, could have a material adverse effect on its business, financial condition and results of operations.

     In addition, as with automobile dealerships generally, and parts and service operations in particular, Major Auto's business involves the use, handling and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as motor oil, waste motor oil and filters, transmission fluid, antifreeze, freon, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels. Accordingly, Major Auto is, and after the completion of the Major Auto Acquisition the Company will be, subject to Federal, state and local environmental laws governing health, environmental quality, and remediation of contamination at facilities it operates or to which it sends hazardous or toxic substances or wastes for treatment, recycling or disposal. Major Auto has advised the Company that it believes that it is in material compliance with all environmental laws and that such compliance will not have a material adverse effect on its business, financial condition or results of operations. However, environmental laws are complex and subject to frequent change. There can be no assurance that compliance with amended, new or more stringent laws, stricter interpretations of existing laws or the future discovery of environmentally hazardous conditions will not require material expenditures by the Company. See "Description of Business--Automotive Sales Division--Governmental Regulation."

                              PLANNED ACQUISITION

     The Company and its wholly-owned subsidiary Major Acquisition Corp. have entered into a merger agreement with Major Auto and its sole stockholder, Bruce Bendell, who is the Company's Chairman and the beneficial owner of approximately 39.7% of the Company's outstanding Common Stock. Bruce Bendell owns all of the issued and outstanding shares of common stock of Major Chevrolet and Major Subaru and 50% of the issued and outstanding shares of common stock of Major Dodge and Major Chrysler, Plymouth, Jeep Eagle, which, collectively, operate five franchised automobile dealerships. See "Risk Factors--Risks Associated with the Company Generally--Conflicts of Interest."

     Pursuant to the merger agreement, Bruce Bendell will contribute to Major Auto all of his shares of common stock of Major Chevrolet, Major Subaru, Major Dodge and Major Chrysler, Plymouth, Jeep Eagle. Major Acquisition Corp. will then acquire from Bruce Bendell all of the issued and outstanding shares of common stock of Major Auto in exchange for shares of a new class of the Company's preferred stock. Harold Bendell, Bruce Bendell's brother, owns the remaining 50% of the issued and outstanding shares of common stock of Major Dodge and Major Chrysler, Plymouth, Jeep Eagle. Major Acquisition Corp. will purchase Harold Bendell's shares for $4 million in cash under a stock purchase agreement. See "Use of Proceeds."

     The preferred stock to be issued to Bruce Bendell will be called the "1997-MAJOR Series of Convertible Preferred Stock." It will have voting rights and will be convertible into the Company's Common Stock. The number of shares of Common Stock into which the new class will be convertible is the greater of (i)
1.8 million shares and (ii) that number of shares that have a market value of $6,000,000. The market value per share for this purpose will be the mean between the closing bid and ask prices for the Common Stock over the 20 trading days immediately prior to the date of issuance of the preferred stock. See "Description of Securities--Preferred Stock."

     The merger agreement allocates the value of the consideration payable to Bruce Bendell as follows: (i) 61% to Major Chevrolet; (ii) 5.8% to Major Subaru;
(iii) 16.6% to Major Dodge; and (iv) 16.6% to Major Chrysler, Plymouth, Jeep Eagle. The stock purchase agreement allocates the value of the consideration payable to Harold Bendell 50% to each of Major Dodge and Major Chrysler, Plymouth, Jeep Eagle. The Major Auto dealership were valued for purposes of the proposed merger at eight times adjusted earnings before interest and taxes for their respective 1996 fiscal years. Adjusted earnings includes officers' salaries, expenses not directly related to operations, non-recurring legal expenses and LIFO adjustments. The Company believes that the eight times earnings multiple is a relatively common pricing/valuation convention in the automobile industry.

     The closing of the Major Auto Acquisition is presently scheduled for March 20, 1998. The parties have the right to agree to an earlier date. A condition to the closing is that all manufacturers' approvals have been obtained. If this condition remains unsatisfied on the scheduled closing date, the merger agreement and the stock purchase agreement provide three alternatives: (i) the Company can elect not to close, (ii) the parties may agree to extend the closing date to provide additional time to obtain such approvals or (iii) the Company may elect to consummate the Major Auto Acquisition with Major Auto owning, and Harold Bendell selling, only those dealerships with respect to which the manufacturers' approvals have been obtained. In the latter case, the number of shares issuable to Bruce Bendell and the monetary amount payable to Harold Bendell will be reduced in accordance with the value allocations described above, but the parties are obligated to use their best efforts during the 90-day period following the closing to obtain the missing approvals so that the non-included dealership subsidiaries can be transferred to the Company at a later time. To date, Subaru Distributors Corp. has consented to the change in ownership of the Subaru dealership and General Motors Corporation has consented to the change in ownership of the Chevrolet dealership. The Company and Major Auto are still awaiting the consent of Chrysler Corporation to the change in ownership of the Dodge and/or its Chrysler, Plymouth, Jeep and Eagle franchises. If the consent of Chrysler Corporation is not obtained, the Company expects to pursue other dealership acquisitions using the $2,000,000 or $4,000,000 of dealerships proceeds of this offering that would be otherwise unapplied in that event.

                             POTENTIAL ACQUISITION

     The Company has signed a Letter of Intent (the "Lichtenberg Letter of Intent") with the shareholders of Lichtenberg Robbins Buick, Inc., d/b/a Lichtenberg Buick, and Lichtenberg Motors, Inc., d/b/a Lichtenberg Mazda, looking towards the acquisition by the Company or one of its wholly-owned subsidiaries of all of the issued and outstanding common stock of Lichtenberg Buick and Lichtenberg Mazda. The Lichtenberg Letter of Intent contemplates that the parties will negotiate definitive documentation that will provide for such acquisition for an aggregate purchase price equal to the pro forma after-tax earnings of Lichtenberg Buick and Lichtenberg Mazda for the twelve months ending December 31, 1996 multiplied by eight. Twenty-five percent of the purchase price (but in no event less than $500,000) is to be payable in cash and the balance is to be payable in Common Stock of the Company. Either party will have the right to terminate the transactions contemplated by the Lichtenberg Letter of Intent if, among other things, lower-than-expected earnings result in a purchase price of less than $1.8 million. The definitive documentation is also expected to provide that Peter Lichtenberg, who presently manages Lichtenberg Buick and Lichtenberg Mazda, would continue to manage such dealerships after such acquisition. The Company and the shareholders of Lichtenberg Buick and Lichtenberg Mazda, including Peter Lichtenberg, are presently negotiating the terms of a purchase contract relating to such acquisition. Based upon preliminary financial and other information in the Company's possession relating to the business and operations of Lichtenberg Buick and Lichtenberg Mazda, the Company does not believe that such acquisition, if consummated, would have a material impact on the financial position of the Company. In connection with the proposed Major Auto Acquisition, the Company has been advised by General Motors that Major Auto does not currently meet General Motors' criteria to allow acquisition of additional General Motors' dealerships without seeking approval for each acquisition. The effect of this is that should the Company determine to acquire Lichtenberg Buick or other additional General Motors' dealerships in the future, it will be required to obtain General Motors' approval on a case-by-case basis.

     The foregoing transaction is in the preliminary stages and is subject to significant further negotiation and due diligence as part of the preparation and execution of definitive agreements. There can be no assurance that this transaction will occur.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of 1,150,000 shares of Common Stock offered by the Company hereby, assuming an initial public offering price of $6.00 per share, are estimated to be approximately $5,775,000 ($6,706,500 if the Underwriter's over-allotment option is exercised in full) after deducting the estimated underwriting discounts and commissions and other offering expenses payable by the Company. The Company currently intends to use the estimated net proceeds of this offering as follows:

                                                                                      Approximate
Anticipated Use of Net Proceeds                                                         Amount       Percentage
-------------------------------                                                       ------------   -----------
To finance the acquisition from Harold Bendell of 50% of the common stock of
 Major Dodge and Major Chrysler, Plymouth, Jeep Eagle   ...........................    $4,000,000        69.3%
To finance continued research in the Company's Plastics and Utility Products divi-
 sion, the development and testing of prototypes of spa and bath fixtures, com-
 mercial production of such fixtures and establishment of office facilities........    $  533,000         9.2%
To finance continued research and development activities of its Computer Tele-
 phony and Telecommunications division and for the general corporate and work-
 ing capital needs of that division's research and development subsidiary              $  384,000         6.6%
To commence operations by the service subsidiary in the Company's Computer
 Telephony and Telecommunications division  .......................................    $   75,000         1.3%
For working capital and general corporate purposes of the Company(1)   ............    $  783,000        13.6%
                                                                                       ----------        ----
Total   ...........................................................................    $5,775,000         100%
                                                                                       ==========        ====

---------------------

(1) In the event that the acquisition contemplated by the Lichtenberg Letter of Intent is consummated, the Company intends to use substantially all of the amounts designated for the Company's working capital and general corporate purposes to finance the cash portion of such acquisition.

     The foregoing represents the Company's best estimate of the allocation of the net proceeds of this offering, based upon the current status of its operations and anticipated business plans. It is possible, however, that the net proceeds of this offering will be reapportioned among the above categories or to new categories, in response to, among other things, changes in the economic climate or unanticipated complications, delays or expenses. In particular, in the event that Chrysler Corporation does not approve the transfer to the Company of Major Auto's Dodge franchise and/or its Chrysler, Plymouth and Jeep Eagle franchises in connection with the Major Auto Acquisition and the Company nevertheless elects to consummate the Major Auto Acquisition without acquiring such franchises, the Company would allocate $2 million or $4 million of the net proceeds of this offering to other purposes. In the event all or any portion of the Major Auto Acquisition is not consummated, the Company expects to pursue other dealership acquisitions using the proceeds of this offering that would be otherwise unapplied in that event. The Company currently estimates that the net proceeds of this offering, together with the Company's existing capital resources, will be sufficient to meet the Company's liquidity and working capital requirements for a period of at least twenty-four months from the completion of this offering. The amount and timing of expenditures will be made in the discretion of the Company's Board of Directors. Pending the application of such proceeds, the Company will invest the net proceeds of this offering in short-term, interest bearing securities.


                                   DILUTION

     The net tangible book value of the Company at September 30, 1997 was $1,142,600 or $0.17 per share of Common Stock. Net tangible book value per share represents the amount of total tangible assets of the Company less total liabilities of the Company and the liquidation preference of outstanding Preferred Stock, divided by the number of shares of outstanding Common Stock. After giving effect to (i) the receipt and application of the estimated net proceeds from the sale by the Company of 1,150,000 shares of Common Stock at an assumed initial public offering price of $6.00 per share (after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company); (ii) the receipt by the Company of proceeds from the exercise of the Selling Shareholders' Warrants; and (iii) the consummation of the Major Auto Acquisition, the net tangible book value of the Company at September 30, 1997 would have been approximately $3,005,063 or $0.36 per share of Common Stock, representing an immediate increase in net tangible book value of $0.19 per share of Common Stock to the Company's existing shareholders and an immediate dilution of $5.64 per share of Common Stock to investors in the Offering. "Dilution" is determined by subtracting net tangible book value per share after the offering from the offering price to investors.


     The following table illustrates this per share dilution:

Assumed initial public offering price per share   .......................................               $ 6.00
Net tangible book value per share, before this offering .................................    $ 0.17
Increase in net tangible book value per share attributable to new investors and the clos-
 ing of the Major Auto Acquisition                                                             0.19
Pro forma net tangible book value after this offering and the closing of the Major Auto       -----
 Acquisition  ...........................................................................                 0.36
                                                                                                        ------
Dilution per share to new investors   ...................................................               $ 5.64
                                                                                                        ======

     If the Underwriter's over-allotment option is exercised in full, the pro forma net tangible book value per share of Common Stock after this offering would be $0.46 per share, which would result in dilution to new investors of $5.54 per share of Common Stock.

     The foregoing dilution discussion assumes no exercise of warrants or options and no conversion of shares of the 1997-MAJOR Series of Convertible Preferred Stock into Common Stock or the 1996-MAJOR Series of Convertible Preferred Stock into Common Stock after September 30, 1997, except for the exercise of the Selling Shareholders' Warrants and the conversion of 125,000 shares of the 1996-MAJOR Series of Convertible Preferred Stock into 250,000 shares of Common Stock in connection with this offering. As of September 30, 1997, there were outstanding warrants to purchase an aggregate of 1,237,000 shares of Common Stock and the 1996-MAJOR Series of Convertible Preferred Stock which is convertible into at least 500,000 shares of Common Stock. To the extent additional outstanding warrants or options are exercised or additional shares of the 1996-MAJOR Series of Convertible Preferred Stock are converted into Common Stock, there will be further dilution to new investors.

                                CAPITALIZATION

     The following table sets forth the capitalization of the Company at September 30, 1997 and as adjusted to give effect to (i) the sale of 1,150,000 shares of Common Stock offered hereby at an assumed public offering price of $6.00 and after deducting underwriting discounts and commissions and estimated offering expenses and the application of the estimated net proceeds of $5,775,000 therefrom as described in "Use of Proceeds" and (ii) the consummation of the Major Auto Acquisition. This table should be read in conjunction with "Management's Discussion and Analysis" and the Financial Statements and Notes to Financial Statements included elsewhere in this Prospectus.


                                                                                  At September 30, 1997
                                                                               ---------------------------
                                                                            (in thousands, except share data)
                                                                                Actual       As Adjusted
                                                                               ----------   --------------
Shareholders' equity:
   Shares of Preferred Stock, authorized, 2,000,000 shares of $.01 par value;
    250,000 shares issued and outstanding (1,025,100 as adjusted) (1)
      1996-MAJOR Series of Convertible Preferred Stock .....................   $    2.5        $  1.25
      1997-MAJOR Series of Convertible Preferred Stock .....................        0.0           9.00
      1997A-MAJOR AUTOMOTIVE GROUP Series of Convertible
       Preferred Stock   ...................................................        0.0           0.00(2)
                                                                               --------     -------------
         Total Preferred Stock .............................................        2.5          10.25
   Shares of Common Stock; authorized, 50,000,000 shares of $.01 par value; issued and outstanding, 6,877,700 shares at September 30,
    1997 (8,327,700 shares, as adjusted) (3)  ..............................       68.8          83.28
   Additional paid-in capital  .............................................    5,240.4      17,055.72
   Cumulative translation adjustment .......................................        0.2           0.22
   Retained earnings  ......................................................    1,228.6       1,228.59
                                                                               --------     -------------
         Total shareholders' equity and total capitalization ...............   $6,540.5     $18,377.96
                                                                               ========     =============

------------
(1) Includes the issuance of 900,000 shares of the 1997-MAJOR Series of Convertible Preferred Stock and 100 shares of the 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock in connection with the Major Auto Acquisition and the conversion of 125,000 shares of the 1996-MAJOR Series of Convertible Preferred Stock into 250,000 shares of Common Stock in connection with this offering.

(2) Includes the issuance of 100 shares of the 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock.

(3) Adjusted number of shares includes shares offered by the Company and the Selling Shareholders in this offering. It does not include (i) an aggregate of 1,237,000 of the 1,287,000 shares of Common Stock issuable upon the exercise of options and warrants outstanding as of September 30, 1997, (ii) 495,800 shares of Common Stock reserved for issuance under the Company's Employees Performance Recognition Plan, (iii) an aggregate of at least 250,000 shares of Common Stock issuable upon conversion of the Company's 1996-MAJOR Series of Convertible Preferred Stock, (iv) an aggregate of at least 1,800,000 shares of Common Stock issuable upon conversion of the Company's 1997-MAJOR Series of Convertible Preferred Stock, (v) 115,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrant and (vi) 172,500 shares of Common Stock issuable upon exercise of the Underwriter's over-allotment option.

(4) Includes the receipt by the Company of $62,500 upon the exercise of the Selling Shareholders' Warrants to acquire 50,000 shares of Common Stock for $1.25 per share.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following discussion of the operations, financial condition, liquidity and capital resources of the Company and of Major Auto should be read in conjunction with the Company's audited Consolidated Financial Statements and related notes thereto, and with the Major Auto's audited Combined Financial Statements and related notes thereto, included elsewhere in this prospectus.

     This Prospectus also contains, in addition to historical information, forward-looking statements that involve risks and uncertainty. The Company's and/or Major Auto's actual results could differ significantly from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed in "Risk Factors" as well as those discussed elsewhere in this Prospectus.

Overview

   The Company

     The Company is a holding company whose primary purpose is the consolidation of the retail automotive industry and the acquisition and development of synergistic technological businesses to enhance its ability to sell automotive and related products. Through its planned acquisition of Major Auto, the Company will become one of the largest-volume retailers in New York City of new and used vehicles.

     The Company was incorporated in November, 1995. Its first full year of operations was 1996. This was a year of growth which resulted from its acquisition of several companies and from their subsequent activities. Presently, the Company has three divisions: (i) Computer Telephony and Telecommunications; (ii) Leasing; and (iii) Plastics and Utility Products. The proposed Major Auto Acquisition will add a fourth, Automotive Sales.

     Through its Computer Telephony and Telecommunications division, the Company provides a broad range of telecommunications services. Included in its telecommunications product lines are (i) its proprietary software which enables consumers to place long-distance telephone calls at discounted rates and (ii) its variety of sophisticated interactive voice response applications. This division also developed, manufactures, markets and sells a proprietary computer software system that provides multi-lingual accounting and business management applications.

     The Company's Plastics and Utility Products division currently consists of a development-stage company which was acquired in 1996. Its proprietary products include a line of spa and bath fixtures for use in whirlpool baths, spas, tubs and swimming pools and a light-weight, structurally strong, prefabricated conduit for underground electrical cables. As this division's products are still under development, no commercial sales have as yet been made.

     The operations of the Company's Leasing division consist of providing leases and other financing. Such activities are directed primarily toward the automotive vehicle market and are to be expanded to the purchasers of the Company's telecommunications hardware products.

   Major Auto

     Major Auto is one of the largest-volume retailers in New York City of new and used vehicles. It has the following five dealerships located in Queens, New
York: (i) Chevrolet; (ii) Chrysler and Plymouth; (iii) Dodge; (iv) Jeep and Eagle; and (v) Subaru. Major Chevrolet was founded in 1957, and its President, Bruce Bendell and brother, Harold Bendell, took control in 1985. Thereafter, they acquired additional dealerships and began operating Major Chevrolet and its affiliates as the Major Automotive Group.

     Major Auto offers a broad range of products and services through its dealerships. In addition to the sale of new and used cars and light trucks, Major Auto provides vehicle financing, insurance, replacement parts and service at each of its dealerships.

     Major Auto's management's philosophy is to increase customer traffic by offering new and used vehicles and a variety of complementary products at each of its locations. It believes that offering numerous vehicle brands appeals to a variety of customers, minimizes its dependence on any one manufacturer and reduces its exposure to supply problems and product cycles.

     In addition, Major Auto has historically been a technological innovator in its approach to selling cars. It has always been quick to understand and implement new technology in order to enhance its relationships with customers. Major Auto was one of the first dealerships to offer its customers a toll-free number to call and to provide price quotes by facsimile. Similarly, it has been a pioneer in using the World Wide Web to sell cars. Currently, Major Auto has been using the Company's interactive voice response system (Talkie AutoCom) to automatically allow customers to obtain and request information via the telephone. Talkie AutoCom is currently being programmed for directions, automated sales, product and order information and it will also be utilized to maintain a list of parts on back order, and to schedule and confirm maintenance appointments.

     Major Auto has focused its efforts on increasing its market share in the New York metropolitan area by: (i) generating customer loyalty by catering to their specific needs for automotive products or services and (ii) increasing vehicle sales volume by providing competitive sales prices. This has resulted in significant volume increases in 1996.

Results of Operations -- Fiscal Year Ended December 31, 1996 and
 Fiscal Year Ended December 31, 1995

   The Company

       Revenues. Inasmuch as 1996 was the first full year of operations for the Company, all revenue increases resulted from the commencement of previously planned activities and from companies acquired during that year.
   Revenues from operating divisions are as follows:

    Computer Telephony and Telecommunications................. $3,175,528
    Leasing................................................... $  258,947

  Included in the Computer Telephony and Telecommunications division's sales were $2,637,873 from the sale of hardware and $537,635 from the sale of software.

       Cost of sales. Cost of sales, aggregating $965,792 for the year ended December 31, 1996 includes the direct costs of materials, labor and overhead included in the Company's products sold through its Computer Telephony and Telecommunications division.

       Gross profit. The year 1996 was the first full year of operations for the Company's Computer Telephony and Telecommunications division. Gross profit for that division for the year ended December 31, 1996 aggregated $2,209,736 or 70.0% of sales. The Company anticipates that, over time, annual sales will increase and greater operating efficiencies will be achieved through experience, training and economies of scale. Management believes that as a result, gross profit for the Company's Computer Telephone and Telecommunications division will increase in terms of both dollars and percentage of sales.

       Selling, general and administrative expense. Selling, general and administrative expenses, which amounted to $1,126,901 in 1996 ($2,042 in 1995), include payroll and related expense attributable to senior management (although Mr. Bendell, Chairman, and Mr. Cohen, Chief Executive Officer, President and Treasurer of Company waived compensation from the Company in
   1996), finance, systems, sales, marketing and office administration, personnel, facilities costs and general office expenses pertaining to these functions, as well as outside professional fees. The increase in such expenses between 1996 and 1995, which were $933,487 for the Computer Telephony and Telecommunications division and $191,372 for the Leasing division are attributable to the commencement of planned activities for the former and the acquisition in October 1996 of the latter.

       Interest expense. The increase in interest expense of $19,757 to $24,132 in 1996 from $4,375 in 1995 relates primarily to the debt used to finance the vehicles and equipment leased by the Company's Leasing division which was acquired in October 1996 and, to a lesser extent, to interest on debt due from the acquisition of the Company's Computer Telephony and Telecommunications division in April 1996.

       Loss on joint venture. In March 1996, the Company's Computer Telephony and Telecommunications division formed a joint venture (the "Nissko Joint Venture") named Nissko Telecom, L.P., a limited partnership. The general partner of Nissko Telecom, L.P. is one of the Company's master agents. The Company has a 45% interest in the Nissko Joint Venture, whose purpose is to market and sell the available telephone time generated by the Company's Talkie Power Web Line Machines purchased by this master agent. Because 1996 was the start-up year, the Nissko Joint Venture incurred expenses disproportionate to its revenue generation and suffered from start-up inefficiencies. This resulted in a loss to the Company of $32,410. Management of the Company expects that, with the initial costs and start-up issues behind them, the Nissko Joint Venture will become profitable for the Company.

     Major Auto

       Revenues. Combined total sales for all of the Major Auto dealerships in 1996 increased $26.2 million to $144.7 million or 22.1% from its 1995 sales of $118.5 million. Total sales include new and used car sales, sales of parts and accessories, automotive repairs and fees from finance and insurance sales.

       During 1996 Major Auto added its Subaru dealership to its combined financial statements which accounted for approximately $5.6 million or 21.4% of the total sales increase. The balance of the sales increase came from same store sales which increased by approximately $20.6 million or 17.3%. The same store sales increases for (i) Chevrolet, (ii) Dodge and (iii) Chrysler, Plymouth, Jeep and Eagle ("CPJ/E") were $10.6 million, $4.2 million and $5.8 million, respectively, representing 52%, 20% and 28%, respectively, of the total same store sales increase. Individually, the same store sales increases represented an approximate 15%, 20% and 23% increase over prior years sales for Chevrolet, Dodge and CPJ/E, respectively.

       Cost of Sales. Cost of sales includes the dealers' cost for new vehicles (on the LIFO basis) and used vehicles (on the specific identification basis). Cost of sales also includes the costs of parts and materials used in repairs, as well as the related direct labor and direct overhead costs. Major Auto's cost of sales and profitability are also affected by the allocations of new vehicles which its dealerships receive from automakers. When Major Auto does not receive allocations of new vehicles adequate to meet customer demand, it purchases additional vehicles from other dealers at a premium to the manufacturers' invoice, reducing the gross margin realized on the sales of such vehicles. In addition, Major Auto follows a disciplined approach in selling vehicles to other dealers and wholesalers when the vehicles have been in the Major Auto inventory longer than the guidelines set by Major Auto. Such sales are frequently at or below cost and, therefore, affect Major Auto's overall gross margin on vehicle sales.

       The cost of sales for all of the Major Auto dealerships, aggregating $129.4 million, increased by $24.6 million, or 24%, in 1996 over the comparable 1995 costs of $104.7 million. The combining of the Subaru dealership in 1996 accounted for $5.2 million or 21% of the increase. The balance of the increase in cost of sales, $19.4 million, came from previously combined stores. The same store cost of sales increase for Chevrolet, Dodge and CPJ/E were approximately $10.1 million, $3.8 million and $5.5 million, representing 52%, 20% and 28% of the total same store cost of sales increase, respectively. Individually, the same store cost of sales increases were 16%, 21% and 25% for Chevrolet, Dodge and CPJ/E, respectively.

       Gross profit. The resulting combined gross profit for all dealerships of $15.3 million shows an increase of approximately $1.6 million, or 11.7%, in 1996 over the comparable 1995 amount of $13.7 million. Excluding the almost $385,000 gross profit of the Subaru dealership, the combined same store gross profit increased by approximately $1.2 million. The same store gross profit increases generated by Chevrolet, Dodge and CPJ/E were approximately $502,000, $328,000 and $353,000, respectively, representing 42%, 28% and 30%
   of the same store total increase. Individually, the same store gross profit increases were approximately 6%, 11% and 13% for Chevrolet, Dodge and CPJ/E, respectively.

       Gross profit as a percentage of sales for the combined group in 1996 was 10.6%, which represents a decrease of 1.0% from the combined gross profit percentage of 11.6% in 1995. Excluding Subaru's gross profit, the same store gross profit percentage for 1996 was 10.7%. On an individual dealership basis, gross profits (and gross profit as a percentage of sales) for the Chevrolet, Dodge and CPJ/E dealerships were $9.03 million (10.84%), $2.8 million (11.2%) and $3.1 million (10.1%). These amounts represent increases of gross profit amounts for the individual dealerships as shown in the preceding paragraph, but decreases in gross profit percentages of .88%, .69% and .90% for the Chevrolet, Dodge and CPJ/E operations, respectively.

       According to the National Automobile Dealers Association, in 1996, the average dealership's gross profit as a percentage of sales was 12.9%. The lower-than-average margins shown by Major Auto in 1996 is reflective of three primary factors: (i) the costs of doing business in New York City, especially labor costs and operating expenses, are higher than most other places in the country; (ii) New York City is among the most competitive areas; and (iii) Major Auto's policy has been to lower sales prices to increase market share and to convert as many vehicle purchases to leases in order to secure future profits on renewals and used car purchases.

       Operating expenses. Operating expenses consist of all selling, general and administrative expenses incurred in operating automotive dealerships. This encompasses all executive, sales and administrative salaries and commissions as well as advertising, facilities costs and outside professional fees. The executive compensation includes incentives and discretionary bonus paid to the owners, significant portions of which were paid in lieu of S Corporation distributions to enable stockholders to meet their income tax obligations.

       Operating expenses increased by $1.9 million or 16.6% in 1996 to $13.3 million from the 1995 amount of $11.4 million. Of this increase, approximately $400,000, representing about 21% of the increase, related to the inclusion of the Subaru dealership in 1996. On a same store basis, operating expenses increased by $1.5 million in 1996 to $12.9 million or 13.1%. As a percentage of revenue, on a same store basis, operating costs declined from 9.7% to 9.3%. The decrease of operating costs as a percentage of revenue between 1995 and 1996 is reflective of management's efforts to maintain appropriate overhead levels while increasing market share by emphasizing greater sales volume at lower prices.

       Interest expense. Interest expense relates primarily to amounts paid on floor plan borrowings, i.e., the monies borrowed to finance new car inventories. Interest expense declined by almost $225,000 or 11.8% to approximately $1.68 million in 1996 from $1.90 million in 1995. This reduction is primarily attributable to management's policy of reducing inventory levels, thereby minimizing the need for financing such assets.

       Income before income taxes. The decline in income before income taxes from $517,000 in 1995 to almost $422,000 in 1996, a decrease of $95,000 or
   18.5%, is attributable to Major Auto's efforts to build market share while temporarily sacrificing profit margins. Management carefully monitors profit margins as well as market factors, industry developments, general economic conditions and interest rates. It believes that it has the ability to control Major Auto's rate of growth and move profit margins to appropriate levels to adjust to changing conditions. As such, management is confident that Major Auto's margins can be restored to satisfactory levels.

       A new centralized computer system for all dealerships was installed in December 1996. This is expected to result in increased earnings before income taxes by giving all managers access to and control of inventories and documents and to eliminate duplicate labor costs.

       As Major Auto grows through acquisitions and internally, it is anticipated that economies and efficiencies of scale, the ability to order in economically advantageous quantities, and leverage with suppliers through volume purchases will result in reduced expenses. Additionally, executive compensation levels, as discussed above (see "Operating expenses"), are expected to decrease as a result of Major Auto's acquisition by the Company.

       Income taxes. Major Auto has elected to be taxed as an S Corporation under provisions of the Internal Revenue Code and New York State Franchise Tax Law. The stockholders are required to report Major Auto's taxable income or loss on their personal tax returns. Accordingly, such taxes are not reflected in Major Auto's financial statements. The taxes included in the financial statements relate to New York State and New York City. The former imposes a tax on the difference between the state corporate rates and the state's individual rates and the latter does not recognize S Corporation status.

Results of Operations -- Nine-Month Period Ended September 30, 1997 and
 Nine-Month Period Ended September 30, 1996

   The Company

       Revenues. Revenue for the nine-month period in 1997 increased by $2,384,132 to $3,528,927. Revenue for the comparable period in 1996 was $1,144,795. The sources for such increase were:

    Computer Telephony and Telecommunications................. $1,607,461
    Leasing................................................... $  776,671

   The 1997 amounts reflect a full nine months of operations for both divisions, whereas in 1996 the Computer Telephony and Telecommunications division only began operations during the second quarter and the Leasing division was not acquired until the beginning of the fourth quarter.

       Cost of sales. Cost of sales for the nine months ended September 30, 1997, all of which relates to the Computer Telephony and Telecommunications division, was $622,398 compared with $434,802 in the 1996 period. This is an increase of $187,596 or 43.2% and is reflective of nine full months of operations in 1997 compared with operations which commenced in the second quarter of 1996.

       Gross profit. Gross profit for the Computer Telephony and Telecommunications division in the 1997 period was $2,129,858 which represented an increase of $1,419,865, or 200%, over the prior comparable period's gross profit of $709,993. Additionally, gross profit as a percentage of the related revenue increased to 77.4% in the 1997 period over the 62.0% gross profit percentage in the comparable 1996 period. Both the dollar increase and the gross profit percentage of revenues increases are reflective of the significantly larger volume of sales and the concomitant reduction of costs as a percentage of sales based on savings from economies of scale, volume discounts and operating efficiencies.

       Selling, general and administrative expense. Selling, general and administrative expenses ("SG&A") increased a total of $945,264 to $1,805,210 in the 1997 period from $859,946 for the first nine months of 1996. Of this increase $416,611 relates to the Computer Telephony and Telecommunications division and $528,653 is from the Leasing division. SG&A for the Computer Telephony and Telecommunications division increased from $859,946 for the first nine months of 1996 (this division commenced operations in the second quarter of 1996) to $1,276,567 for the first nine months of 1997, a 48.5% increase. This increase is reflective of a full level of normal activity in 1997 compared with the start-up activities in 1996. The increase in selling, general and administrative expense for the Leasing division in 1997 is the result of a full nine months of activity in this division which was not acquired until the fourth quarter of 1996.

       Interest expense. Interest expense was $105,505 for the nine months ended September 30, 1997 compared with $25,950 for the comparable period in 1996. The increase of $79,555 relates primarily to the debt incurred to finance the vehicles and equipment leased by the Company's Leasing division during the current period. There was no comparable amount in the prior period.

       Income on joint venture. Income from the Nissko Joint Venture was $53,668 for the nine months ended September 30, 1997. In the comparable prior period, operations of this joint venture had not yet commenced.

     Major Auto

       Revenues. Combined total sales for all of the Major Auto dealerships in the nine months ended September 30, 1997 increased $13.8 million to $123.3 million or 12.6% from their comparable 1996 sales of $109.5 million.

   During the 1997 period, Major Auto included its Subaru dealership in its combined financial statements for nine months. In 1996, this dealership was included in the combined results beginning in the third quarter. The Subaru dealership accounted for approximately $2.6 million of the total net sales increase. The same store sales resulted in a net increase of $11.2 million, with Chevrolet and increasing $11.2 million or 17.7% and CPJ/E increasing $.5 million, offset by a decrease of like amount in the Dodge dealership.

       Cost of sales. The cost of sales for all of the Major Auto dealerships, in the period ended September 1997, aggregating $109.0 million, increased $11.1 million, or $11.3%, over the comparable 1996 costs of $97.9 million. The effect of the Subaru dealership for the full 1997 period accounted for $2.4 million of the net increase. The same store cost of sales increase (decrease) for Chevrolet, Dodge and CPJ/E were approximately ($8.3 million), ($500,000) and $830,000, respectively.

       Gross profit. The resulting combined gross profit for all dealerships of $14.3 million increased approximately $2.7 million, or 23.7%, in the 1997 period over the comparable 1996 amount of $11.5 million. $1.4 million of the increase was due to the reduction in the LIFO inventory reserve. The inclusion of the Subaru dealership for the entire nine-month period in 1997 contributed $182,000 to the gross profit increase. The balance of the gross profit increase was comprised of a $2.9 million increase from the Chevrolet dealership, partially offset by an aggregate decrease of ($310,000) from Dodge and CPJ/E.

       Gross profit as a percentage of sales for the combined group in the 1997 period was 11.57%, which represents an increase of 1.03% from the combined gross profit percentage of 10.54% in the comparable 1996 period. Excluding Subaru's gross profit the same store gross profit percentage for the nine months ended September 30, 1997 was 11.84%. On an individual dealership basis, gross profits (and gross profit as a percentage of sales) for the Chevrolet, Dodge and CPJ/E dealerships were $9.1 million (12.29%), $2.32 million (12.71%) and $2.38 million (9.81%). These amounts represent increases or (decreases) of gross profit amounts for the individual dealerships as shown in the preceding paragraph and increases (decreases) in gross profit as a percentage of sales of 2.36%, ($.30%) and (1.50%) for the Chevrolet, Dodge and CPJ/E operations, respectively.

       Operating expenses. Operating expenses increased by $1,191,036 or 11.87% in the nine months ended September 30, 1997 to $11.2 million from the comparable 1996 amount of $10.0 million. Of this increase, approximately $90,000, representing approximately 7.65% of the increase, related to the inclusion of the Subaru dealership in the full 1997 period. On a same store basis, operating expenses increased by a net $1,100,874 in the 1997 period to $10.8 million or 11.3%. As a percentage of revenue, on a same store basis, operating expenses increased from 9.2% to 9.3%.

       Interest expense. Interest expense declined approximately a net $50,000 or 3.8% to approximately $1.23 million for the nine months ended September 30, 1997 from $1.28 million in the comparable 1996 period. On a same store basis, the decline in interest expense was approximately $68,000 or 5.4%, from the comparable period the prior year.

       Income before income taxes. The increase in income before income taxes from $290,000 in the nine months ended September 30, 1996 to $1.91 million in the 1997 period, represents a total increase of $1.63 million or 556% from the prior year's nine months. $1.4 million (85%) of the increase was due to the reduction in the LIFO inventory reserve. Excluding Subaru, income before income taxes increased by $1.54 million or 475% from the comparable period in the prior year.

Liquidity and Capital Resources -- December 31, 1996

   The Company

     After its initial investor financing during the first quarter of 1996, the Company's primary source of liquidity was its cash flow from operations. Net cash provided by operating activities in 1996 was $137,442 on net income of $675,967 (net of non-cash charges of $725,433), offset by changes in working capital of $1,263,958. Such changes in working capital are principally attributable to (i) increases, by the Leasing division, in net financing leases of $1,612,675 and (ii) increases, by the Computer Telephony and Telecommunications division, in inventories, amounting to $1,173,082. These increases were offset, in part, by the increase in amounts due to affiliates of $1,184,177.

     Net cash used in investing activities in 1996 was $815,962 and related, primarily, to the acquisition of the Company's Computer Telephony and Telecommunications division.

     Cash flow generated from financing activities in 1996 aggregated $1,213,679. The net proceeds from the issuance of common stock and the exercise of warrants accounted for $984,000 of this amount.

     The Company, through its Leasing division, has arrangements with various banks and automotive lenders to finance leased vehicles and equipment.

     The Company believes that the funds generated from operations, together with existing cash, available credit from banks and other lenders and the net proceeds of this offering will be sufficient to finance its current operations, planned expansion and internal growth for at least the next 24 months.

     Major Auto

     Major Auto's primary source of cash flow is from its operations. Cash from operating activities in 1996 was $11.2 million compared with a net usage of cash in operations of ($15.3) million the prior year. This turnaround in cash provided by operating activities is primarily attributable to the significant reduction in inventories from the excessively high level of $31.6 million in 1995 to $25.3 million in 1996 and, to a lesser extent, to the reduction in trade receivables of approximately $3 million and the increase in customer deposits of approximately $1.1 million.

     Cash flow from investing activities in 1996 was approximately $161,000 and related primarily to the decrease in the amount of lease and rental vehicles.

     Financing activities used approximately $11.7 million in 1996. This was primarily the result of the reduction of floor plan notes by $11.4 million which is directly attributable to the decrease in inventory levels.

     Major Auto's working capital deficit as of December 31, 1996 was approximately ($2.9 million) compared with approximately ($3.8 million) at the end of 1995.

     Major Auto's significant need for funding is for the acquisition of inventory. Chrysler Credit Corp. has historically provided such funding and is expected to continue as the primary source for all of the makes and models of vehicles sold by Major Auto.

     Major Auto believes that the cash generated from operations, together with existing cash and the availability of floor planning and other credit availability from its current lenders will be sufficient to fund its expected short-term and long-term cash requirements. The shareholders of Major Auto have entered into a merger agreement providing for Major to be acquired by the Company.

Liquidity and Capital Resources -- September 30, 1997

   The Company

     The Company's primary source of liquidity for the nine months ended September 30, 1997 was $1,112,618 from its net income of $559,038, as adjusted by net non-cash charges, which aggregated $553,590. This net increase in cash was more than offset by (a) the net decrease in assets of $7,301 (resulting primarily from an increase in accounts receivable of $1,138,502, primarily attributable to the Computer Telephony and Telecommunications division as a result of increased sales by that division, offset by a decrease in inventories of $991,509 resulting primarily from sales of vehicles coming off lease in the Leasing division) and (b) a net decrease in liabilities amounting to $1,444,987 (primarily attributable to decreases in due to affiliates of $1,277,704 and accrued expenses of $405,362, partially offset by an increase in accrued income taxes of $336,622). The net result was a use of cash in operating activities of $339,660.

     The Company's investing activities, i.e., additions to property and equipment, primarily cars and trucks purchased for the Leasing division, used cash of $465,644 which was significantly offset by $417,632 provided by the Company's financing activities $653,750 from the proceeds from the exercise of warrants to purchase common stock, offset by payments of $236,118 on long-term debt.

     The foregoing activities, i.e., operating, investing and financing, resulted in a net cash decrease of $387,672 for the nine months ended September 30, 1997.

     Major Auto

     In the nine months ended September 30, 1997, Major Auto's cash from its operating activities was $7.2 million compared with a net increase of cash from operations of $10.7 million for the comparable period in prior year. This decrease in cash provided by operating activities is primarily attributable to the increase in trade receivables and decrease in customer deposits in the 1997 period.

     Cash flow from investing activities in the nine month 1997 period was approximately $3.1 million compared with a net usage of $1.6 million in the comparable 1996 period. This resulted primarily from the increase in lease and rental vehicles.

     Financing activities used approximately $10.6 million in cash in the nine-month period ended September 30, 1997 compared with a use of cash of $8.9 million n the comparable prior period. This was primarily the result of the decrease in the amounts due on floor plan notes, $10.6 million of which is directly attributable to the increase in inventory levels.

     Major Auto's working capital at September 30, 1997 was approximately $2.1 million compared with a working capital deficiency of almost ($2.9 million) at September 30, 1996.


                            DESCRIPTION OF BUSINESS

Introduction

     The Company was incorporated in Nevada on November 7, 1995. The Company is a holding company, which means it has no operations and derives revenues from operating subsidiaries. The operating subsidiaries of the Company are grouped into three divisions: (i) Computer Telephony and Telecommunications; (ii) Leasing; and (iii) Plastics and Utility Products. The proposed Major Auto Acquisition will add a fourth, Automotive Sales. Unless otherwise indicated, all references to the Company include reference to subsidiaries of the Company.

Automotive Sales Division

     General

     Major Auto, which the Company proposes to acquire (see "Planned Acquisition"), is one of the largest-volume automobile retailers in New York City. Major Auto owns and operates the following five franchised automobile dealerships in the New York metropolitan area: (i) Chevrolet; (ii) Chrysler and Plymouth; (iii) Dodge; (iv) Jeep and Eagle; and (v) Subaru. Major Auto also distributes General Motors vehicles in Russia. Through its dealerships, Major Auto sells new and used automobiles, provides related financing, sells replacement parts and provides vehicle repair service and maintenance.

     Major Auto's President, Bruce Bendell, has approximately 25 years experience in the automobile industry. He began selling and leasing used vehicles in 1972 and has owned and managed franchised automobile dealerships since he acquired Major Auto's Chevrolet dealership in 1985. Under Mr. Bendell's leadership, Major Auto has expanded from a single-franchise dealership having approximately $10 million in revenues and 25 employees in 1985 to a five-franchise dealership group having approximately $144 million in revenues and 170 employees in 1996.

   Industry Background

     Automobile manufacturers distribute their new vehicles through franchised dealerships. According to industry data from the National Association of Automobile Dealers ("NADA data"), in 1996, total dollar sales, consisting of the sale of all new and used vehicles and service and parts, of all franchised new-car dealerships increased 8% to a record high of $491 billion. Franchised dealerships located in the New York State had an average total dollar sales of $17.2 million.

     According to NADA data, on average, new vehicle sales constitute 58.1% of a franchised dealerships' total sales. Unit sales of new vehicles rose 3% in 1996 to a total of 15.1 million units sold. At an average retail selling price of $21,750 per vehicle, new vehicle sales totaled approximately $328 billion in 1996. From 1992 to 1996 sales revenue from the sale of new vehicles increased approximately 48.4%. The annual net profit of the typical United States franchised dealer's new vehicle department is estimated to be $37,626.

     According to NADA data, on average, used vehicle sales constitute 29.5% of a franchised dealerships' total sales. In 1996, franchised new vehicle dealers sold 11.8 million retail used vehicles. At an average selling price of $11,600 per vehicle, used vehicle sales totaled in approximately $170 billion in 1996. From 1992 to 1996 sales revenue from the retail sale of used vehicles increased approximately 77.2% and the combined sales revenue from the retail and wholesale sale of used vehicles increased approximately 71.6%. The annual net profit of the typical United States franchised dealer's used vehicle department is estimated be $101,889.

     The NADA data just cited shows that for all United States dealerships, the net profit from sales of used vehicles is approximately three times the net profit from the sales of new vehicles.

     The following table sets forth information regarding vehicle sales by franchised new vehicle dealerships for the periods indicated:

               UNITED STATES FRANCHISED DEALER'S VEHICLES SALES

                                                 1992        1993        1994         1995         1996
                                                 ----        ----        ----         ----         ----
                                                        (Units in millions; dollars in billions)
New vehicle unit sales .....................     12.9        13.9         15.1         14.8        15.1
New vehicle sales revenue(1) ...............   $221.0      $253.0      $ 290.0      $ 303.0      $328.0
Used vehicle unit sales -- retail  .........      9.3         9.9         10.9         11.4        11.9
Used vehicle retail sales revenue  .........   $ 77.3      $ 90.4      $ 111.0      $ 126.0      $137.0
Used vehicle unit sales -- wholesale  ......      5.8         6.4          6.8          7.0         7.2
Used vehicle wholesale sales revenue  ......   $ 22.0      $ 24.0      $  27.7      $  30.3      $ 33.4

----------
(1) Sales revenue figures were generated by multiplying the total unit sales by the average retail selling price of the vehicle for the given year.

Source: National Association of Auto Dealers Data 1997

     In addition to revenues from the sale of new and used vehicles, automotive dealerships derive revenues from repair and warranty work, sale of replacement parts, financing and credit insurance and the sale of extended warranty coverage. According to NADA data, revenues resulting from service and parts sales increased approximately 8% in 1996 for franchised dealerships, a portion of which is accounted for by the increase in the amount of used vehicle reconditioning. Revenue from parts and services constitutes, on average, approximately 12.4% of a franchised dealerships total sales and generates an annual net profit of $158,900.

     Automotive dealerships' profits vary widely and depend in part upon the effective management of inventory, marketing, quality control and responsiveness to customers. According to NADA data, in 1996, total franchised dealership gross profits were, on average, $2.7 million with an average net profit of $323,801.

     To reduce the costs of owning a new vehicle automobile manufacturers in recent years have offered favorable short-term lease terms. This has attracted consumers to short-term leases and has resulted in consumers returning to the new vehicle market sooner than if they had purchased a new vehicle with longer-term financing. In addition, this has provided new car dealerships with a continuing source of off-lease vehicles and has also enabled dealerships' parts and service departments to provide repair service under factory warranty for the lease term.

     The automotive dealership industry has been consolidating in recent years. Until the 1960s, automotive dealerships were typically owned and operated by a single individual who controlled a single franchise. However, because of competitive and economic pressures in the 1970s and 1980s, particularly the oil embargo of 1973 and the subsequent loss of market share experienced by United States automobile manufacturers to imported vehicles, many automotive dealerships were forced to close or to sell to better-capitalized dealer groups. Continued competitive and economic pressure faced by automotive dealers and an easing of restrictions imposed by automobile manufacturers on multiple-dealer ownership have led to further consolidation. According to NADA data, the number of franchised dealerships has declined from 36,336 in 1960 to 22,700 at the beginning of 1997.

     Major Auto believes that franchised automobile dealerships will continue to consolidate because the capital required to operate dealerships continues to increase, many dealership owners are approaching retirement age and certain automobile manufacturers want to consolidate their franchised dealerships to strengthen their brand identity. For example, General Motors Corporation is implementing a strategy to reduce its franchised dealerships by 1,500 from 8,400 by the year 2000. Major Auto believes that dealership groups that have significant equity capital and experience in acquiring and running dealerships will have an opportunity to acquire additional franchised dealerships.

     Operating Strategy

     Major Auto's operating strategy is to increase customer satisfaction and loyalty and to increase operating efficiencies. The Company intends to pursue the same operating strategy as Major Auto after completion of the Major Auto Acquisition. Key elements of this operating strategy are as follows:

     Use of Technology. Major Auto believes that it has achieved a competitive advantage through the use of technology. Major Auto was one of the first dealership groups to provide its customers with a 1-800 telephone number and price quotations via facsimile. During the past several years, Major Auto has sold approximately 25-50 vehicles per month from leads provided by electronic media, such as Bloomberg (since 1994) and the Internet (since 1995). Major Auto presently enables its customers to obtain credit approvals over the telephone via its proprietary Talkie-AutoCom, a customized application of the Company's "Talkie" telephone interactive voice response system, that operates 24 hours per day, seven days per week and in nine different languages. Major Auto is presently expanding its use of Talkie-AutoCom to permit customers to obtain answers to the most frequently asked questions, obtain price quotes, place orders, schedule and confirm service appointments, obtain directions to the dealership and request faxes of product and price information. Major Auto is also intending to expand its use of Talkie AutoCom to call its customers automatically to notify them of required maintenance, sales and promotions and to solicit customer satisfaction information. In addition, Major Auto intends to explore new ways to use technology to provide better customer service. Major Auto has developed and is in the process of beta-testing an Internet-based marketing system called MajorAuction.Com to provide electronically, visual and textual information regarding vehicles sold by Major Auto and enable customers to (i) purchase a new or used vehicle on-line, (ii) participate in a real-time auction for a specific vehicle, and (iii) arrange for the related financing. See "Computer Telephony and Telecommunications Division--Talkie."

     Leverage the Sale of International Calling Time. Major Auto will offer customers pre-paid international telephone calling time in connection with the purchase or lease of its automobiles. To accomplish this, Major Auto will utilize the Company's proprietary Talkie technology, which is able to provide users with international calling time at sharply discounted rates. Because Major Auto will purchase telephone time from the Company or one its master agents at below-market rates, the cost to Major Auto of implementing this program will be minimal compared with the savings to be realized by its customers. Major Auto's primary market, the New York metropolitan area, is home to many diverse ethnic groups who have family and friends whom they call frequently in their native countries. By offering pre-paid international telephone calling time with the purchase or lease of a vehicle, Major Auto believes that it can add value to its customers and thereby increase customer satisfaction and loyalty. See "Computer Telephony and Telecommunications Division--Talkie."

     Focus on Used Vehicle Sales. A key element of Major Auto's operating strategy is to focus on the sale of used vehicles. In 1996, approximately 20 million used cars were sold by dealers, double the number of such sales in 1980. Sales of used vehicles are generally more profitable than sales of new vehicles. The New York metropolitan area is one of the largest markets for used car sales in the United States and Major Auto sells more used cars in the New York metropolitan area than any other automobile dealership or dealership group. Major Auto strives to attract customers and enhance buyer satisfaction by offering multiple financing and leasing options and competitive warranty products on every used vehicle it sells. Major Auto believes that a well-managed used vehicle operation affords it an opportunity to (i) generate additional customer traffic from a wide variety of prospective buyers, (ii) increase new and used vehicle sales by aggressively pursuing customer trade-ins,
(iii) generate incremental revenues from customers financially unable or unwilling to purchase a new vehicle and (iv) increase ancillary product sales to improve overall profitability. To maintain a broad selection of high-quality used vehicles and to meet local demand preferences, Major Auto acquires used vehicles from trade-ins and a variety of sources nationwide, including direct purchases from individuals and fleets, and manufacturers' and independent auctions. Major Auto believes that the price at which it acquires used vehicles is the most significant factor contributing to the profitability of its used vehicle operations. Major Auto believes that, because of the large volume of used vehicles that it sells each month and the over 25 years of experience in the used vehicle business of its President, Bruce Bendell, it is able to identify quality used vehicles, assess their value and purchase them for a favorable price.

     Emphasize Sales of Higher Margin Products and Services. Major Auto generates substantial incremental revenue and achieves increased profitability through the sale of certain ancillary products and services such as financing, extended service contracts and vehicle maintenance. Major Auto provides its employees with special training and compensates them, in part, with commissions based on their sales of such products and services. Major Auto believes that these ancillary products and services enhance the value of purchased or leased vehicles and increase customer satisfaction.

     Provide a Broad Range of Products and Services. Major Auto offers a broad range of products and services, including a wide range of new and used cars and light trucks, vehicle financing, replacement parts and service. At its four locations, Major Auto offers, collectively, seven makes of new vehicles, including Chevrolet, Chrysler, Plymouth, Dodge, Jeep, Eagle and Subaru. In addition, Major Auto sells a wide variety of used vehicles at a wide range of prices. Major Auto believes that offering numerous makes and models of vehicles, both new and used, appeals to a wide variety of customers, minimizes dependence on any one automobile manufacture and reduces its exposure to supply problems and product cycles.

     Operate Multiple Dealerships in Target Market. Major Auto intends to become the leading automotive dealer in its target market by operating multiple dealerships in that market. To accomplish this, Major Auto intends to acquire new franchises in its existing market and to expand its existing franchises to new markets. This enables Major Auto to achieve economies of scale in advertising, inventory management, management information systems and corporate overhead.

     Target Sales to Ethnic Groups. Because the New York metropolitan area, Major Auto's primary market, is ethnically diverse, Major Auto targets its selling efforts to a broad range of ethnic groups. In addition to offering pre-paid international telephone calling time, Major Auto employs a multi-lingual sales force and intends to expand its electronic media to accommodate multiple languages.

     Employ Professional Management Techniques. Major Auto employs professional management techniques in all aspects of its operations, including information technology, employee training, profit-based compensation and cash management. Each of Major Auto's four dealership locations, its centralized used vehicle operation, and its two service and parts operations is managed by a trained and experienced general manager who is primarily responsible for decisions relating to inventory, advertising, pricing and personnel. Major Auto compensates its general managers based, in part, on the profitability of the operations they control rather than on sales volume. Major Auto's senior management meets weekly with its general managers and utilizes computer-based management information systems to monitor each dealership's sales, profitability and inventory on a daily basis and to identify areas requiring improvement. Major Auto believes that the application of its professional management techniques provides it with a competitive advantage over other dealerships and dealership groups and enables it to increase its profitability.

     Growth Strategy

     The Company intends to expand its business by acquiring additional dealerships and improving their performance and profitability by implementing its operating strategy. As part of its growth strategy, the Company intends to focus its efforts on dealerships or dealer groups that, among other criteria, possess either the sole franchise of a major automobile manufacturer or a significant share of new vehicle sales in each targeted market and that it believes are underperforming. In evaluating potential acquisition candidates, the Company will also consider the dealership's or dealer group's profitability, customer base, reputation with customers, strength of management and location (e.g., along a major thoroughfare or interstate highway), and the possibility that the Company will be able to acquire additional franchises in that market to achieve larger market share. Major Auto believes that the most attractive acquisition candidates can be found in the New York metropolitan area, but the Company may consider acquisitions in other markets. The Company's financing of such acquisitions may involve spending cash, incurring debt or issuing equity securities, which could have a dilutive effect on the then outstanding capital stock of the Company. The Company has been advised by General Motors that Major Auto does not currently meet General Motors' criteria to allow acquisition of additional General Motors' dealerships without seeking approval for each acquisition. The effect of this is that should the Company determine to acquire additional General Motors' dealerships in the future, including its potential acquisition of Lichtenberg Buick, it will be required to obtain General Motors' approval on a case-by-case basis. See "Potential Acquisitions."

     Upon completing an acquisition, the Company intends to implement its operating strategy, which includes selling more new and used vehicles, increasing finance revenues, enhancing employee training, lowering purchasing costs for used car inventories, supplies and outside vendor expenses. The Company also intends to install its management information system in acquired dealerships as soon as possible after the acquisition, which will allow its senior management to carefully monitor each aspect of the dealership's operations and performance. Whenever possible, the Company intends to implement its strategies and operation procedures prior to the closing of an acquisition to enable it to accelerate the implementation of its operating strategy after closing. See "--Operating Strategy."

     The Company believes that Major Auto's management team has considerable experience in evaluating potential acquisition candidates, determining whether a particular dealership can be successfully integrated into Major Auto's existing operations and implementing its operating strategy to improve their performance and profitability following the acquisition. For example, Bruce Bendell, Major Auto's President, acquired a Nissan dealership in Oyster Bay, New York in January 1997. The Nissan dealership is not owned or operated by Major Auto, but is majority-owned by Mr. Bendell and minority-owned by another individual otherwise unaffiliated with the Company or Mr. Bendell. Upon Mr. Bendell's acquisition of the Nissan dealership, it was selling 90 new and 20 used vehicles per month and was not generating any profits from such sales. Under Mr. Bendell's leadership, the dealership has expanded its sales to over 200 new and used vehicles per month. The Company also believes that an increasing number of acquisition opportunities will become available to it. See "Industry Background." The Company and Mr. Bendell are currently negotiating a letter of intent concerning the Company's acquisition of Oyster Bay Nissan. The acquisition would be subject to the completion of the Major Auto Acquisition. There can be no assurance that the Company and Mr. Bendell will agree on acceptable terms. Based upon preliminary financial and other information in the Company's possession relating to the business and operations of Oyster Bay Nissan, the Company does not believe that such acquisition, if consummated, would have a material impact on the financial position of the Company. However, if the purchase price for such acquisition were to have a significant cash component, the Company would likely be required to raise additional capital, either by incurring debt or issuing equity, to finance the consummation of such acquisition.

     With the exception of the Major Auto Acquisition, the negotiations with respect to Oyster Bay Nissan described above and the transaction described under "Potential Acquisition" above, the Company does not presently have any other material plans, proposals, arrangements or understandings with respect to potential acquisitions.

     Dealership Operations

     Major Auto owns and operates five automobile dealerships at four locations in Long Island City, New York. Major Auto conducts its parts and service business and its used vehicle business from three additional locations in Long Island City. Major Auto offers the following seven makes of new vehicles:
Chevrolet, Chrysler, Plymouth, Dodge, Jeep, Eagle and Subaru. Each location is run by a separate general manager who is responsible for overseeing all aspects of the business conducted at that location. Each of the parts and service locations has two general managers, one for parts and one for service. Each general manager meets with Major Auto's senior management, including Bruce and Harold Bendell, on a weekly basis.

     Following the acquisition of Major Auto by the Company, Bruce and Harold Bendell will continue to be responsible for senior-level management of the dealerships. The Bendell brothers and the Company expect that

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

this prospective continuity of senior management will facilitate obtaining the manufacturers' consents to the transfer of the dealerships to the Company. The Bendell brothers' management control will be accomplished through (i) their ownership of 100 shares of the Company's 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock (of which shares Bruce Bendell has a proxy to vote the 50 shares of the 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock owned by Harold Bendell for a seven-year period commencing on January 7, 1998) which carries voting rights allowing them to elect a majority of the Board of Directors of Major Auto, and through (ii) a related management agreement. See "Description of Securities--Preferred Stock--1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock" and "Certain Relationships and Related Transactions" below. Should either of the Bendell brothers cease managing the dealerships, the management agreement provides that ownership of his 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock shares and his management rights under the management agreement will be automatically transferred to the other, and should both brothers cease managing the dealerships for any reason, the shares and management rights will be automatically transferred to a successor manager designated in a successor addendum to each dealership agreement or, failing such designation, to a successor manager designated by the Company (subject to approval by the applicable manufacturers).

     New Vehicle Sales. Major Auto sells the complete product line of cars, sport utility vehicles, minivans and light trucks manufactured by Chevrolet, Chrysler, Plymouth, Dodge, Jeep, Eagle and Subaru. In 1996, Major Auto's dealerships sold 5,062 new vehicles generating total sales of approximately $109,100,000, which constituted approximately 76% of Major Auto's total revenues. Major Auto's gross profit margin on new vehicle sales in 1996 was approximately 7.3% as compared with the industry average for 1996 of 6.4%. The relative percentages of Major Auto's new vehicle sales among makes of vehicles in 1996 was as follows:

                                                      1996 Percentage of
               Manufacturer                            New Vehicle Sales
               ------------                           -------------------
                Chevrolet                                     51%
                Chrysler, Plymouth, Jeep and Eagle            19%
                Dodge                                         25%
                Subaru                                         5%

     The following table sets forth, for the periods shown, information with respect to Major Auto's new vehicle sales:

                               NEW VEHICLE SALES
                            (dollars in thousands)

                                    1994           1995            1996
                                    ----           ----            ----
   Unit sales  ...............       5,185          4,375           5,062
   Sales revenue  ............    $ 96,300       $ 90,000       $ 109,000
   Gross Profit   ............    $  7,200       $  7,200       $   8,000
   Gross Profit Margin  ......         7.5%           8.0%            7.3%

     Major Auto purchases substantially all of its new vehicle inventory directly from the respective manufacturers who allocate new vehicles to dealerships based upon the amount of vehicles sold by the dealership and the dealership's market area. As required by law, Major Auto posts the manufacturer's suggested retail price on all new vehicles, but the final sales price of a new vehicle is typically determined by negotiation between the dealership and the purchaser.

     In addition to its dealership operations, Major Auto has a distributorship agreement with General Motors Corporation ("General Motors") pursuant to which Major Auto distributes in Russia new vehicles manufactured by General Motors. Major Auto has realized revenues of approximately $300,000, $2,890,000 and $9,400,000 during its 1994, 1995 and 1996 fiscal years, respectively, from its distribution of General Motors vehicles in Russia. Major Auto's gross profits from such sales were approximately $17,000, $178,000 and $572,000, for its 1994, 1995 and 1996 fiscal years, respectively. Under its distributorship arrangement, Major Auto accepts orders from General Motors' automobile dealers in Russia for both standard and custom General Motors vehicles. Major Auto generally receives a deposit on the purchase price of the vehicle from the Russian dealer and releases the vehicle to the dealer upon full payment of the balance of the wholesale purchase price plus a percentage of the dealer's profit on the sale. Major Auto intends to expand its distributorship operation in the future to include the sale of used vehicles.

     Approximately 30% of Major Auto's unit sales of new vehicles are fleet sales, which are generally sales to commercial customers that register ten or more vehicles in a given year, and include taxi cab companies, police departments and small businesses. Major Auto has advised the Company that it believes that its fleet sales, and its service of fleet vehicles, protect it from some of the fluctuations in the retail automobile buying market, provide a source of off-fleet vehicles for its used vehicle operations and enhance its reputation and customer satisfaction. Fleet sales are generally awarded to a dealership on the basis of a blind competitive bidding process.

     Used Vehicle Sales. Major Auto offers a wide variety of makes and models of used vehicles for sale. In 1996, Major Auto sold 2,231 used vehicles generating total sales of approximately $22,840,000, which constituted approximately 16% of Major Auto's total revenues. Major Auto's gross profit margin on used vehicle sales in 1996 was approximately 14.4% as compared with the industry average for 1996 of 11%. Major Auto is the largest seller of used vehicles (based on unit sales and sales revenue) in the New York metropolitan area.

     Major Auto has consolidated its used vehicle operations for its various dealerships at a single site. Major Auto acquires the used vehicles it sells through customer trade-ins, at "closed" auctions which may be attended by only new vehicle dealers and which offer off-lease, rental and fleet vehicles, and at "open" auctions which offer repossessed vehicles and vehicles being sold by other dealers.

     Major Auto has advised the Company that it believes that the market for used vehicles is driven by the escalating purchase price of new vehicles and the increase in the quality and selection of used vehicles primar-ily due to an increase in the number of popular cars coming off short-term leases.

     The following table sets forth, for the periods shown, information with respect to Major Auto's used vehicle sales:

                              USED VEHICLE SALES
                            (dollars in thousands)

                                   1994           1995           1996
                                   ----           ----           ----
   Unit sales  ...............       2,050          2,145          2,231
   Sales revenue  ............    $ 12,670       $ 17,520       $ 22,840
   Gross Profit   ............    $  2,330       $  2,730       $  3,300
   Gross Profit Margin  ......        18.4%          15.6%          14.4%

     Parts and Service. Major Auto provides parts and service primarily for the makes of new vehicles that it sells, but also services other makes of vehicles. In 1996, Major Auto's parts and service operations generated total revenues of approximately $12,150,000, which constituted approximately 8% of Major Auto's total revenues at a gross profit margin of approximately 26.9%.

     The increased use of electronics and computers in vehicles has made it difficult for independent repair shops to retain the expertise to perform major or technical repairs. In addition, because motor vehicles are increasingly more complex and there are longer warranty periods, Major Auto has advised the Company that it believes that repair work will increasingly be performed at dealerships, which have the sophisticated equipment and skilled personnel necessary to perform the repairs.

     Major Auto has advised the Company that it considers its parts and service department to be an integral part of its customer service efforts and a valuable opportunity to strengthen customer relations and deepen customer loyalty. Major Auto attempts to notify owners of vehicles purchased at its dealerships when their vehicles are due for periodic service, thereby encouraging preventative maintenance rather than post-breakdown repairs.

     Major Auto's parts and service business provides a stable, recurring revenue stream to its dealerships. In addition, Major Auto has advised the Company that it believes that, to a limited extent, these revenues are countercyclical to new vehicle sales, since vehicle owners may repair their existing vehicles rather than purchasing new vehicles. Major Auto has advised the Company that it believes that this helps mitigate the effects of a downturn in the new-vehicle sales cycle.

     Major Auto does not operate a body shop, but instead contracts with third parties for body repair work.

     The following table sets forth, for the periods shown, information with respect to Major Auto's sales of parts and services:


                          SALES OF PARTS AND SERVICES
                            (dollars in thousands)

                                    1994            1995            1996
                                    ----            ----            ----
   Sales revenue  ............    $  10,990       $  11,070       $  12,150
   Gross Profit   ............    $   3,400       $   3,450       $   3,270
   Gross Profit Margin  ......         30.9%           31.2%           26.9%

     Vehicle Financing. Major Auto provides a wide variety of financing and leasing alternatives for its customers. Major Auto has advised the Company that it believes that its customers' ability to obtain financing at its dealerships significantly enhances Major Auto's ability to sell new and used vehicles. Major Auto has advised the Company that it believes that its ability to provide its customers with a variety of financing options provides it with a competitive advantage over many of its competitors, particularly smaller competitors that do not have sufficient sales volumes to attract the diversity of financing sources available to Major Auto.

     In most instances, Major Auto assigns its vehicle finance contracts and leases to third parties, instead of directly financing vehicle sales or leases, which minimizes the credit risk to which Major Auto is exposed. Major Auto typically receives a finance fee or commission from the third party who provides the financing. In certain limited instances in which Major Auto determines that its credit risk is manageable, estimated by Major Auto to be approximately 5% of its vehicles sales and leases, Major Auto directly finances the purchase or lease of a vehicle. In such instances, Major Auto will bear the credit risk that the customer will default, but will have the right to repossess the vehicle upon default. Major Auto maintains relationships with a wide variety of financing sources, including commercial banks, automobile finance companies, other financial institutions and the Company's subsidiary Major Fleet. Major Fleet purchases less than 10% of Major Auto's leases, and none of Major Auto's finance contracts.

     Sales and Marketing

     Major Auto has advised the Company that it believes that marketing and advertising are significant to its operations. As is typical in its industry, Major Auto receives a subsidy for a portion of its expenses from the automobile manufacturers with whom Major Auto has franchise agreements. The automobile manufacturers also assist Major Auto to develop its own advertising by providing it with market research.

     Major Auto's marketing effort is conducted over most forms of media including television, newspaper, direct mail, billboards and the Internet. Major Auto's advertising seeks to promote its image as a reputable dealer offering quality products at affordable prices and with attractive financing options. Each of Major Auto's dealerships periodically offer price discounts or other promotions to attract additional customers. The individual dealerships' promotions are coordinated by Major Auto and, because Major Auto owns and operates several dealerships in the New York City market, it realizes cost savings through volume discounts and other media concessions.

     Major Auto's operations have been enhanced by its ability to achieve economies of scale with respect to its marketing and advertising. Nationwide, the average cost of marketing and advertising per new vehicle sold in 1996 was approximately $335. Notwithstanding that advertising costs in the New York metropolitan area are generally higher than the national average, Major Auto's cost of marketing and advertising per vehicle sold have consistently been less than the national average. These lower costs result from the fact that Major Auto (i) has favorable contracts with four major area daily newspapers, (ii) advertises in lower-cost niche markets (such as local ethnic markets, employee purchase programs, and discount buying services) and (iii) utilizes telephonic marketing and electronic marketing via services such as the Internet and Bloomberg.

     Relationships with Manufacturers

     Each of Major Auto's dealerships operates under a separate franchise or dealer agreement which governs the relationship between the dealership and the relevant manufacturer. In general, each dealer agreement specifies the location of the dealership for the sale of vehicles and for the performance of certain approved services in the specified market area. The designation of such areas, the allocation of such areas and the allocation of new vehicles among dealerships is discretionary with the relevant manufacturer. Dealer agreements do not generally provide a dealer with an exclusive franchise in the designated market area. A dealer agreement generally requires that a dealer meet specified standards regarding showrooms, the facilities and equipment for servicing vehicles, the maintenance of inventories, the maintenance of minimum net working capital, personnel training and other aspects of the dealer's business. The dealer agreement also gives the relevant manufacturer the right to approve the dealer's general manager and any material change in management or ownership of the dealership. The dealer agreement provides the relevant manufacturer with the right to terminate the dealer agreement under certain circumstances, such as (i) a change in control of the dealership without the consent of the relevant manufacturer,
(ii) the impairment of the financial condition or reputation of the dealership,
(iii) the death, removal or withdrawal of the dealership's general manager,
(iii) the conviction of the dealership or the dealership's general manager of certain crimes, (iv) the dealer's failure to adequately operate the dealership or to maintain wholesale financing arrangements, (v) the bankruptcy or insolvency of the dealership or (vi) the dealer's or dealership's material breach of other provisions of the dealer agreement. Many of the dealership agreements require the consent of the relevant manufacturer to the dealer's acquisition of additional dealerships. In addition Major Auto's dealership agreement with General Motors, with respect to its Chevrolet dealership, gives General Motors a right of first refusal to purchase such dealership, which means that whenever Major Auto proposes to sell its Chevrolet dealership, it must first offer General Motors the opportunity to purchase that dealership.

     The dealership agreement that the Company will enter into with General Motors upon completion of the Major Auto Acquisition will impose several additional restrictions on the Company. Following the completion of the Major Auto Acquisition, the Company's Chevrolet franchise, and any other General Motors' franchises that the Company may subsequently acquire, could be at risk if (i) any person or entity acquires more than 20% of the Company's voting stock with the intention of acquiring additional shares or effecting a material change in the Company's business or corporate structure, or (ii) if the Company takes any corporate action that would result (a) in any person or entity owning more than 20% of the Company's voting stock for a purpose other than passive investment, (b) an extraordinary corporate transaction such as a merger, reorganization, liquidation or transfer of assets, (c) a change in the control of the Company's Board of Directors within a rolling one-year period, or (d) the acquisition of more than 20% of the Company's voting stock by another automobile dealer or such dealer's affiliates. If General Motors determines that any of the actions described in the preceding sentence could have a material or adverse effect on its image or reputation in the General Motors' dealerships or be materially incompatible with General Motors' interests, the Company must either
(x) transfer the assets of the General Motors' dealerships to General Motors or a third party acceptable to General Motors for fair market value or (y) demonstrate that the person or entity will not own 20% of the Company' voting stock or that the actions in question will not occur.

     In addition, the General Motors dealer agreement will require that the Company comply with General Motors' Network 2000 Channel Strategy ("Project 2000"). Project 2000 includes a plan to eliminate 1,500 General Motors dealerships by the year 2000, primarily through dealership buybacks and approval by General Motors of inter-dealership acquisitions, and encourages dealers to align General Motors divisions' brands as may requested by General Motors. The dealer agreement will require that the Company bring any General Motors dealership into compliance with the Project 2000 plan within one year of the acquisition. Failure to achieve such compliance may result in termination of the dealer agreement and a buyback of the related dealership assets at book value by General Motors. The Company believes that Major Auto's Chevrolet dealership currently complies with the Project 2000 guidelines.

     The Company has also agreed that its dealerships offering new vehicles manufactured by General Motors will not attempt to sell new vehicles of other manufacturers.

     New York law, and many other states' laws, limit manufacturers' control over dealerships. In addition to various other restrictions imposed upon manufacturers, New York law provides that notwithstanding the terms of the dealer agreement with the relevant manufacturer, the manufacturer may not (i) except in certain limited instances, terminate or refuse to renew a dealership agreement except for due cause and with prior written notice, (ii) attempt to prevent a change in the dealer's capital structure or the means by which the dealer finances dealership operations or (iii) unreasonably withhold its consent to a dealer's transfer of its interest in the dealership or fail to give notice to the dealer detailing its reasons for not consenting.

     In connection with this offering, Major Auto has solicited the consents of the relevant manufacturers to the Major Auto Acquisition and the change of control of the respective dealerships to result therefrom. To date, Major Auto has received the consent of Subaru Distributors Corp., with respect to the Subaru dealership, and General Motors, with respect to the Chevrolet dealership, and is awaiting the consent of Chrysler Corporation, with respect to the Chrysler, Plymouth, Dodge, Jeep and Eagle dealerships.

     Competition

     The market for new and used vehicle sales in the New York metropolitan area is one of the most competitive in the nation. In the sale of new vehicles, Major Auto competes with other new automobile dealers that operate in the New York metropolitan area. Some competing dealerships offer some of the same makes as Major Auto's dealerships and other competing dealerships offer other manufacturer's vehicles. Some competing new vehicle dealers are local, single-franchise dealerships, while others are multi-franchise dealership groups. In the sale of used vehicles, Major Auto competes with other used vehicle dealerships and with new vehicle dealerships which also sell used cars that operate in the New York metropolitan area. In addition, Major Auto competes with used car "superstores" that have inventories that are larger and more varied than Major Auto's.

     Major Auto has advised the Company that it believes that the principal competitive factors in vehicle sales are the marketing campaigns conducted by automobile manufacturers, the ability of dealerships to offer a wide selection of popular vehicles, pricing (including manufacturers' rebates and other special offers), the location of dealerships, the quality of customer service, warranties and customer preference for particular makes of vehicles. Major Auto believes that its dealerships are competitive in all of these areas.

     In addition, Major Auto, due to the size and number of automobile dealerships it owns and operates, is larger than the independent operators with which it competes. Major Auto's size has historically permitted it to attract experienced and professional sales and service personnel and has provided it the resources to compete effectively. However, as the Company enters other markets, it may face competitors that are larger and that have access to greater resources.

     Major Auto has advised the Company that it believes that its principal competitors within the New York metropolitan area are United Auto Group, a publicly traded company, and Potamkin Auto Group, Burn's Auto Group and Auto-Land, each of which is privately held.

     Governmental Regulation

     Automobile dealers and manufacturers are subject to various Federal and state laws established to protect consumers, including the so-called "Lemon Laws" which require a dealer or manufacturer to replace a new vehicle or accept it for a full refund within a specified period of time, generally one year, after the initial purchase if the vehicle does not conform to the manufacturer's express warranties and the dealer or manufacturer, after a reasonable number of attempts, is unable to correct or repair the defect. Federal laws require that certain written disclosures be provided on new vehicles, including mileage and pricing information. In addition, Major Auto's financing activities are subject to certain statutes governing credit reporting and debt collection.

     The imported automobiles purchased by Major Auto are subject to United States custom duties and, in the ordinary course of its business, Major Auto may from time to time be subject to claims for duties, penalties, liquidated damages or other charges. Currently, United States customs duties are generally assessed at 2.5% of the customs value of the automobiles imported, as classified pursuant to the Harmonized Tariff Schedule of the United States.

     As with automobile dealerships generally, and parts and service operations in particular, Major Auto's business involves the use, handling and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as motor oil, waste motor oil and filters, transmission fluid, antifreeze, freon, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels. Accordingly, Major Auto is subject to Federal, state and local environmental laws governing health, environmental quality, and remediation of contamination at facilities it operates or to which it sends hazardous or toxic substances or wastes for treatment, recycling or disposal. Major Auto has advised the Company that it believes that it is in material compliance with all environmental laws and that such compliance will not have a material adverse effect on its business, financial condition or results of operations.

Computer Telephony and Telecommunications Division

     The Company, through Computer Business Sciences, Inc., a New York corporation ("Computer Business Sciences"), 786710 Ontario Limited, an Ontario corporation doing business as Info Systems, Inc. ("Info Systems"), C.B.S. Computer Business Sciences Ltd., an Israeli corporation ("Computer Business Sciences (Israel)"), and Reynard Service Bureau, Inc., a Florida corporation ("Reynard"), the four wholly-owned subsidiaries comprising its Computer Telephony and Telecommunications division, currently develops, manufactures, markets, sells and services two product lines. The first product line utilizes "Talkie" technology, which consists of proprietary computer software and hardware that (i) permits end users of the technology to place long-distance international telephone calls at discounted rates and (ii) offers end users a broad range of interactive voice-response applications such as voice-mail, automatic receptionist, automated order entry, conference calling and faxing. The second product line, "Business Control Software," is a proprietary computer software system that provides multi-lingual general accounting and business management applications.

     The Company acquired the technology for its telecommunications products in April 1996 through its acquisition from Dr. Zvi Barak and Sarah Barak of all of the issued and outstanding stock of Info Systems. A portion of the purchase price for such stock consists of twenty monthly installment payments of $15,000 from the Company to the Baraks. In order to secure such installment payments, the Company has granted a security interest to the Baraks in the stock of Info Systems and the other assets purchased by the Company from the Baraks. The monthly installment payments commenced in September 1996 and are scheduled to continue through June 1998. To date, the Company has withheld $85,000 of such installment payments as collateral for the Baraks' obligation to make certain indemnification payments to the Company. The Company has agreed to pay the Baraks the $85,000 by July 1998.

     Talkie

     "Talkie" is the trademark for, and the name used by the Company to describe, the technology relating to the Company's telephonic and interactive voice response software applications. The Company has three products that use Talkie technology. The first product, the "Talkie Power Web Line Machine," is a computer-based telephone "switch" that enables small or start-up telephone companies to purchase blocks of international telephone calling time from suppliers such as AT&T and MCI and resell the time in smaller units to callers at discounted rates. The second product is a group of related telephonic and interactive voice response software programs, such as voice-mail, automatic receptionist, automated order entry, conference calling and faxing. The third product, called "Talkie-Globe," is an international call-back, debit card and long-distance reselling system.

     The Talkie Power Web Line Machine is a programmable electronic telephone switch based on personal computer technology. It consists of a proprietary software program, and hardware components most of which are available from a number of different sources. The machine currently contains 96 channels, but may be expanded to carry up to 120 channels. Each channel provides 43,200 available minutes of telephone time per 30-day month that may be sold. As is typical of industry utilization of available telephone time, approximately 30-40% of these available minutes are actually sold. Of the 43,200 available minutes, approximately 10,560 are considered peak time (defined to be the 480 minutes comprising the typical eight-hour work day in the destination country and assuming 22 work days in the typical 30-day month) and the balance are considered off-peak time, however the determination of actual peak minutes in a destination country is based upon demand for calling time, which in turn is based upon such factors as calling patterns and the differences in time zones between the country from which a call is placed and the destination county. Peak minutes are generally able to be sold at higher rates than off-peak minutes.

     The Talkie Power Web Line Machine includes an integrated programmable telephone call switching system known as the Talkie Web Smart Switch. The programmability of this switching system allows the machine to handle a variety of international telephone-based services including resale of long-distance telephone time the Company purchases in bulk, international call-back services (described below), telemarketing, Internet access and facsimile transmission.

     The Company, through its subsidiary Computer Business Sciences, sells the Talkie Power Web Line Machines to various service providers (known as "master agents"). A master agent then establishes a telephone connection between a foreign country and the Talkie Power Web Line Machine, which is located at the Company's offices in Kew Gardens, New York. This connection is typically a dedicated telephone line that runs from the Talkie Power Web Line Machine to certain equipment located in the foreign country that is used to connect the dedicated line to the local telephone lines. The master agent typically leases the dedicated telephone line, which has a specific capacity for simultaneous calls, from MCI Communications Corp. or Sprint Corporation for a fixed monthly fee. Callers in the foreign country place a local call to connect to the dedicated telephone line and are provided a United States dial tone by the Talkie Power Web Line Machine. The caller then dials the number for the desired destination and the call is carried over the dedicated telephone line to the Talkie Power Web Line Machine and then redirected to the desired destination. Because the Talkie Power Web Line Machine's software program is able to process both voice and data, callers may place international telephone calls and send facsimiles to the desired destination and may also connect to the Internet.

     The master agent generates revenues by selling the available telephone time generated by the Talkie Power Web Line Machine to callers in the foreign country. There are two elements to the master agent's cost of carrying a call from the foreign country to the desired destination: the cost of the dedicated telephone line from the Talkie Power Web Line Machine to the foreign country (which is typically a fixed monthly cost) and the cost of the call directed from the Talkie Power Web Line Machine to the desired destination (which is based upon United States calling rates). The master agent charges the caller in the foreign country some markup over the cost of the call to the desired destination. The cost to the caller is considerably lower than the alternative of placing the same call through the caller's own local telephone system which, in many cases, is a state-owned monopoly. The experience of the Company's master agents has generally been a very substantial reduction in per minute call costs. The Company's billing records indicate that the reduction in most cases is a factor of 15, that is, the country-to-country portion of an international call normally costing $0.75 per minute, costs $0.05 per minute when placed through the Talkie Power Web Line Machine. Once the master agent arranges for a certain monthly volume of calls from a given foreign country, the master agent will recoup the cost of the dedicated telephone line to that foreign country and will thereafter generate profits.

     The Company and Summa Four, Inc., a publicly owned communications equipment manufacturer located in New Hampshire, have entered into a value-added reseller agreement. Under the agreement, the parties will jointly develop an improved version of the Talkie Power Web Line Machine and associated software, which the Company will then purchase from Summa Four, Inc. for resale to the Company's master agents.

     Arrangements with Nissko

     In March 1996, the Company's subsidiary Computer Business Sciences formed a joint venture with Nissko Telecom, L.P. ("Nissko"). The joint venture is a general partnership named Nissko Telecom Associates ("Associates"). Computer Business Sciences owns 45% of the joint venture and Nissko owns 55%. Nissko is a limited partnership the general partner of which is one of the Company's master agents, Nissko Telecom, Ltd. (the "Agent"), and the limited partners of which are four individuals, three of whom, including Yossi Koren, one of the Company's directors, are shareholders of the Agent (such three individuals being collectively referred to herein as the "Nissko Principals"). Pursuant to an informal agreement, the Agent has granted to Associates the right to market and sell the available telephone time generated by the Talkie Power Web Line Machines that the Agent purchases as a master agent, in exchange for the Agent's interest in the joint venture through its general partnership interest in Nissko. Through its interest in Associates, Computer Business Sciences realizes 45% of the revenues generated from Associates' sale of such telephone minutes. Since the inception of Associates, the Company has derived $19,645 in net income after expenses and start-up costs from Computer Business Science's participation in Associates.

     Under its master agent agreement, dated March 1996, with Computer Business Sciences, the Agent is obligated to purchase 15 Talkie Power Web Line Machines from Computer Business Sciences and has the right to acquire 15 additional machines, each for $125,800, and 30 machine upgrades, each for $60,000. Each upgrade consists of an attachment module which increases the channel capacity of the machines and the related software. The Agent has a right of first refusal to sell the telephone time generated by the machines that it has purchased in all geographical locations in the world. This means that whenever a master agent other than the Agent proposes to resell telephone time in a country the other master agent has not previously served, Computer Business Sciences must first offer the Agent the opportunity to service that country.

     Under the terms of its master agent agreement, the Agent (i) paid Computer Business Sciences a deposit of $629,000 at the time the agreement was executed toward the purchase of the 15 machines that the Agent is obligated to purchase and (ii) issued to Computer Business Sciences 45% of its then issued and outstanding common stock. In return, (i) the Company issued to the Nissko Principals, including Yossi Koren, who subsequently became a director of the Company, (a) warrants, exercisable through the date that is 60 days after the effectiveness of any public offering of the Company's securities (including this offering), to acquire an aggregate of 750,000 shares of the Company's Common Stock at an exercise price of $1.25 per share (the "Class A Warrants") and (b) warrants, exercisable through March 19, 1998, to acquire an aggregate of 750,000 shares of the Company's Common Stock at an exercise price of $1.25 per share (the "Class B Warrants") and (ii) Computer Business Sciences agreed to make a $10,000 contribution to the capital of the Agent upon its purchase of each of the first 15 machines. Certificates evidencing the Class A Warrants and the Class B Warrants have not yet been issued.

     Pursuant to the master agent agreement, if, by March 31, 1998, the sum of
(i) Computer Business Sciences' $10,000 contributions ("Contributions") to the Agent's capital plus (ii) the Agent's aggregate earnings ("Earnings") before depreciation, interest expense and taxes from the first five machines purchased by it, does not equal or exceed the $629,000 deposit paid to Computer Business Sciences, the Agent may, but is not obligated to, exercise one of two remedies. First, it can terminate the master agent agreement, in which event it will be relieved of any obligation to purchase additional machines and will retain and operate the machines it has purchased. Second, it can declare the master agent agreement in default, in which event the Nissko Principals will have the right to recover the excess of $629,000 over Contributions plus Earnings. If Computer Business Sciences pays to the Nissko Principals the full amount of such excess, the Nissko Principals will be required to transfer to Computer Business Sciences the remaining 55% of the issued and outstanding common stock of the Agent.

     To secure the payment required in case the Agent elects the second alternative, Bruce Bendell, the Company's Chairman, and Doron Cohen, the Company's Chief Executive Officer, President and Treasurer, have each pledged to the Agent 500,000 shares of the Company's Common Stock. In the event that the sum of Contributions plus Earnings is less than $629,000 and Computer Business Sciences does not pay the Nissko Principals the full amount of the deficit, the Nissko Principals will have the right to foreclose on the pledged Common Stock.

     If the proceeds of liquidating the pledged shares are sufficient to cover the deficit, the Nissko Principals will be required to transfer to Mr. Bendell and Mr. Cohen in equal shares the remaining 55% of the Agent's issued and outstanding common stock. Messrs. Bendell and Cohen have agreed that upon receipt of that stock, they will transfer it to the Company in exchange for reimbursement by the Company for the market value of their shares of the Company's Common Stock foreclosed upon by the Nissko Principals.

     Restructuring of Nissko Arrangements

     The Company has entered into a Memorandum of Understanding (the "MOU") with the Agent, the Nissko Principals, and with the remaining limited partner of Nissko, Robert L. Rimberg. The transactions contemplated by the MOU are conditioned on the consummation of the Major Auto Acquisition. The MOU provides that (i) Nissko will transfer to the Agent and the Agent will assume, all of the assets and liabilities of Nissko and (ii) Computer Business Sciences will acquire all of the issued and outstanding shares of common stock of the Agent in a tax-free reorganization. Upon execution of the MOU, an aggregate $653,750 deposit that the Nissko Principals and Mr. Rimberg had previously paid towards the full exercise price of the Class A Warrants was converted to a partial exercise of the Class A Warrants. Upon such conversion, the Company issued an aggregate of 523,000 shares of its Common Stock to the Nissko Principals and Mr. Rimberg, 173,583 of which were issued to Yossi Koren, a director of the Company. Resales of all these shares during the two-year period commencing on execution of the definitive documentation referred to below will be permitted only under an applicable exemption from the Securities Act. Permitted resales will be expressly subject to the voting rights of Bruce Bendell who holds a proxy to vote 500,000 of these shares during the two-year restriction period.

     The MOU provides that upon execution of definitive documentation containing the terms and conditions outlined in the MOU, (i) each of the Nissko Principals will receive 257,500 shares of the Company's Common

Stock and Mr. Rimberg will receive 27,500 shares of the Company's Common Stock, resales of all of which shares will be subject to restrictions on transfer and voting that are identical to those described immediately above, and (ii) each of the Nissko Principals will receive warrants to acquire up to 68,917 shares of the Company's Common Stock and Mr. Rimberg will receive warrants to acquire up to 20,250 shares of the Company's Common Stock, in each case for $1.25 per share, exercisable until 30 days after the effective date of the registration statement of which this Prospectus is a part. Such warrants represent the unexercised balance of the Class A Warrants remaining after the conversion of the $653,750 partial payment into a partial exercise as described above.

     Nissko Jewelry Trading, Inc. ("NJT"), a company 33-1/3% owned by Mr. Koren, has entered into agreements for the Agent's benefit with MCI, Sprint and Bell Atlantic (formerly NYNEX). These agreements provide for the purchase by NJT on behalf of the Agent of telephone time or transmission lines. The MOU provides that the Company will indemnify NJT against any liability it may incur under these agreements and will place 200,000 shares of its Common Stock into an escrow to secure this indemnification obligation.

     Upon the effectiveness of the definitive documentation relating to the transactions contemplated by the MOU, (i) the Agent's master agent agreement will terminate, (ii) the Class B Warrants will be canceled, and the pledge by each of Mr. Bendell and Mr. Cohen of 500,000 shares of the Company's Common Stock, referred to above, will be released.

     The second product group, interactive voice response software programs, consists of the following applications:

     Talkie-Ad: permits callers to browse through pre-recorded messages based on their search criteria, similar to a talking classified ad.

     Talkie-Attendant: automated receptionist features, including dial "O" for operator, name directories, call blocking, call screening, music or company messages while on hold, paging, personalized menus, call queuing and conversation recording.

     Talkie-Audio: delivers pre-recorded information in response to telephone inquiries and can serve as a talking bulletin board.

     Talkie-Conference: permits the user to schedule a conference call and then, when the conference call is to occur, either calls the participants or permits them to dial in, and provides the chairperson with various options during the call.

     Talkie-Dial: places a telephone call, using a user-supplied list of telephone numbers and delivers voice information with the capability of asking questions, accepting answers and updating the system to reflect the answers.

     Talkie-Fax: permits the user to program a facsimile into the system and transmit it to a user-supplied list of numbers and permits users to transmit to callers upon their request written information programmed into the system such as directions, product information, price lists or news releases.

     Talkie-Form: permits the user to set up a questionnaire and collect answers to pre-recorded questions.

     Talkie-Mail: permits the user to record, send, receive and retrieve voice messages from personal mailboxes.

     Talkie-Query: responds to callers' inquiries using information stored in the system database.

     Talkie-Trans: accepts orders, issues orders (including delivery instructions) and faxes order confirmations.

     Users of the Talkie interactive voice response system can also customize the foregoing applications to create new applications using Talkie-Gen, which is an application generator that uses a simple programming language.

     In addition to the applications listed above, users may also purchase any of the following off-the-shelf applications:

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

     Talkie-Dating: permits the user to supply a dating service that will permit the user's customers to place and browse through personal ads, register for service and record and listen to messages.

     Talkie-Follow-Me: permits the user to supply a telephone tracking service that enables the user's customers to obtain a single telephone number that will continually forward incoming calls to a user-defined series of telephone numbers (such as work, cellular, home, pager and voice-mail).

     Talkie-Wake-Up/Reminder: permits the user to supply a wake-up or reminder service that will call a user-supplied number with a user-supplied message at a specified time.

     All of the Talkie interactive voice response applications operate in up to nine languages.

     Info Systems also provides customers with industry-specific and customized applications of its interactive voice response technology. For example, Info Systems has developed a product called Talkie AutoCom for use by automobile dealers. See "Automotive Sales Division--Operating Strategy."

     The Talkie interactive voice response software package is sold by the Company through Info Systems, its wholly-owned Canadian subsidiary.

     Talkie-Globe, the trademark for, and the name used by the Company to describe, its third telecommunications product, is a software-based integrated call-back, debit-card and long-distance reselling system and includes all of the Talkie interactive voice response software programs. Typically, international callers based in countries where the telephone system is a state-owned monopoly must pay high per-minute rates fixed by the state-owned company. One method of securing a lower rate is the "call-back" system offered by Info Systems' Talkie-Globe. Using Talkie-Globe, the foreign caller first places a telephone call from the foreign country to the United States or Canadian telephone number where the Talkie-Globe system is located and hangs up without the call being connected so that no charge is assessed for the call. Talkie-Globe recognizes the telephone number from which the foreign call was placed and then places a call to that telephone number from the location in the United States or Canada where the Talkie-Globe system is located to the foreign caller and provides the foreign caller with a dial tone. The foreign caller then places a telephone call through the United States or Canada to the desired destination. The foreign caller thus pays for two calls: (i) the call back from the Talkie-Globe system located in the United States or Canada to the caller in the foreign market and
(ii) the call that the caller places through the United States or Canada to the desired destination. The sum of the costs of the two calls placed from the Talkie-Globe system located in the United States or Canada will be lower than the cost of a single call placed directly from the applicable foreign market to the desired destination. The Talkie-Globe system also has a debit card feature, which permits a caller to purchase a stated value of calling time, and debits that value as the caller uses the prepaid calling time.

     Talkie-Globe is sold by the Company through Info Systems, its wholly-owned Canadian subsidiary.

     Business Control Software

     The Company's business control software is an interconnected series of accounting and business management software applications that includes the following systems: general ledger, accounts receivable, accounts payable, sales order, purchase order, inventory control, bills of materials, job costing and production control. The business control software can assist users, among other things, to define market trends, analyze sales force effectiveness, determine the profitability of a job, department or company, or determine a geographical sales spread. One of the software's principal features is its ability to process information in multiple currencies. For example, a Japanese distributor transacting business in France and Italy can use the software to maintain data relating to sales, purchases and costs in French francs and Italian lira and to generate reports in Japanese yen (or in several multiple currencies simultaneously) while automatically posting currency exchange rates. In addition, the business control software is a multi-lingual system of software applications that permits multiple users, each selecting a different language, to access simultaneously a common database.

     Marketing and Sales

     From inception through September 30, 1997, the Company has sold 21 Talkie Power Web Line Machines to six master agents. The aggregate amount of gross revenues resulting from these sales is $4,865,493, which accounts for approximately 69.9% of the Company's total revenues since its inception. The Company's gross profit margin on sales of the Talkie Power Web Line Machines since its inception is 75.5%. Each master agent is required to purchase a minimum annual volume of machines. The minimum purchase requirement is ten machines or machines having an aggregate sales price of $1.8 million, whichever is less. "Master agents" are smaller companies wishing to enter the international telephone time resale market without incurring the high cost of purchasing, installing and maintaining traditional telephone switching equipment. Although the master agents purchase the machines, the purchase terms require that the machines be located at the Company's premises and that all maintenance be performed by the Company (as described below). An added benefit to master agents of housing the machines at the Company's premises is that a Bell Atlantic Switch is located there and the physical connection between the machines and such switch is short, as a result of which the Company pays a relatively inexpensive charge (a component of which is based upon the length of the connection from such switch) to connect to such switch and experiences no connection delays resulting from the length of the connection.

     The Company's strategy with respect to the Talkie Power Web Line Machine is threefold. First, it intends to sell additional machines through its existing master agents as they expand their businesses by providing telephone service to additional foreign markets. Second, as demand for the machines increases, it intends to add additional master agents and/or replace any existing master agents who are not complying with their master agent agreements and to enter into strategic partnerships with such new and replacement master agents that will permit the Company to share in the revenue generated by the master agents' sale of telephone time. Third, it intends continually to adapt advancing computer and telecommunications technology to improve and customize the performance of the machines.

     The Company installs, maintains and services all Talkie Power Web Line Machines at the Company's offices in Kew Gardens, New York, where the machines are housed. For these services, the Company receives both a fixed fee and a volume-based fee. To date, billing arrangements have been informal, and the cost to each master agent has been calculated by determining the aggregate maintenance and service costs for all the machines, adding a percentage markup and charging each master agent its ratable portion based upon the number of machines it has purchased. The Company also customizes the performance of the machines for the respective master agents and for use in particular countries, for which it receives a fee that is negotiated by the Company and the applicable master agent based upon the complexity of the customization. As noted above, all master agents are required by contract with the Company to locate their purchased Talkie Power Web Line Machines at the Company's principal office and to have all required installation, service and maintenance performed by the Company. In addition to the services it provides with respect to the Talkie Power Web Line Machines, the Company also provides services for the various other Talkie products and for the Business Control Software, if requested by the users. A portion of the proceeds of this offering will be used to commence the operation of Reynard, which will service the products sold by the Company's Computer Telephony and Telecommunications division. See "Use of Proceeds."

     The Company typically sells its interactive voice response software programs to entrepreneurs who wish to operate a telephone-based service business with low overhead and fixed costs. The typical interactive voice response software package requires only a personal computer and voice card for use and costs $715. Each of the off-the-shelf applications costs an additional $795. The Company intends to focus its efforts with respect to its Talkie interactive voice response software programs on the market for industry-specific and customized applications in which it generally realizes higher profit margins. As the Company targets a given industry, it expects to hire sales personnel familiar with that industry and to attend trade shows to market its product. In addition, the Company intends to expand sales of its interactive voice response system into Europe and South America.

     The Company typically sells four to five of its Talkie-Globe systems per month to entrepreneurs who wish to provide a telephone business with low overhead and fixed costs and to small foreign telephone companies. Users of

     Talkie-Globe purchase international calling time from long-distance telephone companies such as MCI Communications Corp. and resell such time at a mark-up. The typical Talkie-Globe system consists of three personal computers, proprietary software and a voice card and costs approximately $25,000.

     The Company realized gross revenues of $537,655 during 1996, and $770,323 during the nine months ending on September 30, 1997, from the sale of its Talkie interactive voice response software programs and of

Talkie-Globe (excluding intercompany sales), which constituted approximately 15.7% and 21.8% of the Company's gross revenues for such year and period, respectively. The Company's gross profit margin on sales of its Talkie interactive voice response software programs was approximately 40.32% for 1996 and approximately 42.9% for the nine months ending on September 30, 1997.

     The Company advertises its Talkie interactive voice response software programs and Talkie-Globe in telephone and telecommunications industry trade publications. In addition, Info Systems attends telephone and telecommunications industry trade shows, which has resulted in reviews of these products in trade publications.

     The Company is not currently allocating resources to market its Business Control Software, but performs software service contracts and provides annual program updates to the program's users.

     Research and Development

     The Company's wholly-owned subsidiary Computer Business Sciences (Israel) engages in research and development (i) to improve its existing telecommunications software, and to adapt the software to changing personal computer environments, (ii) to expand the software to new uses and (iii) to develop new software, products and applications. Computer Business Sciences (Israel) is headed by Dr. Zvi Barak, who was responsible for the development of the Talkie technology and related Talkie products and of the business control software.

     The Company spent no money on research and development in 1995 with respect to its Computer Telephony and Telecommunications division and estimates that it spent approximately $332,000 on research and development in 1996 with respect to such division. The Company estimates that approximately one-half of such amount has been borne directly or indirectly by customers of such division.

     Intellectual Property

     The Company has registered the name "Talkie" as a trade-mark in Canada. The Company has filed applications with the United States Patent and Trademark Office to register the names "Talkie" and "Talkie-Globe" and "BCS Software" as trademarks in the United States. As an additional method of protecting its proprietary technology, the Company requires that all of the Talkie Power Web Line Machines that it sells remain at the Company's offices in Kew Gardens, New York and that all installation, service and maintenance of the machines be performed solely by the Company. The Company also relies on trade secret protection, confidentiality agreements and other laws to protect its technology, but believes that these rights may not necessarily prevent third parties from developing or using similar or related technology to compete against the Computer Telephony and Telecommunications division's products.

     Competition

     The Company knows of no person or company that offers a product that is a feature-for-feature competitor to the Talkie Power Web Line Machine. While other companies manufacture and sell traditional telephone switching equipment, such equipment is expensive to purchase and maintain as compared to the Talkie Power Web Line Machine. Traditional switching equipment therefore is not a viable alternative for the typical purchasers of the Talkie Power Web Line Machine, who are generally smaller telephone companies wishing to enter the international telephone time resale market and who cannot afford the high cost of purchasing, installing and maintaining traditional telephone switching equipment. Moreover, the proprietary nature of the Talkie Power Web Line Machine's software program provides the Company a significant head start over a potential competitor who wishes to develop a competing product.

     Associates competes with other providers of international telephone service. The market for international telephone service is highly competitive. In additional to the major service providers such as AT&T, MCI and Sprint, there are numerous smaller service providers as well as resellers, who do not own and operate equipment but purchase telephone time from service providers at a discount and resell that time to the public. The Company believes that a primary competitive factor in the industry is pricing. Because Associates uses the Talkie Power Web Line Machine, which is less costly to purchase and maintain than traditional switching equipment, Associates is able to offer telephone calling time at lower rates than competitors whose rate structure must account for the higher cost of such traditional switching equipment. In addition, because the Talkie Power Web Line Machine is able to process both data as well as voice, Associates is able to offer Internet access, which relatively few of its competitors offer. However Associates and the other master agents may face increasing competition as a result of deregulation in foreign countries, which could result in competition from other service providers with large, established customer bases and close ties to governmental authorities in their home countries and decreased prices for direct-dialed international calls. Master agents' customers may no longer be willing to use the master agents' services, which would adversely affect the Company's ability to sell the Talkie Power Web Line Machine and also reduce the Company's income from its participation in Associates.

     The Company's Talkie interactive voice response software programs compete with products sold by approximately two dozen entities in North America, including AT&T, Northern Telecom and others. However, in the more limited market for industry-specific and custom interactive voice response applications, the Company knows of only one direct competitor. The Company's Talkie-Globe system competes with telephone call-back products sold by approximately 6 other entities. Based upon 1996 sales, the Company believes that Talkie-Globe is the market leader in the telephone call-back industry.

     As a result of its reliance on the Company's proprietary software rather than hardware components to operate, the purchase price and maintenance costs of the Company's Talkie interactive voice response software programs and Talkie-Globe are believed to be generally lower than those of competing products. In addition, because software is easier to alter than hardware components, the Company is able to customize its products or modify its products to incorporate changing technology more quickly and at a lower cost than its competitors.

     Notwithstanding the Company's competitive advantages however, many of the producers of products competitive with the Company's, and companies wishing to enter the market in which the Company's products compete, have well established reputations, customer relationships and marketing and distribution networks. Many also have greater financial, technical, manufacturing, management and research and development resources than those of the Company, may be more successful than the Company in manufacturing and marketing their products and may be able to use their greater resources and to leverage existing relationships to obtain a competitive advantage over the Company.

Leasing Division

     In October 1996, the Company acquired all of the issued and outstanding shares of stock of Major Fleet & Leasing Corp. ("Major Fleet"). Major Fleet has historically provided lease financing solely for motor vehicles. The Company intends to expand the operations of Major Fleet to provide lease financing to purchasers of the Talkie Power Web Line Machine.

     Major Fleet typically arranges for sale or lease to its customers of new or used vehicles of all makes and models. Major Fleet will purchase the desired vehicle from an automobile dealer and either resell it to its customer for a markup over its cost, or lease the vehicle to the customer and provide the related lease financing. If a customer of Major Fleet wants to purchase or lease a new vehicle that is available from one of Major Auto's dealerships, in almost all cases, Major Fleet will acquire the vehicle from Major Auto and then resell or lease it to its customer. Major Fleet estimates that it acquires approximately 50% of the vehicles it sells and leases from Major Auto.

     In most instances, Major Fleet will broker vehicle finance contracts for, or assign its leases to, third parties instead of directly financing vehicle sales or leases. This minimizes the credit risk to which Major Auto is exposed. In these instances, Major Fleet typically receives a finance fee or commission from the third party who provides the financing. In certain instances, Major Fleet directly finances the lease of a vehicle. When Major Fleet provides lease financing, it bears the credit risk that its customers will default in the payment of the lease installments. In order to minimize its risk of loss, Major Fleet carefully evaluates the credit of its lease customers. It also requires that its lease customers have adequate collision and liability insurance on the leased vehicle and that Major Fleet be named as loss payee and additional insured on the customer's collision and liability insurance policies. Major Fleet does not finance the purchase of the vehicles, so if a customer desires purchase financing, the customer will need to obtain financing from a third party, however, as discussed above, Major Fleet will broker financing contracts.

Plastics and Utility Products Division

     The Company, through its subsidiary Premo-Plast, Inc. ("Premo-Plast"), presently the only company in its Plastics and Utility Products division, is currently conducting research and development with respect to two products lines: (i) a line of spa and bath fixtures for use in whirlpool baths, spas, tubs and swimming pools and (ii) an armored conduit system for use by utility companies.

     Spa Fixtures

     Premo-Plast has been engaged in research and development related to a line of fixtures to be placed through the walls of water containers such as spa tubs. To date, the Company has focused its research on fixtures such as the jets used to introduce water mixed with air bubbles into a whirlpool bath, spa or tub and has designed and developed prototypes of such fixtures.

     The construction of a whirlpool bath, spa or tub is typically a large thin-walled shell (most often fiberglass-coated plastic), through which protrude a number of fixtures such as air and water jets. Inserting these fixtures requires two workers. First, the "inside" worker drills a pilot hole where the fixture is to be inserted. Then, the "outside" worker drills a much larger hole to clear the mounting thread on the fixture, and at the same time smoothes an area on the rough outside wall of the spa around the hole in order to allow a tight seal to the washer that will surround the hole when the fixture is installed. Next, the inside worker places a sealing washer on the shaft of the fixture and inserts the shaft through the drilled hole. The outside worker places a second washer on the outside end of the fixture and applies silicone sealant (or, in some cases, applies silicone sealant without a second washer), and adds a retaining nut to secure the assembly. The inside worker must steady the fixture from the inside of the spa, while the outside worker tightens the nut from the outside. The degree of tightness is critical, as too much tightening will squeeze out the silicone sealant, and too little will result in a weak seal. Either condition will cause a leak. Once the nut is tightened, the fixture must set in place, undisturbed, for several hours to permit the silicone to harden and form a water-tight seal.

     The Company has acquired the rights to a proprietary plumbing fixture installation method and has designed and developed a line of fixtures that enable installation in a whirlpool bath, spa or tub in significantly less time than is normally required to install such fixtures. One person, working from inside the whirlpool bath, spa or tub, drills the pilot hole and final-size hole. Next, a rubber grommet is placed in the hole. A grommet resembles a small donut with flanges around the inside and outside; the flanges on the grommet are placed into contact with the drilled hole. Next, the worker presses the fixture into the grommeted hole, which can be done from either the inside or the outside of the whirlpool bath, spa or tub. The barrel of the fixture expands the sides of the grommet against the sides of the hole, sealing the hole (by contrast to the traditional fixture, the seal takes place at the sides, not the front and back, so no sealant is required). The barrel is ribbed to prevent the fixture from being pushed back inside the whirlpool bath, spa or tub. Because there are relatively few steps involved in the Company's installation method, there is less risk of error. In addition, because no silicone sealant is used, the fixture does not need to set in place, which permits immediate use and minimizes the risk of leaks.

     The Company acquired the technology for the proprietary fixture installation method in December 1996 through its acquisition from John Pinciaro of all of his right, title and interest therein and two United States patent applications related thereto. The Company and Mr. Pinciaro will participate jointly in exploitation of the fixture installation method. The Company will form a new subsidiary, whose shares will be owned 80% by the Company's existing subsidiary Premo-Plast and 20% by Mr. Pinciaro.

     Status of Development of Spa Fixtures

     Since its acquisition of the technology relating to the fixture installation method, the Company has further developed that technology and has designed and produced working prototypes of the various fixtures for use in connection with such method. The Company is currently testing the prototype fixtures and installation method. In addition, the Company expects to finalize its design drawings during the first quarter of 1998. The Company intends to use a portion of the proceeds of this offering to finance the acquisition of the equipment necessary to manufacture the component parts of the fixtures and the manufacture and production of the fixtures. See "Use of Proceeds." The Company's management expects that, given availability of the funding, the Company will commence commercial sales of its spa and bath fixtures by the second quarter of 1998.

     Company's Strategy with respect to Spa and Bath Fixture Technology

     According to industry data, approximately 250,000 whirlpool baths and spas are sold annually. Management of Premo-Plast estimates that each whirlpool bath requires approximately 35-45 fixtures and that approximately 600,000 tubs are sold annually and each tub requires approximately 4-6 fixtures.

     The Company's strategy with respect to the fixture technology is to establish its proprietary installation method and its fixtures as the industry standard for whirlpool baths, spas and tubs. The company has a three-fold plan to implement this strategy upon its commencement of commercial production of the fixtures. First, the Company intends to expand its workforce by hiring employees, most of whom have already been identified and approached by the Company, experienced in the areas of design, production and marketing.

     Second, the Company intends initially to sell its fixtures and license the right to use its installation method to several designated regional manufacturers and producers of whirlpool baths, spas and tubs. All of these manufacturers and producers were consulted by John Pinciaro, from whom the Company acquired the rights to the proprietary fixture installation method and presently an employee of Premo-Plast, prior to and during the period of development of such method. All of these manufacturers and producers expressed in writing their interest in the installation method and a desire to utilize that method and the Company's fixtures once commercially available, although none are required to do so. Among these producers is ThermoSpas, Inc., a company wholly-owned and operated by Mr. Pinciaro.

     Third, the Company intends to publicize its installation method and fixtures generally to the whirlpool bath, spa and tub industry and to attend major trade shows.

     Armored Conduit

     In November 1995, shortly after its formation, the Company acquired from Progressive Polymerics, Inc. two United States patents and a Canadian patent application covering an armored conduit product. The Company is presently involved in litigation relating to the purchase price for such patents and patent application. See "Legal Proceedings." The primary application for the armored conduit is protection for underground electrical distribution lines. In many major cities electric utility companies deliver service via lines that are run through underground conduits. The underground conduit method of distribution is becoming increasingly common in other cities as the preferred method for delivering electric service to newly constructed subdivisions, replacing above-ground lines mounted on wood or metal poles.

     Originally, underground conduit was made from hollow creosoted wood or transite pipe made from a mixture of asbestos and concrete. Currently, conduit is typically made from either (i) PVC duct encased in concrete, (ii) cement or concrete tubing or (iii) fiberglass tubing. Each of these types of conduit has distinct disadvantages. PVC duct becomes brittle and inflexible in cold weather, and melts and bonds to the electric wire if there is excess heat from an overload condition. Cement or concrete cracks easily during transportation and installation and, unless installed at the proper depth, as a result of above-ground vibrations and stresses. If there is a problem with a portion of a conduit system (whether PVC duct, cement, concrete or fiberglass) once installed, the entire system must be removed and replaced.

     The product covered by the Company's armored conduit patents is assembled underground from pre-fabricated pieces that are typically two to four feet in length. Each piece consists of a pre-formed plastic shell that is filled with pourable cement. Each pre-formed shell has a rectangular cross-section, with a linear ribbed exterior and tubular interior. Each end of the pre-formed shell has an extension that can be coupled to the next section in end-to-end fashion.

     Potentially, the design of the armored conduit offers several advantages over other types of conduit. First, because the armored conduit system is assembled from pre-fabricated pieces, if there is a problem with a single piece, only that piece, rather than the entire conduit system, needs to be replaced. The problem piece will be replaced with a replacement piece that has a top and bottom half. The bottom half of the replacement piece will first be put in place and coupled to the pieces on either side. The wires will then be placed in the bottom half of the interior tube. The top half of the replacement piece will then cover the wires and be coupled to the pieces on either side. Second, the linear ribs on the exterior of the pre-formed shells increase the structural strength of the shells and permit them to be interlocked when stacked for storage or shipment, thereby reducing the risk of damage. Third, the outer plastic shell of the armored conduit system protects it from water, chemicals and other elements to which underground conduit systems are exposed. As a result of all of these advantages, the armored conduit system can be expected to be more durable than existing types of conduit.

     The Company has been engaged in limited research and development activities relating to the armored conduit, and expects, given the availability of funding, to pursue further research and development.

     Research and Development

     Research and development with respect to the armored conduit technology and the spa and bath fixture technology is conducted by the Company through its wholly-owned subsidiary Premo-Plast.

     The Company spent no money on research and development in 1995 with respect to its Plastics and Utility Products division and estimates that it spent approximately $3,650 on research and development in 1996 with respect to such division. Such division currently has no customers.

     Intellectual Property

     The Company owns two United States patents, issued in June 1993 and May 1994, respectively, relating to the armored conduit technology and also owns a Canadian patent application relating to such technology. In addition, the Company has filed two applications for a United States patent relating to the spa and bath fixtures and related installation method. The Company is presently pursuing such application with the United States Patent and Trademark Office. The Company has also filed an application relating to the spa and bath fixtures and related installation method under the Patent Cooperation Treaty designating Australia, Canada, China, Japan and the European Patent Office (up to 18 countries) as recipient countries. Under such treaty, the Company will have the option to individually file separate applications in the designated countries at an appropriate future date. In addition, the Company relies on confidentiality agreements and other laws to protect its technology. The Company believes that it may be possible for third parties to develop technology that provides the same features as the Company's plastic products without infringing the Company's rights or making use of its proprietary technology.

     Competition

     If the Company's armored conduit is developed into a commercially viable product, it will compete with PVC duct encased in concrete, cement or concrete tubing and metal tubing, all of which are established methods. The Company's spa and bath fixtures will compete with existing types of such fixture. Because the Company's fixtures and installation method permit single-person assembly rather than the two-person assembly required by existing products and installation methods, the Company believes that use of its fixtures will result in significantly reduced assembly time and costs.

     Many of the producers and distributors of products competitive with the Company's spa and bath fixtures and armored conduit may have well established reputations, customer relationships and marketing and distribution networks. They may also have greater financial, technical, manufacturing, management and research and development resources than those of the Company. While the Company believes that its spa and bath fixtures and installation method and its armored conduit will have significant advantages over existing products, the Company's competitors may be more successful than the Company in manufacturing and marketing their products and may be able to leverage existing relationships to obtain a competitive advantage over the Company.

Employees

     As of September 15, 1997 the Company and its subsidiaries had 29 employees, 28 of whom are full-time employees (205 employees, 202 of whom are full-time, after giving pro forma effect to the Major Auto Acquisition). The breakdown of employees among the Company and its subsidiaries, respectively is as follows:


                  Name of Entity                     Number of Employees
                  --------------                    --------------------
       Fidelity Holdings, Inc.  ..................             2
       Computer Business Sciences  ...............            16
       Computer Business Sciences (Israel)  ......             1
       Reynard   .................................             0
       Info Systems ..............................             4
       Major Fleet  ..............................             4
       Premo-Plast  ..............................             2
       Major Auto   ..............................
          Sales  .................................            66
          Service   ..............................            55
          Parts  .................................            15
          Administration  ........................            40

                               LEGAL PROCEEDINGS

     On November 22, 1996, the Company and its wholly-owned subsidiaries Computer Business Sciences and Info Systems filed an action in the New York Supreme Court, Queens County against Michael Marom ("Marom") and M.M. Telecom, Corp. ("MMT"). The Company and its subsidiaries are seeking damages of $5,000,000 for breach of contract, libel, slander, disparagement, violation of copyright laws, fraud and misrepresentation. The Company and its subsidiaries allege in their complaint that Marom and MMT have violated the terms of a License and Exclusivity Agreement pursuant to which MMT guaranteed the purchase of a certain amount of Talkie-Globe Software products and was granted an exclusive license to advertise the Talkie-Globe product, to train customers and to provide technical support. On February 4, 1997, the defendants filed a counterclaim against the Company and its subsidiaries seeking damages of $50,000,000 for breach of contract and violation of the Lanham Act. The defendants allege in their counterclaim that Computer Business Sciences misappropriated and altered software developed by Marom in order to prevent competition with the Company's Talkie-Globe. Both parties to the litigation have filed responses to the counterclaims. The litigation is proceeding and the parties are currently in the process of discovery.

     On May 7, 1997, the Company and its wholly-owned subsidiary Computer Business Sciences filed an action in the New York Supreme Court, New York County, against Network America, Inc. ("Network"). The Company and its subsidiary are seeking damages of $1,000,000 for breach of contract, misrepresentation, fraud and tortious interference with the Company's business and operations. The Company and its subsidiary allege in their complaint that the information and representations provided to the Company by Network, on the basis of which the Company entered into a Letter of Intent to acquire Network, were intentionally fraudulent and misleading. On August 18, 1997, Network filed an answer which denied the allegations and a counterclaim seeking damages of $2,000,000 for the Company's alleged misappropriation of proprietary information and violation of a Non-Competition Agreement entered into by the parties to the litigation. The litigation is proceeding and the parties are currently in the process of discovery.

     The Company believes that its asserted claims have merit and that it has substantial defenses to the asserted counterclaims, and that a judgment against the Company and its subsidiaries with respect to either action would not have a material adverse effect on the Company's financial condition.

     The Company has received notice of a claim by Mr. Daniel Tepper, of Los Angeles, California. Mr. Tepper had contacted the Company claiming to have acquired, through foreclosure of a security interest, 12,000 shares of its Common Stock originally issued to Progressive Polymerics International, Inc. ("PPYM") in a private placement. He requested that the Company issue certificates representing the shares in question that did not bear a legend restricting their transfer, on the basis that the shares had been held by his predecessor in interest for a length of time sufficient to allow their unrestricted resale in accordance with Rule 144 promulgated under the Securities Act. The Company was advised by counsel that it should not issue the unlegended share certificates requested by Mr. Tepper unless he showed that he acquired the relevant shares in a transaction allowing him to take advantage of his predecessor's holding period for the shares in question.

     The Company's legal counsel contacted Mr. Tepper in November 1997, seeking to verify details of the claimed foreclosure in order to verify Mr. Tepper's eligibility to take advantage of his predecessor's holding period for the shares in question. Mr. Tepper never responded to that inquiry. Instead, on December 23, 1997, Mr. Tepper, acting through counsel, asserted a number of claims against the Company, including claims arising out of transactions dating back to the 1995 acquisition by the Company of the armored conduit patents. See "Description of Business--Plastics and Utility Products Division--Armored Conduit."

     The Company has been advised by counsel that Mr. Tepper's claims are without merit. However, one of the allegations made by Mr. Tepper prompted an inquiry by the Company into one of the circumstances of that transaction.

     On October 15, 1996 the Company, Progressive Polymerics, Inc. ("Progressive") and PPYM signed a First Amendment to the Patent Sale and Purchase Agreement (the "First Amendment") between them dated November 14, 1995. The First Amendment, which was dated September 30, 1996, settled a claim by the Company against Progressive and PPYM related to undisclosed additional development costs related to the armored conduit patents. The Company commenced litigation against Progressive and PPYM in which it sought a reduction in the purchase price for the armored conduit patents. The First Amendment changed the purchase price from $500,000 in cash to the sum of (i) $100,000 in cash, (ii) 160,000 shares of the Company's Common Stock and (iii) warrants to purchase a further 160,000 shares of the Company's Common Stock.

     The Company was advised by the President of PPYM, Terrence Davis, prior to signing the First Amendment, that the First Amendment had been approved by a majority of the shareholders of PPYM. However, Mr. Tepper's claim included an assertion that the version of the First Amendment that PPYM's shareholders approved failed to include a provision, added just prior to signing, giving the Company the right to repurchase 80,000 of the 160,000 shares issued to PPYM.

     Upon receipt of Mr. Tepper's claim, the Company contacted Mr. Davis, who confirmed on January 5, 1998 that the version of the First Amendment approved by PPYM's shareholders did not include the repurchase provision. The reason given by Mr. Davis was that, as President of PPYM, he believed he had the authority to agree to the repurchase provision on PPYM's behalf without shareholder approval.

     The Company has accordingly revived its legal action that was pending against PPYM and Progressive at the time of the First Amendment, in which it sought modification of the purchase price due pursuant to the Patent Sale and Purchase Agreement with PPYM. The Company has obtained an order to show cause seeking return of the $100,000 paid at the time the First Amendment was signed and return of the 160,000 shares, which will effectively terminate the First Amendment.

     The Company, assuming it is successful in the prosecution of the litigation as just described, will then seek to recover damages from PPYM and Progressive related to the misrepresentations concerning additional development expenditures required in connection with the patents covered by the Patent Sale and Purchase Agreement. These misrepresentations were the subject of the legal action referred to in the preceding paragraph.


                            DESCRIPTION OF PROPERTY

     Neither the Company nor any of its subsidiaries owns any real estate or plants. All of the operations of the Company and its subsidiaries are conducted from locations leased from unaffiliated third parties.

     The Company leases approximately 6,800 square feet on two floors in Kew Gardens, New York. The lease for the floor that the Company currently uses for executive offices and to house the Talkie Power Web Line Machines consists of approximately 2,800 square feet and expires on March 31, 2001, but the Company has the option to extend the lease for one additional five-year term. The current annual rent under such lease is

$69,448.50, but will be increased by 3.5% on a compounded and cumulative basis each lease year. If the Company elects to extend such lease, the base rent for the extension period will be the greater of the base rent on March 31, 2001 at the termination of the original lease period or the then fair market rental of the premises.

     The lease for the other floor in Kew Gardens, New York consists of approximately 4,000 square feet and is occupied pursuant to the terms of a sublease between Major Fleet, as lessee, and an unrelated third party, as lessor. The lease expires on January 14, 2000 and contains no renewal provisions. The current annual rent under such lease is $73,992. Pursuant to an informal arrangement, (i) Computer Business Sciences pays such rent on behalf of Major Fleet, (ii) a portion of the leased space is used by Computer Business Sciences for additional office space and (iii) a portion of the leased space is used by Associates to operate the customer service division of its reselling operations.

     The Company believes that its current facilities are suitable and adequate for its current needs, but expects to require additional facilities to accommodate its anticipated expansion.

     Computer Business Sciences (Israel) leases from an unrelated third party approximately 1,517 square feet of office space in Raanana, Israel. The lease expires on September 1, 1999, but Computer Business Sciences (Israel) has an option to renew the lease for an additional two-year period. The current annual rent under such lease is $22,620 and will increase by 6% on July 1, 1999.

     Info Systems leases from an unrelated third party approximately 1,415 square feet of office space in Downsview, North York, Canada. The lease expires on October 31, 1998, but Info Systems has an option to renew the lease for an additional two-year period. The current annual rent under such lease is $19,810 and is not subject to escalation.

     Major Subaru subleases from an unrelated third party approximately 2,500 square feet of office and automobile showroom space in Woodside, New York. This lease expires on January 31, 1999 and contains no renewal provisions. The current annual rent under such lease is $69,457.56. Pursuant to an informal arrangement between Major Subaru and Major Fleet, Major Fleet occupies the space and pays the rental payments.

     In addition, upon the consummation of the Major Auto Acquisition, the Company will have an interest in the following leases, under which Major Auto presently pays aggregate annual rental payments of $638,000:

     Major Chrysler, Plymouth, Jeep Eagle leases from an unrelated third party approximately 17,400 square feet of office and automobile showroom and storage space in Long Island City, New York. This lease expires on October 31, 2001, but Major Chrysler, Plymouth, Jeep Eagle has the option to extend the lease for one additional ten-year term.

     Major Dodge leases from Bruce Bendell and Harold Bendell approximately 12,000 square feet of office and automobile showroom space in Long Island City, New York. The lease expires on December 31, 1998 and contains no renewal provisions.

     Major Auto leases from an unrelated third party approximately 2,000 square feet of lot space in Astoria, New York adjacent to the main Major Dodge showroom. This lease expired on June 30, 1997 at which time the annual rent was $30,300. Major Auto is currently renegotiating such lease and remains in possession of the premises under an oral month-to-month lease. Major Auto does not believe that this property is material to the operation of Major Auto.

     Major Chrysler, Plymouth, Jeep Eagle, Major Dodge and Major Subaru lease from Bendell Realty L.L.C., a company wholly owned by Bruce Bendell and Harold Bendell, approximately 40,000 square feet in Long Island City, New York which is used as a service facility. The lease expires on December 31, 1998 and contains no renewal provisions.

     Major Chevrolet leases from an unrelated third party two adjacent automobile dealership facilities in Long Island City, New York, comprising approximately 250,000 square feet. This lease expires on February 1, 2004, but Major Chevrolet has the option to extend the lease for up to three additional five-year terms.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The directors and executive officers of the Company are listed on the following table. There are no other promoters or control persons:

Name                     Age                   Position, Term in Office
----                     ---                   ------------------------
Bruce Bendell             43     Chairman of the Board
                                 President, Chief Executive Officer, Treasurer and a
Doron Cohen               41     Director
Richard L. Feinstein      54     Chief Financial Officer
Glenn H. Bank             46     Secretary
Yossi Koren               47     Director

     The following is a brief description of the professional experience and background of the directors and executive officers of the Company:

     Bruce Bendell. Mr. Bendell has served as the Company's Chairman of the Board since its incorporation in November 1995. Mr. Bendell has served as the President and a director of Major Chevrolet and its affiliates since December 1985.

     Doron Cohen. Mr. Cohen has served as the President, Chief Executive Officer, Treasurer and a director of the Company since its incorporation in November 1995. From 1991 to 1995, Mr. Cohen served as President and Chief Executive Officer of Holtman Enterprises, a construction and interior design company.

     Richard L. Feinstein. Mr. Feinstein has served as the Company's Chief Financial Officer since December 1997. From 1994 to December 1997, Mr. Feinstein maintained his own financial and management consulting practice. From 1989 to 1994, Mr. Feinstein served as Managing Director and Chief Financial Officer of Employee Benefit Services, Inc. From 1978 to 1989, Mr. Feinstein was a partner in KPMG Peat Marwick and a predecessor firm.

     Glenn H. Bank. Mr. Bank has served as the Secretary of the Company since June 1997. Mr. Bank has been a practicing attorney since 1979. Mr. Bank is a solo practitioner with an office in New York City.

     Yossi Koren. Mr. Koren has served as a director of the Company since April 1996. Mr. Koren founded Nissko Jewelry Trading, Inc., a jewelry manufacturer based in New York City, in 1983 and has served as its Chief Executive Officer since that time.

     The following persons, although not executive officers of the Company, are regarded by management as key personnel:

     Zvi Barak. Mr. Barak has served as the Director of Research and Development of the Company's Computer Telephony and Telecommunications division since April, 1996. From 1992 to August 1996, Mr. Barak served as President of Info Systems.

     Moise Benedid. Mr. Benedid has served as the President of the Company's Canadian subsidiary Info Systems since August 1996. From November 1994 through July 1996, Mr. Benedid served as Vice President in charge of marketing and technical support for TelePower International, Inc., where he was responsible for the sale in Canada of franchises based on the "Talkie" technology. From December 1992 to November 1994, Mr. Benedid served as President of Powerpoint Microsystems, Inc., and from August 1989 to December 1992, he served as President of Computer Junction, a Toronto-based computer retail store.

     Michael S. Lukin. Mr. Lukin has served as the President of the Company's subsidiary Computer Business Sciences (Israel) since October 1996. From January 1996 to October 1996, Mr. Lukin served as a securities broker for Weiner, Abrahms and from 1990 to January 1996 he served as a securities broker for Kern Suslow Securities.

     John Pinciaro. Mr. Pinciaro serves as Vice-President of the Company's subsidiary Premo-Plast since January 1, 1997 and will serve as the President of the subsidiary of the Company to be formed to exploit the Company's spa fixture technology. Mr. Pinciaro has served as the Chief Executive Officer of ThermoSpas, Inc., a manufacturer and distributor of spas, since it inception in 1983.

     Ronald K. Premo. Mr. Premo has served as the President of the Company's subsidiary Premo-Plast since January 1997. In 1993, Mr. Premo founded and has since operated R.K. Premo & Associates, a manufacturer's representative agency for the plastics industry. From 1987 to 1993, Mr. Premo was a Manufacturer's Representative for R.W. Mitscher, Inc.

     Paul Vesel. Mr. Vesel has served as the Executive Vice President for Sales & Marketing of the Company's subsidiary Computer Business Sciences since November 1996. From May 1995 to November 1996, Mr. Vesel was employed by MTC Netsource, a telecommunications company, where he was responsible for product development and from 1993 to 1995, he served as Director of European Sales and Marketing for ATC Distributing. From November to 1993, Mr. Vesel was a Managing Partner of Focus International, an international trade and marketing consulting company.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information for each of the Company's fiscal years ended December 31, 1996 and 1995 concerning compensation of (i) all individuals serving as the Company's Chief Executive Officer during the fiscal year ended December 31, 1996 and (ii) each other executive officer of the Company whose total annual salary and bonus equaled or exceeded $100,000 in the fiscal year ended December 31, 1996:

                                                                          Annual Compensation
                                             -----------------------------------------------------------------------------
                                                                                                            All Other
       Name and Principal Position           Year      Salary ($)        Bonus ($)     Other ($)         Compensation ($)
       ---------------------------          ------   ----------------   -----------   ---------------   -----------------
Doron Cohen                                  1996         200,000(1)       --0--            --0--               --0--
  President, Chief Executive Officer and     1995           --0--          --0--            --0--               --0--
  Treasurer (since November 7, 1995)
Bruce Bendell                                1996         158,640(2)       --0--            --0--             162,500(3)
  Chairman (since November 7, 1995)          1995           --0--          --0--            --0--               --0--
Zvi Barak                                    1996         105,000          --0--           23,000(4)            --0--
  Director of Research and Development       1995           --0--          --0--            --0--               --0--
  (Since April 18, 1996)

------------
(1) Mr. Cohen waived his salary from the Company for the fiscal year ended December 31, 1996. This salary will not accrue. Mr. Cohen was paid a salary in 1996 of $50,000 from Computer Business Sciences.

(2) Mr. Bendell waived his consultant's fee from the Company for the fiscal year ended December 31, 1996. This fee will not accrue. Mr. Bendell received $8,640 as a management fee from Major Fleet for management services performed during the fourth quarter of 1996.

(3) Represents warrants to acquire 50,000 shares of Common Stock issued to Mr. Bendell on October 2, 1996 as a signing bonus under a management agreement with the Company to manage the operations of Major Fleet. These warrants are valued based upon the difference between the exercise price of $1.25 per share and the closing bid price on the OTC Bulletin Board of $4.50 per share on the date of issuance.

(4) Includes $5,000 for life and disability insurance premiums and $18,000 annual automobile allowance.

Option Grants Table

     The following table sets forth information concerning individual grants of stock options made during the fiscal year ended December 31, 1996 to each of the executive officer of the Company named in the Summary Compensation Table above:

                                                  Percent of Total
                        Number of Securities     Options Granted to
                         Underlying Options         Employees in       Exercise Price
Name                        Granted (#)             Fiscal Year          Per Share          Expiration Date
----                   ----------------------   -------------------   ---------------   ----------------------
Doron Cohen .........            --0--                     0%               N/A                   N/A
Bruce Bendell  ......           50,000(1)                100%          $1.25               60 days after the
                                                                                             effective date
                                                                                           of a registration
                                                                                          statement relating to
                                                                                             the underlying
                                                                                               securities
Zvi Barak   .........            --0--                     0%               N/A                   N/A

------------
(1) Represents warrants to acquire 50,000 shares of Common Stock issued to Mr. Bendell on October 2, 1996 as a signing bonus under a management agreement with the Company to manage the operations of Major Fleet.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

     The following table sets forth information concerning each exercise of stock options during the fiscal year ended December 31, 1996 by each of the executive officers named in the Summary Compensation Table above and the value of unexercised options held by such persons as of December 31, 1996:

                                                           Number of Securities              Value of Unexercised
                                                          Underlying Unexercised           In-the-Money Options at
                                                          Options at 12/31/96 (#)                12/31/96 ($)
                                                      -------------------------------   ------------------------------
                      Shares
                   Acquired on
     Name          Exercise (#)     Value Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
     ----         --------------   ----------------   -------------   ---------------   -------------   --------------
Doron Cohen       N/A              N/A                N/A             N/A                    N/A        N/A
Bruce Bendell     --0--            --0--              50,000          --0--              162,500(1)     N/A
Zvi Barak         N/A              N/A                N/A             N/A                    N/A        N/A

------------
(1) Calculated based on the excess of the closing bid price of the Common Stock on the OTC Bulletin Board on December 31, 1996 over the exercise price per share of Common Stock.

Compensation of Directors

     Directors of the Company are not compensated for their services. The Company reimburses directors for their expenses of attending meetings of the Board of Directors.

     As of November 7, 1995, the Company's date of incorporation, the Company entered into a Consulting Agreement with Bruce Bendell, its Chairman, pursuant to which he serves as a business, management and financial consultant to the Company for a period ending on December 31, 1998, subject to successive one-year extensions at the option of the Company. Mr. Bendell receives an annual consulting fee as determined by the Company's Board of Directors from time to time, but not less than $150,000. The consulting fee is subject to a yearly cost-of-living adjustment and may also be retroactively increased based upon the Company's profits per outstanding share of Common Stock for the applicable year. The available percentage increase in consulting fee as a result of profits ranges from 5% for break-even results to 150% for profits exceeding $1.00 per share. Mr.

Bendell is also entitled to a bonus in such amounts and at such times as determined by the Company's Board of Directors. In addition, the agreement provides that Mr. Bendell is entitled to various fringe benefits and is entitled to participate in any incentive, stock option, deferred compensation or pension plans established by the Company's Board of Directors. Mr. Bendell has agreed not to disclose confidential information relating to the Company and has agreed not to compete with, or solicit employees or customers of, the Company during specified periods following the breach or termination of his agreement to serve as a consultant to the Company.

Employment Contracts and Termination of Employment, and Change in Control Arrangements

     Doron Cohen. As of November 7, 1995, the Company's date of incorporation, the Company entered into an Employment Agreement with Doron Cohen, pursuant to which he serves as the Company's President, Chief Executive Officer and Treasurer for a period ending on December 31, 1998, subject to successive one-year extensions at the option of the Company. Mr. Cohen receives an annual base salary as determined by the Company's Board of Directors from time to time, but not less than $150,000. The annual salary is subject to a yearly cost-of-living adjustment and may also be retroactively increased based upon the Company's profits per outstanding share of Common Stock for the applicable year. The available percentage increase in salary as a result of profits ranges from 5% for break-even results to 150% for profits exceeding $1.00 per share. Mr. Cohen is also entitled to a bonus in such amounts and at such times as determined by the Company's Board of Directors. In addition, the agreement provides that Mr. Cohen is entitled to various fringe benefits under the agreement and is entitled to participate in any incentive, stock option, deferred compensation or pension plans established by the Company's Board of Directors. Mr. Cohen has agreed not to disclose confidential information relating to the Company and has agreed not to compete with, or solicit employees or customers of, the Company during specified periods following discontinuance of his employment for any reason other than a termination for cause.

     Zvi Barak. As of April 18, 1996, the Company entered into an Employment Agreement with Zvi Barak, pursuant to which he serves as the Company's Director of Research & Development for a period ending on April 30, 2001, subject to a one-year extension at the option of the Company. Mr. Barak receives an annual base salary as determined by the Company's Board of Directors from time to time, but not less than $150,000. The annual salary is subject to a yearly cost-of-living adjustment and may also be retroactively increased based upon the Company's profits per outstanding share of Common Stock for the applicable year. The available percentage increase in salary as a result of profits ranges from 5% for break-even results to 150% for profits exceeding $1.00 per share. Mr. Barak is also entitled to a bonus in such amounts and at such times as determined by the Company's Board of Directors and to an annual royalty incentive in an amount equal to 2% of gross revenues received from sales of new products developed under his direction. In addition, the agreement provides that Mr. Barak is entitled to various fringe benefits under the agreement, including an annual allowance of $5,000 for disability insurance and $18,000 for the purchase or lease of an automobile, and is entitled to participate in any incentive, stock option, deferred compensation or pension plans established by the Company's Board of Directors. Pursuant to the agreement, the Company agreed to establish a research and development facility in Israel and, in the event that Mr. Barak elects to establish residence outside of Israel, the Company has agreed to establish another research and development facility in the location where Mr. Barak establishes his residence. The Company spent approximately $25,000 to open the research and development facility in Israel and spends approximately $27,600 per month to operate such facility. Mr. Barak is obligated to pay the expenses of relocating himself to Israel and to any subsequent residence. Mr. Barak has agreed not to disclose confidential information relating to the Company's business and has agreed not to compete with, or solicit employees or customers of, the Company during specified periods if he resigns, is terminated for cause or if his employment agreement expires without being renewed.

Indemnification of Directors and Officers

     Under the Nevada General Corporation Law, as amended, a director, officer, employee or agent of a Nevada corporation may be entitled to indemnification by the corporation under certain circumstances against expenses, judgments, fines and amounts paid in settlement of claims brought against them by a third person or by or in right of the corporation.

     The Company is obligated under its Articles of Incorporation to indemnify any of its present or former directors who served at the Company's request as a director, officer or member of another organization against expenses, judgments, fines and amounts paid in settlement of claims brought against them by a third person or by or in right of the corporation if such director acted in good faith or in a manner such director reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, if such director had no reason to believe his or her conduct was unlawful. However with respect to any action by or in the right of the Company, the Articles of Incorporation prohibit indemnification in respect of any claim, issue or matter as to which such director is adjudged liable for negligence or misconduct in the performance is his or her duties to the Company, unless otherwise ordered by the relevant court. The Company's Articles of Incorporation also permit it to indemnify other persons except against gross negligence or willful misconduct.

     The Company is obligated under its bylaws to indemnify its directors, officers and other persons who have acted as representatives of the Company at its request to the fullest extent permitted by applicable law as in effect from time to time, except for costs, expenses or payments in relation to any matter as to which such officer, director or representative is finally adjudged derelict in the performance of his or her duties, unless the Company has received an opinion from independent counsel that such person was not so derelict.

     In addition, pursuant to indemnification agreements that the Company has entered into with each of its directors, the Company is obligated to indemnify its directors to the fullest extent permitted by applicable corporate law and its Articles of Incorporation. The indemnification agreements also provide that, upon the request of a director and provided that director undertakes to repay amounts that turn out not to be reimbursable, that director is entitled to reimbursement of litigation expenses in advance of the final disposition of the legal proceeding.

     The Company's indemnification obligations are broad enough to permit indemnification with respect to liabilities arising under the Securities Act. Insofar as the Company may otherwise be permitted to indemnify its directors, officers and controlling persons against liabilities arising under the Securities Act or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     The Nevada General Corporation Law, as amended, also permits a corporation to limit the personal liability of its officers and directors for monetary damages resulting from a breach of their fiduciary duty to the corporation and its stockholders. The Company's Articles of Incorporation limit director liability to the maximum extent permitted by The Nevada General Corporation Law, which presently permits limitation of director liability except (i) for a director's acts or omissions that involve intentional misconduct, fraud or a knowing violation of law and (ii) for a director's willful or grossly negligent violation of a Nevada statutory provision that imposes personal liability on directors for improper distributions to stockholders. As a result of the inclusion in the Company's Articles of Incorporation of this provision, the Company's stockholders may be unable to recover monetary damages against directors as a result of their breach of their fiduciary duty to the Company and its stockholders. This provision does not, however, affect the availability of equitable remedies, such as injunctions or rescission based upon a breach of fiduciary duty by a director.

     The Company does not maintain any liability insurance for the benefit of its officers or directors and has no present plans to obtain such insurance.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     See "Executive Compensation--Employment Contracts and Termination of Employment, and Change in Control Arrangements" for a description of (i) the Employment Agreement between the Company and Doron Cohen, its President, Chief Executive Officer and Treasurer and one of its directors, and (ii) the Employment Agreement between the Company and Zvi Barak, its Director of Research and Development.

     See "Executive Compensation--Compensation of Directors" for a description of the Consulting Agreement between the Company and Bruce Bendell, its Chairman.

     See "Executive Compensation--Indemnification of Directors and Officers" for a description of indemnification agreements between the Company and each of its directors.

     In October 1996, the Company acquired from Bruce Bendell, the Company's Chairman, and his brother Harold Bendell all of the issued and outstanding stock of Major Fleet. In exchange for their shares of the common stock of Major Fleet, each of the Bendells received (i) 125,000 shares of the Company's 1996-MAJOR Series of Convertible Preferred Stock and (ii) as a result of Major Fleet's financial performance prior to the closing of the exchange, 50,000 shares of the Company's Common Stock. See "Description of Securities--Preferred Stock."

     In connection with the Company's acquisition of Major Fleet, the Bendells and the Company entered into a management agreement pursuant to which the Bendells have the exclusive right and obligation to manage the motor vehicle leasing activities of Major Fleet. The management agreement is for a term ending on December 31, 2001. In connection with the management agreement, the Company issued to each of the Bendells warrants to purchase 50,000 shares of the Company's Common Stock for $1.25 per share. The management agreement also provides that the Bendells will receive a management fee annually in an amount equal to the balance remaining after deducting from the annual gross revenues of the motor vehicle leasing activities of Major Fleet the following: (i) Major Fleet's costs of financing and operating its vehicle leasing activities, (ii) a corporate management fee in an amount equal to 15% of Major Fleet's net income to cover overhead costs of the Company allocable to Major Fleet and (iii) income derived from the leases to which Major Fleet was a party on the date of closing of the Company's acquisition of Major Fleet.

     Following the planned acquisition of Major Auto by the Company, Bruce and Harold Bendell will continue to be responsible for senior-level management of the dealerships. The Bendell brothers and the Company expect that this continuity of senior management will facilitate obtaining the manufacturers' consents to the transfer of the dealerships to the Company. The Bendell brothers' management control will be accomplished through (i) their ownership of 100 shares of the Company's 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock (of which shares Bruce Bendell has a proxy to vote the 50 shares of the 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock owned by Harold Bendell for a seven-year period commencing on January 7, 1998) which carries voting rights allowing them to elect a majority of the Board of Directors of Major Auto, and through (ii) a related management agreement, discussed immediately below. See "Description of Securities--Preferred Stock--1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock" below.

     To further facilitate obtaining the required manufacturers' consents, the Bendells and the Company have entered into a management agreement pursuant to which the Bendells will have the exclusive right and obligation to manage the automobile dealerships acquired by the Company in connection with the Major Auto Acquisition and any additional automobile dealerships that the Company may acquire in the future. The management agreement is for a term ending on December 31, 2002 and may not be earlier terminated unilaterally by the Company. If the Company continues to own automobile dealerships at the end of the term, the management agreement may be unilaterally extended by the Bendell brothers in order to maintain the level of management control that will avoid the need to seek further manufacturer consents. Should either of the Bendell brothers cease managing the dealerships, the management agreement provides that ownership of his 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock shares and his management rights under the management agreement will be automatically transferred to the other, and should both brothers cease managing the dealerships for any reason, the shares and management rights will be automatically transferred to a successor manager designated in a successor addendum to each dealership agreement or, failing such designation, to a successor manager designated by the Company (subject to approval by the applicable manufacturers). As noted in the prior paragraph, Bruce and Harold Bendell will retain the right to elect a majority of the directors of Major Auto (and possibly other affiliates in the future) in order to facilitate obtaining the required manufacturers' consents. Should the Boards of Directors of Major Auto and the Company disagree as to a particular course of action, Major Auto would nonetheless be able to take the action in question, except that the management agreement prohibits certain actions without the prior approval by the Company's Board of Directors. Those actions are (i) disposing of any of the Major Auto dealerships, (ii) acquiring new dealerships, and (iii) the Company incurring liability for Major Auto indebtedness.

     As compensation for their performance under the management agreement, the management agreement provides that the Bendells are entitled to receive initially the same compensation that they theretofore received from the dealerships to be acquired as part of the Major Auto Acquisition. As compensation from such dealerships in

1996, Bruce Bendell received a salary of $104,000 and a bonus of $300,000, and Harold Bendell received a salary of $104,000 and a bonus of $180,000. Such compensation will be increased in a manner to be negotiated upon expansion of the operations of those dealerships or the Company's acquisition of new dealerships. The compensation that Bruce Bendell is entitled to receive under the management agreement is in addition to any other compensation that he is entitled to receive as Chairman of the Company. In connection with the execution of the Management Agreement in March 1997, the Company is required to issue to the Bendells 100 shares of the 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock (of which shares Bruce Bendell has a proxy to vote the 50 shares of the 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock owned by Harold Bendell for a seven-year period commencing on January 7, 1998).

     See "Planned Acquisition" for a description of the proposed Major Auto Acquisition.

     In April 1996, the Company acquired from Zvi Barak, then a director of the Company, and Sarah Barak, his wife, all of the issued and outstanding stock of Info Systems. Mr. Barak resigned his directorship on July 7, 1997. Pursuant to the agreement between the Company and the Baraks, the Company acquired all of the issued and outstanding shares of common stock of Info Systems. In exchange, the agreement provides that the Baraks will receive $750,000, $300,000 of which consists of twenty monthly installment payments of $15,000 from the Company to the Baraks. The monthly installment payments commenced in September 1996 and are scheduled to continue through June 1998. In order to secure such installment payments, the Company has granted a security interest to the Baraks in the stock of Info Systems and the other assets owned by Info Systems. To date, the Company has withheld $85,000 of such installment payments as collateral for the Baraks' obligation to make certain indemnification payments to the Company. The Company has agreed to pay the Baraks the $85,000 by July 1998. In addition to monetary compensation, each of the Baraks were issued 125,000 shares of the Company's Common Stock, which vest (i) in the case of Sarah Barak, 25,000 shares on December 31, 1997, 50,000 shares on each of December 31, 1998 and 1999 and (ii) in the case of Zvi Barak, 25,000 shares per year on the last day of February commencing on February 28, 1997 and continuing through February 28, 2002.

     In March 1996, the Company's subsidiary Computer Business Sciences formed a joint venture with Nissko Telecom, L.P., of which Yossi Koren, a director of the Company is a limited partner. Mr. Koren is also a shareholder in Nissko Telecom, Ltd. Nissko Telecom, Ltd. is the general partner of Nissko Telecom, L.P. and also one of the Company's master agents. The joint venture arrangement and the master agent arrangement are described above under "Description of Business--Computer Telephony and Telecommunications Division--Talkie-- Arrangements with Nissko."

     The Company has entered into a Memorandum of Understanding (the "MOU") with the Agent, the Nissko Principals, and with the remaining limited partner of Nissko, Robert L. Rimberg. The MOU looks toward restructuring the Nissko arrangements as described above under "Description of Business--Computer Telephony and Telecommunications Division--Talkie--Restructuring of Nissko Arrangements."

     The Company has made a loan to its President and Chief Executive Officer, Doron Cohen, in the principal amount of $140,000, bearing interest at 5.77% per annum, uncompounded. The loan is evidenced by a promissory note dated December 31, 1996. The promissory note provides that the full principal amount of, and all accrued interest on, the loan is due and payable in a single installment on December 31, 1998.

     Nissko Telecom Associates, the joint venture between Computer Business Sciences and Nissko Telecom, L.P., of which Yossi Koren, one of the Company's directors is a limited partner, occupies space free of charge at the Company's principal office in Kew Gardens, New York, pursuant to an informal arrangement.

     Bruce Bendell, and Major Chevrolet, Major Dodge and Major Chrysler Plymouth Jeep Eagle, all of which are wholly-owned by Bruce Bendell and/or his brother Harold Bendell, have guaranteed the obligations of Major Fleet under a $5,000,000 line of credit with Marine Midland Bank. In addition, Bruce Bendell and Major Fleet have guaranteed the obligations of Major Auto's subsidiaries under certain of their agreements with various financial institutions pursuant to which such subsidiaries sell their vehicle finance contracts and leases. Major Fleet has pledged its assets to such financial institutions to secure its guarantee. In addition, such subsidiaries have cross-guaranteed and cross-collateralized their respective agreements with such financial institutions.

     See "Description of Business--Automotive Sales Division--Dealership Operations--Vehicle Financing" and "--Leasing Division" for a description of certain transactions between Major Auto and Major Fleet.

     Major Subaru subleases from an unrelated third party approximately 2,500 square feet of office and automobile showroom space in Woodside, New York. This lease expires on January 31, 1998 and contains no renewal provisions. The current annual rent under such lease is $69,457.56. Pursuant to an informal arrangement between Major Subaru and Major Fleet, Major Fleet occupies the space and pays the rental payments.

     Major Dodge leases from Bruce Bendell and Harold Bendell approximately 12,000 square feet of office and automobile showroom space in Long Island City, New York. The lease expires on December 31, 1998 and contains no renewal provisions. The current annual rent under such lease is $114,000.

     Major Chrysler, Plymouth, Jeep Eagle, Major Dodge and Major Subaru lease from Bendell Realty L.L.C., a company wholly owned by Bruce Bendell and Harold Bendell, approximately 40,000 square feet in Long Island City, New York which is used as a service facility. The lease expires on December 31, 1997 and contains no renewal provisions. The current annual rent under such lease is $132,000.

     Major Fleet is a guarantor of a mortgage held by Chrysler Realty on the property owned by Bendell Realty L.L.C., located in Long Island City which Major Auto operates as a service center for Major Dodge, Major Subaru, and Major Chrysler, Plymouth, Jeep Eagle. As of June 30, 1997 the outstanding mortgage balance was $861,265.51.

     The promoters of the Company are Bruce Bendell and Doron Cohen. In addition to the other transactions with Mr. Bendell and Mr. Cohen described or referred to above under the heading "Certain Relationships and Related Transactions," each of Mr. Bendell and Mr. Cohen received 2,500,000 shares of the Company's Common Stock upon its incorporation in exchange for $25,000 or $.01 per share.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables sets forth information with respect to the beneficial ownership of each class of the Company's securities as of September 30, 1997, before and after giving effect to the sale of Common Stock offered hereby, respectively, by (i) each director of the Company, (ii) each executive officer of the Company, (iii) all directors and executive officers of the Company as a group and (iv) each person known to the Company to own more than 5% of any class of it securities:

                            BEFORE THE OFFERING(1)

                                     Common Stock
                             -----------------------------
    Name and Address(3)          Number          Percent
    ------------------       ------------------  ---------
Bruce Bendell                    2,850,010(4)    39.7%
Doron Cohen                      2,500,000(6)    36.3%
Glenn H. Bank                        1,400          *
Yossi Koren                        504,108(7)     7.0%
Zvi Barak                          250,000(8)     3.6%
Richard L. Feinstein                    --          *
All directors and execu-
 tive officers as a group        6,105,518(9)    81.4%
Avraham Nissanian                  506,329(10)    7.0%
Chmuel Livian                      502,759(11)    7.0%
Harold Bendell                     350,000(12)    4.9%



                                                                                      1997A-Major
                                  1996-Major Series of      1997-Major Series of  Automotive Group
                                 Convertible Preferred          Convertible      Series of Preferred
                                       Stock(2)               Preferred Stock             Stock
                             -----------------------------  -------------------     ------------------
    Name and Address(3)            Number        Percent    Number    Percent       Number    Percent
    -------------------      ------------------  ---------  --------  ---------     --------  --------
Bruce Bendell                     125,000(5)       50%        --        --            --        --
Doron Cohen                            --          --         --        --            --        --
Glenn H. Bank                          --          --         --        --            --        --
Yossi Koren                            --          --         --        --            --        --
Zvi Barak                              --          --         --        --            --        --
Richard L. Feinstein                   --          --         --        --            --        --
All directors and execu-
 tive officers as a group              --          --         --        --            --        --
Avraham Nissanian                      --          --         --        --            --        --
Chmuel Livian                          --          --         --        --            --        --
Harold Bendell                    125,000(13)      50%        --        --            --        --

------------
* Represents less than 1% of the outstanding shares of Common Stock.


(1) Based on 6,877,700 shares of Common Stock outstanding on September 30, 1997.

(2) Based on 250,000 shares of the 1996-MAJOR Series of Convertible Preferred Stock outstanding on September 30, 1997.

(3) The address for each beneficial owner is c/o Fidelity Holdings, Inc., 80-02 Kew Gardens Rd., Suite 5000, Kew Gardens, NY 11415.

(4) Includes (i) 10 shares of Common Stock owned by Bruce Bendell's wife and the following shares of Common Stock which Bruce Bendell has the right to acquire within 60 days: (a) 250,000 shares of Common Stock, the minimum number of shares of Common Stock into which the 125,000 shares of the 1996-MAJOR Series of Convertible Preferred Stock beneficially owned by Bruce Bendell are convertible and (b) 50,000 shares of Common Stock which Bruce Bendell has the right to acquire upon the exercise of warrants. Does not reflect a proxy giving Mr. Bendell the sole right to vote an additional 500,000 shares of Common Stock issued pursuant to the MOU for a period of two years. See "Description of Business--Computer Telephony and Telecommunications Division--Talkie--Restructuring of Nissko Arrangements." Does not reflect Mr. Cohen's agreement to give Bruce Bendell a proxy to vote 750,000 of Mr. Cohen's shares during the two-year period commencing on October 14, 1997.

(5) All of such shares of the 1996-MAJOR Series of Convertible Preferred Stock are held in an asset protection trust created under the law of Gibraltar. Bruce Bendell is the principal beneficiary of such trust.

(6) Does not reflect Mr. Cohen's agreement to give Bruce Bendell a proxy to vote 750,000 of Mr. Cohen's shares during the two-year period commencing on October 14, 1997.

(7) Includes (i) 1,350 shares of Common Stock owned by members of Mr. Koren's immediate family, (ii) 3,508 shares of Common Stock representing one-third of the 10,526 shares of Common Stock owned by Nissko Jewelry Trading, Inc., a company 33-1/3% owned by Mr. Koren, and (iii) 325,667 shares of Common Stock representing approximately one-third of the 977,000 shares of Common Stock that the Nissko Principals have the right to acquire within 60 days upon the exercise of the Class A and Class B Warrants. The MOU provides that upon execution of the definitive documentation, Mr. Koren will receive (i) 257,500 shares of the Company's Common Stock, transfer of which will be restricted for two years as described under "Description of Business--Computer Telephony and Telecommunications Division--Talkie--Restructuring of Nissko Arrangements," and (ii) warrants to acquire up to 68,917 shares of Common Stock which will be exercisable within 60 days. Such warrants represent a portion of the unexercised balance of the Class A Warrants. Upon the effectiveness of the definitive documentation relating to the transactions contemplated by the MOU, the Class B Warrants (exercisable for 750,000 shares of Common Stock in the aggregate) will be canceled. See "Description of Business--Computer Telephony and Telecommunications Division--Talkie--Restructuring of Nissko Arrangements."

 (8) Includes 125,000 shares of Common Stock owned by Mr. Barak's wife.


 (9) Includes (i) 126,360 shares of Common Stock owned by immediate family members of directors and executive officers as a group, (ii) 3,508 shares of Common Stock representing one-third of the 10,526 shares of Common Stock owned by Nissko Jewelry Trading, Inc., a company 33-1/3% owned by Mr. Koren, and (iii) 625,667 shares of Common Stock that the directors and executive officers as a group have the right to acquire within 60 days.

(10) Includes (i) 3,360 shares of Common Stock owned by members of Mr. Nissanian's immediate family, (ii) 3,508 shares of Common Stock representing one-third of the 10,526 shares of Common Stock owned by Nissko Jewelry Trading, Inc., a company 33-1/3% owned by Mr. Nissanian, and (iii) 325,667 shares of Common Stock representing approximately one-third of the 977,000 shares of Common Stock that the Nissko Principals have the right to acquire within 60 days upon the exercise of the Class A and Class B Warrants. The MOU provides that upon execution of the definitive documentation, Mr. Nissanian will receive (i) 257,500 shares of the Company's Common Stock, transfer of which will be restricted for two years as described under "Description of Business--Computer Telephony and Telecommunications Division--Talkie--Restructuring of Nissko Arrangements," and (ii) warrants to acquire up to 68,917 shares of Common Stock which will be exercisable within 60 days. Such warrants represent a portion of the unexercised balance of the Class A Warrants. Upon the effectiveness of the definitive documentation relating to the transactions contemplated by the MOU, the Class B Warrants (exercisable for 750,000 shares of Common Stock in the aggregate) will be canceled. See "Description of Business--Computer Telephony and Telecommunications Division--Talkie--Restructuring of Nissko Arrangements."

(11) Includes (i) 3,508 shares of Common Stock representing one-third of the 10,526 shares of Common Stock owned by Nissko Jewelry Trading, Inc., a company 33-1/3% owned by Mr. Livian, and (ii) 325,667 shares of Common Stock representing approximately one-third of the 977,000 shares of Common Stock that the Nissko Principals have the right to acquire within 60 days upon the exercise of the Class A and Class B Warrants. The MOU provides that upon execution of the definitive documentation, Mr. Livian will receive (i) 257,500 shares of the Company's Common Stock, transfer of which will be restricted for two years as described under "Description of Business--Computer Telephony and Telecommunications Division-- Talkie--Restructuring of Nissko Arrangements," and (ii) warrants to acquire up to 68,917 shares of Common Stock which will be exercisable within 60 days. Such warrants represent a portion of the unexercised balance of the Class A Warrants. Upon the effectiveness of the definitive documentation relating to the transactions contemplated by the MOU, the Class B Warrants (exercisable for 750,000 shares of Common Stock in the aggregate) will be canceled. See "Description of Business--Computer Telephony and Telecommunications Division--Talkie--Restructuring of Nissko Arrangements."

(12) Includes the following shares of Common Stock which Harold Bendell has the right to acquire within 60 days: (i) 250,000 shares of Common Stock, the minimum number of shares of Common Stock into which the 125,000 shares of the 1996-MAJOR Series of Convertible Preferred Stock beneficially owned by Harold Bendell are convertible and (ii) 50,000 shares of Common Stock which Harold Bendell has the right to acquire upon the exercise of warrants.

(13) All of such shares of the 1996-MAJOR Series of Convertible Preferred Stock are held in an asset protection trust created under the law of Gibraltar. Harold Bendell is the principal beneficiary of such trust.

                             AFTER THE OFFERING(1)

                                                                 1996-Major Series of
                                                                 Convertible Preferred
                                      Common Stock                     Stock(2)
                             -------------------------------  ---------------------------
    Name and Address(3)          Number            Percent      Number          Percent
    -------------------      --------------------  ---------  ----------------  ---------
Bruce Bendell                     4,650,010(5)     44.6%          125,000(6)       100%
Doron Cohen                       2,500,000(7)     30.0%               --           --
Glenn H. Bank                         1,400           *                --           --
Yossi Koren                         504,108(8)      5.8%               --           --
Zvi Barak                           250,000(9)      3.0%               --           --
Richard L. Feinstein                     --           *                --           --
All directors and execu-
 tive officers as a group         7,905,518(10)    73.5%          125,000          100%
Avraham Nissanian                   506,329(11)     5.9%               --           --
Chmuel Livian                       502,759(12)     5.8%               --           --
Harold Bendell                       50,000           *                --           --


                                                      1997A-Major
                             1997-Major Series of    Automotive Group
                                 Convertible       Series of Preferred
                              Preferred Stock(3)        Stock(4)
                             --------------------  ------------------
    Name and Address(3)       Number    Percent    Number    Percent
    -------------------      ---------  ---------  --------  --------
Bruce Bendell                 900,000      100%      50(13)    50%
Doron Cohen                        --       --       --        --
Glenn H. Bank                      --       --       --        --
Yossi Koren                        --       --       --        --
Zvi Barak                          --       --       --        --
Richard L. Feinstein               --       --       --        --
All directors and execu-
 tive officers as a group     900,000      100%      50(13)    50%
Avraham Nissanian                  --       --       --        --
Chmuel Livian                      --       --       --        --
Harold Bendell                     --       --       50(13)    50%

------------
* Represents less than 1% of the outstanding shares of Common Stock.

 (1) Based on 8,327,700 shares of Common Stock outstanding, assuming all 1,450,000 shares of Common Stock offered hereby are sold to third parties.


 (2) Based on 250,000 shares of the 1996-MAJOR Series of Convertible Preferred Stock outstanding on
     September 30, 1997.

 (3) Based on 900,000 shares of the 1997-MAJOR Series of Convertible Preferred Stock to be outstanding upon the effectiveness of this offering and the consummation of the Major Auto Acquisition.

 (4) Based on 100 shares of the 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock to be outstanding upon the effectiveness of this offering and the consummation of the Major Auto Acquisition.

 (5) Includes (i) 10 shares of Common Stock owned by Bruce Bendell's wife and the following shares of Common Stock which Bruce Bendell has the right to acquire within 60 days: (a) 250,000 shares of Common Stock, the minimum number of shares of Common Stock into which the 125,000 shares of the 1996-MAJOR Series of Convertible Preferred Stock beneficially owned by Bruce Bendell are convertible, (b) 50,000 shares of Common Stock which Bruce Bendell has the right to acquire upon the exercise of warrants, and
     (c) 1,800,000 shares of Common Stock, the minimum number of shares of Common Stock into which the 900,000 shares of the 1997-MAJOR Series of Convertible Preferred Stock owned by Bruce Bendell will be convertible, assuming issuance of such shares upon the consummation of the Major Auto Acquisition. Does not reflect a proxy giving Mr. Bendell the sole right to vote an additional 500,000 shares of Common Stock issued pursuant to the MOU for a period of two years. See "Description of Business--Computer Telephony and Telecommunications Division--Talkie--Restructuring of Nissko Arrangements." Does not reflect Mr. Cohen's agreement to give Bruce Bendell a proxy to vote 750,000 of Mr. Cohen's shares during the two-year period commencing on October 14, 1997.

 (6) All of such shares of the 1996-MAJOR Series of Convertible Preferred Stock are held in an asset protection trust created under the law of Gibraltar. Bruce Bendell is the principal beneficiary of such trust.

 (7) Does not reflect Mr. Cohen's agreement to give Bruce Bendell a proxy to vote 750,000 of Mr. Cohen's shares during the two-year period commencing on October 14, 1997.

 (8) Includes (i) 1,350 shares of Common Stock owned by members of Mr. Koren's immediate family, (ii) 3,508 shares of Common Stock representing one-third of the 10,526 shares of Common Stock owned by Nissko Jewelry Trading, Inc., a company 33-1/3% owned by Mr. Koren, and (iii) 325,667 shares of Common Stock representing approximately one-third of the 977,000 shares of Common Stock that the Nissko Principals have the right to acquire within 60 days upon the exercise of the Class A and Class B Warrants. The MOU provides that upon execution of the definitive documentation, Mr. Koren will receive (i) 257,500 shares of the Company's Common Stock, transfer of which will be restricted for two years as described under "Description of Business--Computer Telephony and Telecommunications Division--Talkie--Restructuring of Nissko Arrangements," and (ii) warrants to acquire up to 68,917 shares of Common Stock which will be exercisable within 60 days. Such warrants represent a portion of the unexercised balance of the Class A Warrants. Upon the effectiveness of the definitive documentation relating to the transactions contemplated by the MOU, the Class B Warrants (exercisable for 750,000 shares of Common Stock in the aggregate) will be canceled. See "Description of Business--Computer Telephony and Telecommunications Division--Talkie--Restructuring of Nissko Arrangements."

 (9) Includes 125,000 shares of Common Stock owned by Mr. Barak's wife.

(10) Includes (i) 126,360 shares of Common Stock owned by immediate family members of directors and executive officers as a group, (ii) 3,508 shares of Common Stock representing one-third of the 10,526 shares of Common Stock owned by Nissko Jewelry Trading, Inc., a company 33-1/3% owned by Mr. Koren, and (iii) 2,425,667 shares of Common Stock that the directors and executive officers as a group have the right to acquire within 60 days.

(11) Includes (i) 3,360 shares of Common Stock owned by members of Mr. Nissanian's immediate family, (ii) 3,508 shares of Common Stock representing one-third of the 10,526 shares of Common Stock owned by Nissko Jewelry Trading, Inc., a company 33-1/3% owned by Mr. Nissanian, and (iii) 325,667 shares of Common Stock representing approximately one-third of the 977,000 shares of Common Stock that the Nissko Principals have the right to acquire within 60 days upon the exercise of the Class A and Class B Warrants. The MOU provides that upon execution of the definitive documentation, Mr. Nissanian will receive (i) 257,500 shares of the Company's Common Stock, transfer of which will be restricted for two years as described under "Description of Business--Computer Telephony and Telecommunications Division--Talkie--Restructuring of Nissko Arrangements," and (ii) warrants to acquire up to 68,917 shares of Common Stock which will be exercisable within 60 days. Such warrants represent a portion of the unexercised balance of the Class A Warrants. Upon the effectiveness of the definitive documentation relating to the transactions contemplated by the MOU, the Class B Warrants (exercisable for 750,000 shares of Common Stock in the aggregate) will be canceled. See "Description of Business--Computer Telephony and Telecommunications Division--Talkie--Restructuring of Nissko Arrangements."

(12) Includes (i) 3,508 shares of Common Stock representing one-third of the 10,526 shares of Common Stock owned by Nissko Jewelry Trading, Inc., a company 33-1/3% owned by Mr. Livian, and (ii) 325,667 shares of Common Stock representing approximately one-third of the 977,000 shares of Common Stock that the Nissko Principals have the right to acquire within 60 days upon the exercise of the Class A and Class B Warrants. The MOU provides that upon execution of the definitive documentation, Mr. Livian will receive (i) 257,500 shares of the Company's Common Stock, transfer of which will be restricted for two years as described under "Description of Business--Computer Telephony and Telecommunications Division-- Talkie--Restructuring of Nissko Arrangements," and (ii) warrants to acquire up to 68,917 shares of Common Stock which will be exercisable within 60 days. Such warrants represent a portion of the unexercised balance of the Class A Warrants. Upon the effectiveness of the definitive documentation relating to the transactions contemplated by the MOU, the Class B Warrants (exercisable for 750,000 shares of Common Stock in the aggregate) will be canceled. See "Description of Business--Computer Telephony and Telecommunications Division--Talkie--Restructuring of Nissko Arrangements."

(13) Does not reflect a proxy giving Bruce Bendell the right to vote 50 shares of the 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock owned by Harold Bendell for a seven-year period commencing on January 7, 1998.

                           DESCRIPTION OF SECURITIES

General

     The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), and 2,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"). As of September 30, 1997, 6,877,700 shares of Common Stock and 250,000 shares of Preferred Stock were outstanding.

Common Stock

     Holders of Common Stock are entitled to one vote per share on each matter submitted to the stockholders. Holders of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the Company's Common Stock and voting Preferred Stock are able to elect all of the Company's directors. Holders of Common Stock share equally in dividends and distributions that may be declared by the Company's Board of Directors out of funds legally available for that purpose after dividends and distributions have been paid in full to the holders of any series of Preferred Stock that the Company's Board of Directors has determined shall have a preference in the payment of dividends and distributions. Upon liquidation or dissolution of the Company, holders of Common Stock will share equally in the assets of the Company remaining after the payment of the Company's debts and liabilities and of the liquidation preference of, and accrued dividends on, any series of Preferred Stock. The Common Stock is not convertible or redeemable and holders of Common Stock do not have subscription rights or preemptive rights. The shares of Common Stock currently outstanding are, and the shares to be issued in connection with this offering will be, duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

     The Company is authorized to issue up to 2,000,000 shares of Preferred Stock in one or more series. The Company's Board of Directors is authorized to designate one or more series of Preferred Stock and to determine the number of shares, price, preferences, rights and limitations of each series of Preferred Stock, without any action by the Company's stockholders. The issuance of Preferred Stock or the issuance of rights to acquire Preferred Stock, may have the effect of delaying or preventing a change in control of the Company or an unsolicited takeover bid.

     1996-MAJOR Series of Convertible Preferred Stock

     The Company's Board of Directors has designated 250,000 shares of Preferred Stock as the 1996-MAJOR Series of Convertible Preferred Stock (the "1996-Major Series"). All shares of the 1996-Major Series were issued equally to Bruce Bendell (the Chairman of the Company's Board of Directors) and his brother Harold Bendell in connection with the Company's acquisition from them of the common stock of Major Fleet.

     Commencing December 31, 1996, each share of the 1996-Major Series became convertible into that number of shares of Common Stock having a value of $10.00. For purposes of conversion, each share of Common Stock is valued at the lesser of (a) $5.00 and (b) if available, the average of the bid and ask closing prices for the twenty consecutive trading days ending on the day prior to conversion. Therefore, each share of the 1996-Major Series will be convertible into at least two shares of Common Stock. Accrued and unpaid dividends on the 1996-Major Series may at the holder's option be used to purchase shares of Common Stock valued the same way as in the case of conversion.

     Shares of the 1996-Major Series have voting rights. Holders of shares of the 1996-Major Series vote with the holders of Common Stock, rather than as a separate class, and are entitled to two votes per share on each matter submitted to the stockholders.

     Holders of shares of the 1996-Major Series share in dividends and distributions that may be declared by the Company's Board of Directors with respect to the Common Stock out of funds legally available for that purpose, except that each share of the 1996-Major Series is entitled to twice the dividend or distribution that is paid to the holders of Common Stock.

     Upon liquidation or dissolution of the Company, holders of shares of the 1996-Major Series will receive $10.00 per share plus accrued and unpaid dividends out of the assets of the Company remaining after the payment of (i) the Company's debts and liabilities and (ii) the liquidation preference of, and accrued and unpaid dividends on, any other series of Preferred Stock to which the Company's Board of Directors assigns a higher preference than the 1996-Major Series. In the event that such remaining assets are insufficient to pay the full liquidation value of the 1996-Major Series, the 1997-Major Series (described below) and the 1997A-Major Series (described below), the available assets will be allocated among the holders of such series pro rata in accordance with their respective liquidation values. The liquidation preference on all series of the Company's Preferred Stock must be paid in full before the holders of Common Stock are entitled to any distribution.

     The Company has the unrestricted right beginning January 1, 2002 to redeem all or part of the shares of the 1996-Major Series for a redemption price of $15.87 per share, plus accrued and unpaid dividends.

     The holder of the 125,000 shares of the 1996-Major Series originally issued to Harold Bendell is offering for sale by this Prospectus 250,000 shares of Common Stock into which such shares of the 1996-Major Series are convertible. See "Selling Shareholders." Holders of the remaining 125,000 shares of the 1996-Major Series have unlimited demand and piggyback registration rights with respect to the shares of Common Stock into which such shares are convertible. These rights allow the holders to require the Company to register such shares of Common Stock in a registration statement under the Securities Act and to include such shares of Common Stock in any registration of the Company's securities in a registration statement under the Securities Act (excluding the registration statement of which this Prospectus is a part), subject to specified limitations.

     Holders of shares of the 1996-Major Series do not have subscription rights or preemptive rights. The shares of the 1996-Major Series are duly authorized, validly issued, fully paid and non-assessable.

     1997-MAJOR Series of Convertible Preferred Stock

     The Company's Board of Directors has designated 900,000 shares of Preferred Stock as the 1997-MAJOR Series of Convertible Preferred Stock (the "1997-Major Series"). None of the shares of the 1997-Major Series have been issued, but all of such shares will be issued to Bruce Bendell (the Chairman of the Company's Board of Directors) upon the consummation of the Major Auto Acquisition.

     The 900,000 shares of the 1997-Major Series are convertible into the Company's Common Stock. The number of shares of Common Stock into which the 1997-Major Series is convertible will be based upon the market value of the Common Stock on the date of issuance (the "1997-Major Issue Date") of the 1997-Major Series. If the market value of 1,800,000 shares of Common Stock on the 1997-Major Issue Date is at least $6,000,000, then the 900,000 shares of the 1997-Major Series will be convertible into 1,800,000 shares of Common Stock. If the market value of 1,800,000 shares of Common Stock on the 1997-Major Issue Date is less than $6,000,000, then the 900,000 shares of the 1997-Major Series will be convertible into that number of shares of Common Stock that have a market value on the 1997-Major Issue Date of $6,000,000. The market value per share of the Common Stock on the 1997-Major Issue Date will be the mean between the closing bid and ask prices for the Common Stock over the 20 trading days immediately prior to the 1997-Major Issue Date.

     Shares of the 1997-Major Series have voting rights. Holders of shares of the 1997-Major Series vote with the holders of Common Stock, rather than as a separate class, and are entitled to two votes per share on each matter submitted to the stockholders.

     Holders of shares of the 1997-Major Series share in dividends and distributions that may be declared by the Company's Board of Directors with respect to the Common Stock out of funds legally available for that purpose, except that each share of the 1997-Major Series is entitled to twice the dividend or distribution that is paid to the holders of Common Stock.

     Upon liquidation or dissolution of the Company, holders of shares of the 1997-Major Series will receive $4.00 per share plus accrued and unpaid dividends out of the assets of the Company remaining after the payment of (i) the Company's debts and liabilities and (ii) the liquidation preference of, and accrued and unpaid dividends on, any other series of Preferred Stock to which the Company's Board of Directors assigns a higher preference than the 1997-Major Series. In the event that such remaining assets are insufficient to pay the full liquidation value of the 1996-Major Series, the 1997-Major Series and the 1997A-Major Series (described below), the available assets will be allocated among the holders of such series pro rata in accordance with their respective liquidation values. The liquidation preference on all series of the Company's Preferred Stock must be paid in full before the holders of Common Stock are entitled to any distribution.

     The shares of the 1997-Major Series are not redeemable.

     Holders of the shares of the 1997-Major Series will have unlimited piggyback registration rights with respect to the shares of Common Stock into which such shares are convertible. These rights allow the holders to include their shares of Common Stock in any registration of the Company's securities in a registration statement under the Securities Act, subject to specified limitations.

     Holders of shares of the 1997-Major Series do not have subscription rights or preemptive rights. The shares of the 1997-Major Series are duly authorized, validly issued, fully paid and non-assessable.

     1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock

     The Company's Board of Directors has designated 100 shares of Preferred Stock as the 1997A-MAJOR AUTOMOTIVE GROUP Series of Preferred Stock (the "1997A-Major Series"). None of the shares of the 1997A-Major Series have been issued, but 50 of such shares will be issued to each of Bruce Bendell (the Chairman of the Company's Board of Directors) and his brother Harold Bendell upon the consummation of the Major Auto Acquisition.

     Shares of the 1997A-Major Series will have limited voting rights.

     Holders of shares of the 1997A-Major Series will vote as a separate class to elect a majority of the Board of Directors of Major Auto and any other subsidiaries and affiliates of the Company that are engaged in the operation of motor vehicle dealerships. Holders of the shares of the 1997A-Major Series will have no other voting rights. The reason for these special rights is to facilitate obtaining the manufacturers' consents to the transfer to the Company of the several automobile dealerships contemplated by the Major Auto acquisition. For the same reason, the ownership of the 1997A-Major Series shares is automatically transferred to Bruce or Harold Bendell should the other cease managing the dealerships for any reason, and to a successor manager should both cease doing so.

     Holders of shares of the 1997A-Major Series will not be entitled to share in any dividends or distributions that may be declared by the Company's Board of Directors.

     Upon liquidation or dissolution of the Company, holders of shares of the 1997A-Major Series will receive $1.00 per share out of the assets of the Company remaining after the payment of (i) the Company's debts and liabilities and (ii) the liquidation preference of, and accrued and unpaid dividends on, any other series of Preferred Stock to which the Company's Board of Directors assigns a higher preference than the 1997A-Major Series. In the event that such remaining assets are insufficient to pay the full liquidation value of the 1996-Major Series, the 1997-Major Series and the 1997A-Major Series, the available assets will be allocated among the holders of such series pro rata in accordance with their respective liquidation values. The liquidation preference on all series of the Company's Preferred Stock must be paid in full before the holders of Common Stock are entitled to any distribution.

     The Company will have the right to redeem the shares of the 1997A-Major Series under any of the following circumstances:

       (i) It disposes of its Automotive Sales division and has no further motor vehicle operations subject to the control of the holders of shares of the 1997A-Major Series.

       (ii) The management agreement between the Company and Bruce and Harold Bendell, relating to their management of the Company's motor vehicle dealerships, reaches its scheduled expiration on December 31, 2002 and the Bendell brothers do not decide to renew it, or it is earlier terminated by mutual agreement of the parties.

       (iii) The Company issues another series or class of security to effect control over the Company's motor vehicle operations and the redemption of the 1997A-Major Series is approved by the automobile manufacturers with whom the Company has franchise agreements at the time of such redemption.

     Holders of shares of the 1997A-Major Series do not have subscription rights or preemptive rights and are not convertible into any other securities. When issued, the shares of the 1997A-Major Series will be duly authorized, validly issued, fully paid and non-assessable.

     Bruce Bendell has a proxy to vote the 50 shares of the 1997A-Major Series owned by Harold Bendell for a seven-year period commencing on January 7, 1998.

Warrants

     The Company has issued and outstanding warrants to purchase an aggregate of 1,077,000 shares of Common Stock as follows:

     In connection with the agreement of the Agent to purchase Talkie Power Web Line Machines, on March 26, 1996, the Company issued to the Nissko Principals, including Yossi Koren, who subsequently became a director of the Company, (a) Class A Warrants, exercisable through the date that is 60 days after the effectiveness of any public offering of the Company's securities (including this offering), to acquire 750,000 shares of Common Stock at an exercise price of $1.25 per share and (b) Class B Warrants, exercisable through March 19, 1998, to acquire 750,000 shares of Common Stock at an exercise price of $1.25 per share. Certificates evidencing the Class A Warrants and the Class B Warrants have not yet been issued. Upon execution of the MOU, an aggregate $653,750 deposit that the Nissko Principals and Robert L. Rimberg had previously paid towards the full exercise price of the Class A Warrants was converted to a partial exercise of the Class A Warrants. Upon such conversion, the Company issued an aggregate of 523,000 shares of its Common Stock to the Nissko Principals and Mr. Rimberg.

     In connection with the acquisition by the Company from Bruce Bendell and Harold Bendell of all of the shares of Major Fleet, on October 2, 1996, the Company issued to each of Bruce Bendell and Harold Bendell warrants to acquire up to 50,000 shares of Common Stock at an exercise price of $1.25 per share. Harold Bendell's warrants are sometimes referred to herein as the "Selling Shareholders' Warrants." Such warrants are exercisable during the period from January 1, 1997 until the date six months after the effectiveness of the registration statement relating to the Common Stock underlying such warrants. Bruce Bendell's warrants have unlimited demand and piggyback registration rights with respect to the shares 50,000 shares of Common Stock issuable upon exercise of such warrants. These rights allow the holder of the warrants to require the Company to register such shares of Common Stock in a registration statement under the Securities Act and to include such shares of Common Stock in any registration of the Company's securities in a registration statement under the Securities Act (excluding the registration statement of which this Prospectus is a part), subject to specified limitations.

     All of the foregoing warrants have been issued pursuant to warrant agreements that contain anti-dilutive provisions providing for adjustment of the exercise price and the number and type of securities issuable upon exercise of the warrants should any one or more of certain specified events occur.

Anti-Takeover Provisions

     The Company's by-laws provide that directors may not be removed without cause, which limits the ability of stockholders to effect a change in control of the Company.

     Sections 78.378 through 78.3793 of the Nevada General Corporation Law may affect attempts to acquire control of the Company. In general under those sections, an entity that acquires "control shares" of an "issuing corporation" may vote the control shares only if approved by the holders of a majority of the voting power of the issuing corporation, excluding (i) the acquirer of the control shares, (ii) officers of the issuing corporation and (iii) those directors of the issuing corporation who are also employees of the issuing corporation. An issuing corporation is a corporation that is organized in Nevada, does business in Nevada, directly or through a subsidiary, and has at least 200 stockholders, at least 100 of whom are Nevada residents. As of September 30, 1997, fewer than 100 of the Company's stockholders were Nevada residents. Control shares are shares that when added to shares already owned by an entity, would give that entity voting power in the election of directors of any of three thresholds: one-fifth, one-third and a majority. The effect of these sections is to condition the acquisition of voting control of a corporation on the approval of a majority of the pre-existing disinterested stockholders. An issuing corporation may exclude itself from the coverage of these sections by inserting a provision to that effect in its articles of incorporation or by-laws on or before the tenth day after the relevant acquisition is made.

     Sections 78.411 through 78.444 of the Nevada General Corporation Law may also affect attempts to acquire control of the Company. In general those sections restrict "business combinations" (defined to include, among other transactions, mergers, disposition of assets or shares and recapitalizations) between a Nevada corporation having at least 200 stockholders and an "interested stockholder" (defined as a stockholder who is the beneficial owner of 10% or more of the voting power of the covered corporation's outstanding securities). If occurring within three years from when a stockholder becomes an interested stockholder, a business combination between that corporation and that interested stockholder may be consummated only if either the business combination or the purchase of shares that caused that stockholder to become an interested stockholder has been approved by the Board of Directors of that corporation prior to the date of such purchase. If occurring more than three years after that stockholder becomes an interested stockholder, a business combination between that corporation and that interested stockholder may be consummated only if certain statutory requirements concerning the compensation to be received by that corporation's stockholders are satisfied or if the business combination is made in accordance with that corporation's articles of incorporation and either
(i) the business combination or the purchase of shares that caused that stockholder to become an interested stockholder has been approved by that corporation's Board of Directors prior to the date of such purchase or (ii) the business combination has been approved by the vote of holders of stock representing a majority of the voting power not beneficially owned by the interested stockholder at a meeting called for that purpose not earlier than three years after the date of the purchase of shares that caused that stockholder to become an interested stockholder. A corporation may elect in its original articles of incorporation not to be subject to these sections or the stockholders representing a majority of the voting power not beneficially owned by the interested stockholder may adopt an amendment to the corporation's articles of incorporation to make that election, but the amendment will take effect 18 months after the stockholder vote and will not apply to any combination with an interested stockholder who was such on the effective date of the amendment.

     The issuance to Bruce Bendell of the 1997-MAJOR Series of Convertible Preferred Stock in connection with the Major Auto Acquisition would be a "business combination" as defined under the Nevada Business Corporation Law, but would not, however, be prohibited because the Company's Board of Directors approved in advance the issuance to Mr. Bendell in November 1995 of the 2,500,000 share of Common Stock that caused him to become an "interested stockholder."

Registration Rights

     See "--Preferred Stock--1996-MAJOR Series of Convertible Preferred Stock," "--1997-MAJOR Series of Convertible Preferred Stock" and "--Warrants" for a description of certain demand and/or piggyback registration rights.

     In consideration for certain consulting services, the Company has issued to Ronald Shapss 50,000 shares of Common Stock and options, exercisable until May, 2002, to acquire 50,000 shares of Common Stock for $4.50 per share. All of such issued shares and all of the shares underlying such options have unlimited piggyback registration rights. Mr. Shapss has waived such piggyback registration rights in connection with this offering.

Transfer Agent and Registrar

     The transfer agent and registrar for the Common Stock is Olde Monmouth Stock Transfer Co., Inc., situated at 77 Memorial Highway, Suite 101, Atlantic Highlands, New Jersey 08401.

                     MARKET FOR COMMON EQUITY AND RELATED
                              STOCKHOLDER MATTERS


Market Information

     On April 2, 1996, the Company's Common Stock was approved for trading on the OTC Bulletin Board. From the time of the listing through September 30, 1997, the high bid price was $6.375 and the low bid price was $3.50; quarter-end high and low bids were (as reported by Nasdaq Trading & Market Services) which quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not reflect actual transactions:


                Quarter Ended        High Bid     Low Bid
                -------------        --------     -------
              September 30, 1997     $4.375       $3.50
              June 30, 1997          $5.50        $4.00
              March 31, 1997         $6.375       $3.625
              December 31, 1996      $4.875       $3.75
              September 30, 1996     $4.75        $3.50
              June 30, 1996          $5.00        $4.00

Shareholders

     As of September 30, 1997, there were 355 holders of record of the Company's Common Stock.

Dividends

     The Company has never declared dividends on any class of its securities and has no present intention to declare any dividends on any class of its securities in the future.

Options, Warrants and Securities Convertible into Common Stock

     As of September 30, 1997, the Company had outstanding warrants to purchase an aggregate of 1,237,000 shares of Common Stock. See "Description of Securities--Warrants." As of September 30, 1997, the Company had outstanding options to acquire 50,000 shares of Common Stock. See "Description of Securities--Registration Rights." The Company has issued 250,000 shares of the 1996-MAJOR Series of Convertible Preferred Stock, which are convertible into at least 500,000 shares of Common Stock and, in connection with the consummation of the Major Auto Acquisition, will issue 900,000 shares of the 1997-MAJOR Series of Convertible Preferred Stock, which will be convertible into at least 1,800,000 shares of Common Stock. See "Description of Securities--Preferred Stock."

Shares Eligible for Future Sale

     Immediately following this offering, there will be an aggregate of 8,327,700 shares of Common Stock outstanding (8,500,200 shares if the Underwriter's over-allotment option is exercised in full). A minimum of (i) an additional 2,050,000 shares of Common Stock will be issuable in the event of the conversion of the unconverted balance of the Company's 1996-MAJOR Series of Convertible Preferred Stock and 1997-MAJOR Series of Convertible Preferred Stock and (ii) 1,007,000 shares of Common Stock will be issuable upon the exercise of the Company's outstanding options and warrants. Of these shares, the 1,450,000 shares of Common Stock (1,622,500 if the Underwriter's over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, unless such shares are held by an "affiliate" of the Company, as that term is defined in Rule 144 under the Securities Act ("Affiliate"). The remaining 6,877,700 shares were or will be sold by the Company in reliance on exemptions from the registration requirements of the Securities Act and are "restricted" securities within the meaning of Rule 144 under the Securities Act (the "Restricted Shares").

     The Company and its officers and directors have agreed not to sell, offer to sell, issue, distribute or otherwise dispose of any of their Restricted Shares for a period of one year from the date of this Prospectus (subject to certain limited exceptions) without the prior written consent of the Underwriter. Following such one-year period, such Restricted Shares will be eligible for sale in the public market, subject to the conditions and restrictions of Rule 144 and other applicable laws.

     In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated), including an Affiliate, who has beneficially owned shares for at least a one-year period (as computed under Rule 144) is entitled to sell within any three-month period a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock and (ii) the average weekly trading volume in the Company's Common Stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Commission. Sales under Rule 144 are also subject to certain provisions relating to the manner and notice of sale and the availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not deemed an Affiliate of the Company at any time during the 90 days immediately preceding a sale, and who has beneficially owned shares for at least a two-year period (as computed under Rule 144), would be entitled to sell such shares under Rule 144(k) without regard to the volume, manner of sale, notice and public information restrictions of Rule 144 described above.

                             SELLING SHAREHOLDERS

     Up to 300,000 shares of Common Stock (the "Selling Shareholders' Shares") may be offered and sold pursuant to this Prospectus by Castle Trust and Management Services Limited, as Trustee under the Millenium Second Trust created under that certain Deed of Settlement dated October 2, 1996 (the "Trustee") and Harold Bendell (collectively, the "Selling Shareholders"). Of such 300,000 shares, 250,000 shares may be offered and sold by the Trustee. Such 250,000 shares of Common Stock are the minimum number of shares issuable upon the conversion of 125,000 shares of the Company's 1996-MAJOR Series of Convertible Preferred Stock. See "Description of Securities--Preferred Stock." As the settlor and principal beneficiary of such trust, Harold Bendell has beneficial ownership of such stock. The remaining 50,000 shares may be offered and sold by Harold Bendell, individually, upon exercise of the Selling Shareholders' Warrants. See "Description of Securities--Warrants."

     The Company has agreed to register the public offering of the Selling Shareholders' Shares under the Securities Act concurrently with this offering and to pay all expenses in connection therewith. The Selling Shareholders' Shares have been included in the registration statement of which this Prospectus is a part. None of the Selling Shareholders' Shares may be sold by the Selling Shareholders prior to the 91st day after the date of this Prospectus, without the prior written consent of the Underwriter. There are no current plans, proposals, arrangements or understandings of the Underwriter with respect to modifying, shortening or waiving the 90-day lock-up period (the "Selling Shareholder Lock-Up Period").

     Harold Bendell is the brother of Bruce Bendell, the Chairman of the Company's Board of Directors, and has a management agreement with the Company to manage, with Bruce Bendell, the operation of the Company's subsidiary Major Fleet. In addition, upon the consummation of the Major Auto Acquisition, Harold Bendell will have a management agreement with the Company to manage, with Bruce Bendell, the operations of the Company's automobile dealerships. The Company will not receive any of the proceeds from the sale of the Selling Shareholders' Shares.

     Prior to this offering, the Trustee has legal ownership of 250,000 shares of the Common Stock (assuming the Trustee converts 125,000 shares of the Company's 1996-MAJOR Series of Convertible Preferred Stock at a time when the Common Stock has a value equal to or greater than $5.00 per share), which represents approximately 3.5% of the 6,877,700 shares of Common Stock outstanding as of September 30, 1997. After giving effect to this offering and assuming that the Trustee does not purchase any of the shares of Common Stock offered hereby, the Trustee will own no Common Stock.

     Prior to this offering, Harold Bendell has beneficial ownership of 350,000 shares of the Common Stock (which includes (i) the 250,000 shares of Common Stock referred to in the immediately preceding paragraph and

(ii) the Selling Shareholders Warrants), which represents approximately 4.9% of the 6,877,700 shares of Common Stock outstanding as of September 30, 1997. After giving effect to this offering and assuming that the Mr. Bendell does not purchase any of the shares of Common Stock offered hereby, Mr. Bendell will own 50,000 shares of Common Stock.

     The Selling Shareholders' Shares may be offered and sold from time to time during the period commencing on the 91st day and ending on the 120th day after the date of this Prospectus as market conditions permit in the over-the-counter market, or otherwise, at prices related to the then-current market price, or in negotiated transactions. The Selling Shareholders' Shares may be sold by one or more of the following methods, without limitation: (i) a block trade in which a broker or dealer so engaged will attempt to sell the Selling Shareholders' Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;
(iii) ordinary brokerage transactions and transactions in which the broker solicits purchases; and (iv) face-to-face transaction between the sellers and purchasers without a broker or dealer. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the Selling Shareholders in amounts to be negotiated. Such brokers, dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. From time to time, either of the Selling Shareholders may pledge, hypothecate or grant a security interest in some or all of the Selling Shares owned by it and the pledgees, secured parties or person to whom such security interests have been hypothecated shall, upon foreclosure in the event of default, be deemed to be Selling Shareholders for purposes hereof.

     If any of the following occurs: (i) the securities are sold at a fixed price or by option at a price other than the prevailing market price, (ii) the securities are sold in block transactions and the purchaser takes the securities with the intent to resell; or (iii) the compensation paid to broker-dealers is other than usual and customary discounts, this Prospectus must be amended to include additional disclosure relating to such price, arrangements and compensation terms before offers and sales of the Selling Shareholders' Shares may be made.


                             PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Company has agreed to sell to Hobbs Melville Securities Corp. (the "Underwriter") and the Underwriter has agreed to purchase from the Company 1,150,000 shares of Common Stock.

     The Underwriting Agreement provides that the obligation of the Underwriter to purchase the shares of Common Stock offered hereby is subject to approval of certain legal matters by its counsel and to certain other conditions. The Underwriter is obligated to take and pay for all shares of Common Stock offered hereby (other than those covered by the over-allotment option described below) if any of such shares are purchased.

     The Underwriter proposes to offer part of the shares of Common Stock directly to the public at the public offering price set forth of the cover page of this Prospectus and part of the shares of Common Stock to certain dealers at such public offering price less a concession not to exceed $0.60 per share. The Underwriter may allow, and such dealers may reallow, a concession to certain other dealers not to exceed $0.10 per share. The offering price of the shares of Common Stock offered hereby was determined by negotiation between the Company and the Underwriter and does not necessarily bear any relationship to the assets, book value, results of operations or other established criteria of value, and may not be indicative of prices that will prevail in any trading market.

     The Company has granted to the Underwriter an option, exercisable for 45 days from the date of this Prospectus, to purchase up to 172,500 additional shares of Common Stock to cover over-allotments, if any, at the public offering price, less underwriting discounts and commissions, as set forth on the cover page of this Prospectus. If the Underwriter exercises this option, it will be obligated, subject to certain conditions, to purchase that number of shares with respect to which it exercised its option. The Underwriter may exercise such option, in whole or in part, only to cover over-allotments made in connection with the sale of the Common Shares offered hereby.

     The Company and its officers and directors have agreed not to sell, offer to sell, distribute or otherwise dispose of any shares of Common Stock for a period of one year from the date of this Prospectus (subject to certain limited exceptions) without the prior written consent of the Underwriter. The Underwriter has agreed not to withhold such consent unreasonably.

     In connection with the offering made hereby, the Company has agreed to sell to the Underwriter, for nominal consideration, the Underwriter's Warrants to purchase 115,000 shares of Common Stock from the Company (10% of the number of shares offered by the Company in this offering). The Underwriter's Warrants are exercisable, in whole or in part, at an exercise price equal to 125% of the public offering price set forth on the cover page of this Prospectus at any time during the four-year period commencing one year after the effective date of the registration statement of which this Prospectus is a part. The warrant agreement pursuant to which the Underwriter's Warrants will be issued will contain provisions providing for adjustment of the exercise price and the number and type of securities issuable upon exercise of the Underwriter's Warrants should any one or more of certain specified events occur.

     The Company has agreed to reimburse the Underwriter for up to $207,000 (which represents 3% of the aggregate public offering price set forth on the cover page of this Prospectus (without regard to the Underwriter's over-allotment option)) of the Underwriter's out-of-pocket expenses (including fees of its counsel) in connection with the sale of Common Stock offered hereby. The Company has already paid $25,000 of such amount. The Company has also agreed to indemnify the Underwriter or contribute to losses arising out of certain liabilities that may be incurred in connection with this offering, including liabilities under the Securities Act.

     In connection with this offering, the Underwriter may engage in stabilizing, syndicate short covering transactions, penalty bids or other transactions during the offering that may stabilize, maintain or otherwise affect the market price of the Common Stock at a level above that which might otherwise prevail in the open market. Stabilizing transactions are bids for and purchases of the Common Stock for the purpose of preventing or retarding a decline in the market price of the Common Stock to facilitate the offering. Syndicate short covering transactions are bids to purchase and actual purchases of Common Stock on behalf of the Underwriter to provide it with enough shares of Common Stock to deliver to those purchasing shares of Common Stock in this offering. A penalty bid is an arrangement that permits the Underwriter to reclaim a selling concession when the shares of Common Stock originally sold by the Underwriter are purchased in a covering transaction. Such stabilizing, syndicate short covering transactions, penalty bids and other transactions, if commenced, may be discontinued at any time.

     The Underwriter has been in existence since May 1996. The Underwriter was originally named Sun Coast Capital Corp., changed its name to SouthWall Capital Corp. in October 1997 and changed its name to Hobbs Melville Securities Corp. in December 1997. The Underwriter has co-managed one other offering of securities and is currently managing one other offering. There are no material relationships between the Underwriter and Doron Cohen or Bruce Bendell, the promoters of the Company.


                              EXPERTS AND COUNSEL

     The financial statements included in this Prospectus, have been audited by
(i) Nemiroff, Cosmas & Co., CPA's, independent auditors, with respect to the Company for the 1995 fiscal year, (ii) Peter C. Cosmas Co., CPA's, independent auditors, with respect to the Company for the 1996 fiscal year, (iii) Doane Raymond, Chartered Accountants, independent auditors, with respect to Info Systems for the 1996 fiscal year, (iv) Marcum & Kliegman LLP, independent accountants, with respect to Major Fleet for the 1995 and 1996 fiscal years, and
(v) BDO Seidman, LLP, independent auditors, with respect to Major Auto for the 1995 and 1996 fiscal years, in each case as stated in their respective reports appearing herein and have been so included herein in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Piper & Marbury L.L.P., New York, New York. Certain legal matters will be passed upon for the Underwriter by Dolgenos Newman & Cronin LLP, New York, New York.

                       CHANGES IN AND DISAGREEMENTS WITH
              ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     The Company's auditor for the fiscal year ended December 31, 1995 was Nemiroff, Cosmas & Co., CPA's ("Nemiroff"). The Company's auditor for the fiscal year ended December 31, 1996 was Peter C. Cosmas Co., CPA's ("Cosmas"). In December 1996, Peter C. Cosmas, previously a principal in Nemiroff, left Nemiroff and opened a separate practice. The Company has elected to retain Cosmas as its auditor in lieu of Nemiroff. The auditor's reports on the Company's financial statements for the past two fiscal years of the Company did not contain any adverse opinion, or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. The decision to change auditors was not recommended or approved by the Company's Board of Directors or any committee thereof, as no disagreement was involved. There have been no disagreements with respect to accounting and financial disclosure.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048). Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Company's Exchange Act filings are also available to the public on the Commission's Internet site (http://www.sec.gov).

     This Prospectus, which constitutes part of a registration statement on Form SB-2 filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), by the Company, omits certain of the information contained in the registration statement. Reference is hereby made to the registration statement and to the exhibits to the registration statement for further information about the Company and the Common Stock. Statements in this Prospectus concerning provisions of documents are materially complete summaries of such documents. Copies of such material, including the complete registration statement and the exhibits, can be inspected, without charge at the offices of the Commission, or obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                         INDEX TO FINANCIAL STATEMENTS

Report of Peter C. Cosmas Co., CPA's   ...................................................   F-2

Fidelity Holdings, Inc. and Subsidiaries Consolidated Financial Statements for the Year
  Ended December 31, 1996 and Period November 7, 1995 (inception date) to
  December 31, 1995 ......................................................................   F-3

Nine Months Ended September 30, 1997 and 1996 (Unaudited)   ..............................   F-17

Pro Forma Combining Financial Statements  ................................................   F-22

Report of BDO Seidman, LLP ...............................................................   F-28

Major Chevrolet and Affiliates Combined Financial Statements for the Years Ended
  December 31, 1996 and 1995 and the Nine-Month Periods Ended September 30, 1997
  and 1996 (Unaudited)  ..................................................................   F-29

Report of Marcum & Kliegman, LLP .........................................................   F-38

Major Fleet & Leasing Corp. Financial Statements for the Years Ended December 31, 1996
  and 1995 ...............................................................................   F-39

Report of Doane Raymond, Chartered Accountants  ..........................................   F-48

786710 Ontario Limited for the Year Ended December 31, 1996 ..............................   F-49

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors
Fidelity Holdings, Inc.


     We have audited the consolidated balance sheets of Fidelity Holdings, Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income (loss), stockholders equity, and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not examine the financial statements of Major Fleet & Leasing Corp. and 786710 Ontario Limited, both wholly-owned subsidiaries, which statements, after intercompany eliminations, reflect total assets of $4,299,354, as of December 31, 1996 and total revenue of $796,602. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for Major Fleet & Leasing Corp. and 786710 Ontario Limited is based solely on he report of the other auditors.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the reports of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audit and the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fidelity Holdings, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the periods then ended in conformity with generally accepted accounting principles.



                                                    PETER C. COSMAS CO., CPA'S

New York, New York
February 27, 1997
 except as to the information
 in Note 1(n) and Note 14
 for which the date is
 December 19, 1997 and
 the second and third paragraphs of
 Note 16, for which
 the date is January 6, 1998

                   FIDELITY HOLDINGS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                    ASSETS

                                                                        December 31,
                                                                   1996           1995
                                                                   ----           ----
Current Assets:
   Cash and cash equivalents   ..............................   $   574,486      $  39,063
   Net investment in direct financing leases, current  ......     1,390,598             --
   Notes receivable -- officer and shareholder   ............       142,659             --
   Accounts receivable   ....................................       179,837             --
   Inventories  .............................................     1,494,020             --
   Other current assets  ....................................        45,349         10,000
                                                                -----------      ---------
      Total current assets  .................................     3,826,949         49,063
Net investment in direct financing leases, net of current
 portion  ...................................................     1,059,287             --
Property and equipment   ....................................     1,023,523             --
Excess of costs over net assets acquired   ..................     1,475,269             --
Other intangible assets  ....................................     1,653,474        500,000
Other assets ................................................       278,362             --
                                                                -----------      ---------
      Total assets ..........................................   $ 9,316,864      $ 549,063
                                                                ===========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY
 Current Liabilities:
   Accounts payable   .......................................   $   419,052      $      --
   Accrued expenses   .......................................       522,026          5,480
   Current maturities of long-term debt .....................       643,976         35,714
   Accrued income taxes  ....................................         4,378             --
   Deferred revenue   .......................................        67,409             --
   Due to affiliates  .......................................     1,404,079             --
                                                                -----------      ---------
      Total current liabilities   ...........................     3,060,920         41,194
 Long-term debt, less current maturities   ..................       515,609        464,286
 Deferred income taxes   ....................................       424,000             --
 Other ......................................................        72,122             --
                                                                -----------      ---------
      Total liabilities  ....................................     4,072,651        505,480
                                                                -----------      ---------
Commitments
Stockholders' equity
   Preferred stock, .01 par value; 2,000,000 shares authorized,
   250,000 shares issued and outstanding in 1996 and none
   in 1995  .................................................         2,500             --
   Common stock, .01 par value 50,000,000 shares authorized,
    6,279,200 shares issued and outstanding in 1996 and
    5,000,000 in 1995   .....................................        62,792         50,000
   Additional paid in capital  ..............................     4,509,108             --
   Cumulative translation adjustment ........................           264             --
   Retained earnings (deficit) ..............................       669,549         (6,417)
                                                                -----------      ---------
      Total stockholders' equity  ...........................     5,244,213         43,583
                                                                -----------      ---------
      Total liabilities and stockholders' equity ............   $ 9,316,864      $ 549,063
                                                                ===========      =========

        The accompanying notes are an integral part of these consolidated financial statements.

                   FIDELITY HOLDINGS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 Year ended       November 7, 1995,
                                                                December 31,     (Inception date) to
                                                                    1996          December 31, 1995
                                                                    ----         --------------------
Revenues:
   Computer products and telecommunications equipment  ......    $ 3,175,528         $       --
   Leasing income  ..........................................        258,947                 --
                                                                 -----------         ----------
      Total revenues  .......................................      3,434,475                 --
                                                                 -----------         ----------
Operating expenses:
   Cost of products sold ....................................        965,792                 --
   Selling, general and administrative expenses  ............
    Products ................................................        935,529              2,042
    Leasing  ................................................        191,372                 --
   Amortization of intangible assets ........................        178,104                 --
                                                                 -----------         ----------
                                                                   2,270,797              2,042
                                                                 -----------         ----------
   Operating income (loss)  .................................      1,163,678             (2,042)
                                                                 -----------         ----------
Other income (expense)
   Interest expense   .......................................        (24,132)            (4,375)
   Interest income ..........................................          9,830                 --
   Loss on joint venture ....................................        (32,410)                --
                                                                 -----------         ----------
   Income (loss) before provision for income taxes  .........      1,115,966              6,417
Provision for income taxes  .................................        441,000                 --
                                                                 -----------         ----------
Net income (loss)  ..........................................    $   675,966         $   (6,417)
                                                                 ===========         ==========
Earning (loss) per share
   Primary   ................................................    $      0.12         $       --
   Fully diluted   ..........................................           0.12                 --
Weighted average common and common equivalent shares
 outstanding:
   Primary   ................................................      5,522,862          5,000,000
   Fully diluted   ..........................................      5,522,862          5,000,000


       The accompanying notes are an integral part of these consolidated financial statements.

                   FIDELITY HOLDINGS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                          Year ended       November 7, 1995,
                                                                         December 31,     (Inception date) to
                                                                             1996          December 31, 1995
                                                                             ----         --------------------
Cash flows from operating activities:
   Net income (loss)  ................................................   $  675,967            $  (6,417)
Adjustments to reconcile net income (loss) to net cash (used in)
 provided by operating activities:
   Amortization of intangible assets .................................      178,104                   --
   Depreciation ......................................................      123,329                   --
   Deferred income taxes .............................................      424,000                   --
(Increase) decrease in assets:
   Net investment in direct financing leases  ........................   (1,612,675)                  --
   Notes receivable   ................................................     (142,659)                  --
   Accounts receivable   .............................................      (20,229)                  --
   Inventories  ......................................................   (1,173,082)                  --
   Other assets ......................................................      (31,304)             (10,000)
Increase (decrease) in liabilities:
   Accounts payable   ................................................      108,079                   --
   Accrued expenses   ................................................      416,282                5,480
   Accrued income taxes  .............................................        4,378                   --
   Deferred revenue   ................................................        3,075                   --
   Due to affiliates  ................................................    1,184,177                   --
                                                                         ----------            ---------
      Net cash provided by operating activities: .....................      137,442              (10,937)
                                                                         ----------            ---------
Cash flows from investing activities:
   Additions to property and equipment  ..............................      (77,326)                  --
   Acquisition of 786710 Ontario Limited, net of cash acquired  ......     (738,636)                  --
                                                                         ----------            ---------
      Net cash used in investing activities   ........................     (815,962)                  --
                                                                         ----------            ---------
Cash flows from financing activities:   ..............................
   Proceeds from long-term debt   ....................................      400,000                   --
   Payments of long-term debt  .......................................     (170,321)                  --
   Proceeds from issuance of common stock and exercise of warrants,
      net of expenses ................................................      984,000               50,000
                                                                         ----------            ---------
      Net cash provided by financing activities  .....................    1,213,679               50,000
                                                                         ----------            ---------
Effect of exchange rates on cash  ....................................          264                   --
                                                                         ----------            ---------
Net increase in cash and cash equivalents  ...........................      535,423               39,063
Cash and cash equivalents, beginning of period   .....................       39,063                   --
                                                                         ----------            ---------
Cash and cash equivalents, end of period   ...........................   $  574,486            $  39,063
                                                                         ==========            =========
   Supplemental Disclosures of Cash Flow Information:
    Cash paid during the period for:
      Interest  ......................................................   $   24,132                   --
      Income taxes ...................................................   $       --                   --


       The accompanying notes are an integral part of these consolidated financial statements.

                   FIDELITY HOLDINGS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                  Preferred Stock         Common Stock
                                 Shares    Amount     Shares       Amount
                                ---------  --------  -----------  ---------
Issuance of Common Stock......        --    $   --    5,000,000    $50,000
                                 -------    ------    ---------    -------
 Net Loss   ..................
 Balance December 31, 1995....        --              5,000,000     50,000
 Issuance of Common
  Stock and exercise of
  warrants net of expenses            --        --      990,000      9,900
 Issuance of Common
  Stock as payment for
  long-term debt  ............        --        --      160,000      1,600
 Issuance of Common
  Stock for the
  acquisition of 786710
  Ontario Ltd. ...............        --        --      125,000      1,250
 Issuance of Preferred stock
  for the acquisition of
  Major Fleet & Leasing Corp..   250,000     2,500           --         --
 Net income ..................        --        --           --         --
 Effect of stock compensation
  charge......................        --        --        4,200         42
 Translation adjustment ......        --        --           --         --
                                 -------    ------    ---------    -------
 Balance December 31, 1996....   250,000    $2,500    6,279,200    $62,792
                                 =======    ======    =========    =======


                                Additional     Retained     Cumulative        Total
                                 Paid-In       Earnings    Translation    Stockholders'
                                 Capital      (Deficit)     Adjustment       Equity
                                ------------  -----------  -------------  --------------
Issuance of Common Stock......   $       --    $     --        $ --        $   50,000
 Net Loss   ..................                   (6,417)                       (6,417)
                                 ----------    --------        ----        ----------
 Balance December 31, 1995....           --      (6,417)         --            43,583
 Issuance of Common
  Stock and exercise of
  warrants net of expenses          979,000                                   988,900
 Issuance of Common
  Stock as payment for
  long-term debt  ............      398,400          --          --           400,000
 Issuance of Common
  Stock for the
  acquisition of 786710
  Ontario Ltd. ...............      623,750          --          --           625,000
 Issuance of Preferred stock
  for the acquisition of
  Major Fleet & Leasing Corp..    2,497,500          --          --         2,500,000
 Net income ..................           --     675,966          --           675,966
 Effect of stock compensation
  charge .....................       10,458          --          --            10,500
 Translation adjustment ......           --          --         264               264
                                 ----------    --------        ----        ----------
 Balance December 31, 1996....   $4,509,108    $669,549        $264        $5,244,213
                                 ==========    ========        ====        ==========


       The accompanying notes are an integral part of these consolidated financial statements.

                   FIDELITY HOLDINGS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1) Summary of Significant Accounting Policies:

a) Nature of the Business:

     Fidelity Holdings, Inc. (The Company) was incorporated under the laws of the State of Nevada on November 7, 1995. The Company is structured as a holding Company that has two divisions, a Computer Telephone and Telecommunication Division and a Plastic and Utilities Division. The plastic and utilities division is considered to be in its development stage. In addition through its October 1, 1996 acquisition of Major Fleet & Leasing Corp. The Company is in the business of leasing automobiles, trucks and telephone equipment under direct financing and operating leases.

b) Principles of Consolidation:

     The accompanying consolidated financial statements include the accounts of Fidelity Holdings, Inc. and its wholly owned subsidiaries. All significant intercompany accounts, transactions and profits have been eliminated.

c) Earnings per Share:

     Earnings (loss) per share are based on the weighted average number of common and common equivalent shares, outstanding each year. Common equivalent shares consist of shares issuable upon the exercise of stock options and warrants, except where anti-dilutive.

d) Cash Equivalents:

     Cash equivalents consist of highly liquid investments, principally money market accounts, with a maturity of three months or less at the time of purchase. Cash equivalents are stated at cost which approximate market value.

e) Inventories:

     Inventories are stated at the lower of cost (first-in, first-out) or market. Automobiles and trucks held for sale or lease are valued at the lower of cost (specific identification) or market.

f) Property and Equipment:

     Property and equipment are recorded at cost. Depreciation and amortization of property and equipment are computed using the straight-line method over the estimated useful lives of the assets, ranging from three to ten years. Depreciation of leased equipment is calculated on the cost of the equipment, less an estimated residual value, on the straight-line method over the term of the lease. Maintenance and repairs are charged to operations as incurred. When property and equipment are sold or otherwise disposed of, the asset cost and accumulated depreciation are removed from the accounts, and the resulting gain or loss, if any, is included in the results of operations.

g) Revenue Recognition:

     The Company recognizes revenue from the sale of telecommunications and computer products at the date of product shipment. Any additional costs related to the product sold are provided for at the time of the sale. The Company records income from direct financing leases based on a constant periodic rate of return on the net investment in the lease. Income earned from operating lease agreements is recorded evenly over the term of the lease.

h) Foreign Currency Translation:

     The Company translates the assets and liabilities of its foreign subsidiaries at the exchange rates in effect at year end. Revenues and expenses are translated using exchange rates in effect during the year. Gains and losses from foreign currency translation are credited or charged to cumulative translation adjustment included in stockholders' equity in the accompanying consolidated balance sheets.

i) Use of Estimates In Preparation of Financial Statements:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of income and expenses during the reporting periods. Operating results in the future could vary from the amounts derived from management's estimates and assumptions.

j) Excess of Costs over Net Assets Acquired:

     The excess of cost over fair value of net assets of businesses acquired is amortized on a straight-line basis from five to fifteen years. Amortization recorded in 1996 was $107,593.

k) Impairment of Long-Lived Assets:

     Effective January 1, 1996, the company adopted Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of. SFAS No. 121 requires the Company to review the recoverability of the carrying amount of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset might not be recoverable.

     In the event that facts and circumstances indicate that the carrying amount of long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the assets' carrying amount to determine if a write-down to fair value is required. Fair value may be determined by reference to discounted future cash flows over the remaining useful life of the related asset. Such adoption did not have a material effect on the Company's consolidated financial position or results of operations.

l) Fair Value Disclosures:

     The carrying amounts reported in the Consolidated Balance Sheets for cash and cash equivalents, notes and accounts receivable, accounts payable, accrued expenses, and due to affiliates approximate fair value because of the immediate or short-term maturity of these financial instruments.

     The fair value of long-term debt, including the current portion, is estimated based on current rates offered to the Company for debt of the same remaining maturities.

m) Stock Options:

     The Company accounts for its stock options in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted the disclosure requirements of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. Had the Company determined Compensation Cost based on fair value at the grant date for stock options under SFAS No. 123 the effect would have been immaterial.

n) New Accounting Pronouncements:

     In 1997, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share," No. 129, "Disclosures of Information About Capital Structure," No. 130, "Reporting Comprehensive Income" and No. 131 "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 128 and No. 129 will be adopted by the Company as required for the year ended December 31, 1997. Upon adoption of SFAS No. 128, the Company will present basic earnings per share and diluted earnings per share. Basic earnings per share will be computed based on the weighted average number of shares outstanding during the period, increased by the dilutive effect of potential common stock. SFAS No. 130 and 131 are required to be adopted by the Company for fiscal years beginning after December 15, 1997. However, the Company may apply them early, i.e. for the year ended December 31, 1997. The added disclosures and information required by SFAS Nos. 129, 130 and 131 will not materially impact the interpretation of the Company's consolidated financial statements.

2) Accounts Receivable:

     The Company evaluates its accounts receivable on a customer by customer basis and has determined that no allowance for doubtful accounts is necessary at December 31, 1996.

3) Notes receivable -- officer shareholder:

     Note in the principal amount of $140,000 plus accrued interest of $2,659. Interest rate is 5 7/8% per annum.

4) Net Investment in Direct Financing Leases:

     Components of the net investment in direct financing leases are as follows:

                                                           December 31,
                                                       ----------------------
                                                         1996           1995
                                                         ----           ----
Total minimum lease payments to be received  ......    $2,705,711       $-0-
Estimated residual value of leased property  ......       200,315        -0-
Unearned income   .................................      (456,141)       -0-
                                                       ----------       ----
Net investment ....................................    $2,449,885       $-0-
                                                       ----------       ----

     Future minimum lease payments receivable at December 31, 1996 is as follows:

                           Year Ending
                           December 31,               Amount
                           ------------               ------
           1997 ................................    $1,512,465
           1998 ................................     1,108,499
           1999 ................................        77,493
           2000 ................................         7,254
                                                    ----------
           Total   .............................    $2,705,711
                                                    ----------

5) Inventories:

     Inventories consisted of the following:

                                                             December 31,
                                                         --------------------
                                                           1996         1995
                                                           ----         ----
Telecommunication parts   ...........................    $   36,395     $-0-
Automobiles and trucks held for sale or lease  ......     1,457,625      -0-
                                                         ----------     ----
                                                         $1,494,020     $-0-
                                                         ----------     ----

6) Property and Equipment:

     Property and equipment consisted of the following:

                                                              December 31,
                                                          --------------------
                                                            1996         1995
                                                            ----         ----
Leasehold improvements  ..............................    $   22,096     $-0-
Furniture and fixtures  ..............................        10,314      -0-
Computer equipment and software  .....................       804,639      -0-
Leased equipment  ....................................       309,803      -0-
                                                          ----------     ---
                                                           1,146,852      -0-
Less accumulated depreciation and amortization  ......       123,329      -0-
                                                          ----------     ---
                                                          $1,023,523     $-0-
                                                          ----------     ---

7) Income Taxes:

     The Company accounts for income taxes using the asset and liability method whereby deferred assets and liabilities are recorded for differences between the book and tax carrying amounts of balance sheet items. Deferred liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits that are not expected to be realized. The effects of changes in tax rates and laws on deferred tax assets and liabilities are reflected in net income in the period in which such changes are enacted.

     The provision for taxes on income is as follows:

                                                     Year-Ended December 31,
                                                    ------------------------
                                                        1996        1995
                                                        ----        ----
Federal:
      Current   ...................................   $ 13,000      $-0-
      Deferred  ...................................    319,000       -0-
State:
      Current   ...................................      4,000       -0-
      Deferred  ...................................    105,000       -0-
                                                      --------      ----
      Total  ......................................   $441,000      $-0-
                                                      --------      ---

The reconciliation between the amount computed by applying the federal statutory rate to income (loss) before income taxes and the actual income tax expense were as follows:

                                                     Year-Ended December 31,
                                                    ------------------------
                                                        1996        1995
                                                        ----        ----
Amount using the statutory Federal tax rate   ...... $380,000       $-0-
State income tax, net of federal tax benefit  ......   69,000        -0-
Other, net   .......................................   (8,000)       -0-
                                                     --------       ----
Provision for taxes on income  ..................... $441,000       $-0-
                                                     --------       ----

The tax effect of temporary differences resulted in deferred tax liabilities as follows:

                                                                              December 31,
                                                                           ------------------
                                                                             1996        1995
                                                                             ----        ----
Temporary Differences
   Revenue and expenses of consolidated subsidiary recognized on the
    cash basis for tax purposes, resulting in a timing difference ......   $399,427      $ --
   Depreciation   ......................................................     17,310        --
   Other ...............................................................      7,263        --
                                                                           --------      -----
   Total ...............................................................   $424,000      $ --
                                                                           --------      -----

8) Long-Term Debt:

     Various lenders advance funds to the Company's leasing subsidiary in the form of notes payable to finance leased vehicles. Interest on each note is charged depending on the prime rate in effect at the time the vehicle is leased and remains constant over the term of the lease. Applicable rates at December 31, 1996 ranged between 7% and 9.5%. Equal monthly installments are paid over the term of the lease (which can range from 12 to 60 months), together with a final balloon payment, if applicable. These loans are collateralized by the vehicles.

     Maturities are as follows:

                                                     Year-Ended December 31,
                                                    ------------------------
                                                        1996         1995
                                                        ----         ----
1997   ............................................   $463,976      $ -0-
1998   ............................................    230,851        -0-
1999   ............................................     70,437        -0-
2000   ............................................      6,594        -0-
                                                      --------      -----
Total  ............................................   $771,858      $ -0-
                                                      --------      -----

     In addition long-term debt includes $387,727 still due from the acquisition of 786710 Ontario Limited.

     Maturities are as follows:

                                                     Year-Ended December 31,
                                                    ------------------------
                                                        1996         1995
                                                        ----         ----
1997   ............................................   $180,000      $ -0-
1998   ............................................    207,727        -0-
                                                      --------      -----
Total  ............................................   $387,727      $ -0-
                                                      --------      -----

9) Business Combinations

     a) Acquisition of 786710 Ontario Limited

     On April 18, 1996, the Company acquired 786710 Ontario Limited, doing business as "Info Systems". 786710 developed both the complex of telecommunications and interactive voice response modules known as "Talkie", including "Talkie-Globe" for international calling and the talkie power web line machine system and "BCS" -- "Business Control Software", an integrated group of modules for accounting functions capable of real time use in various languages and currencies.

     Talkie is a trademarked name for an interrelated group of modules and applications of telephonic and interactive voice processing software which 786710 had marketed for several years.

     The transaction was accounted for under the purchase method of accounting and the total cost for the acquisition was $1,413,977. The results of operations for 786710 are included in the Company's "Consolidated Statements of Operations" from April 18, 1996, the date of acquisition.

     The Company issued 125,000 of its shares valued at $625,000 for the acquisition. These shares shall vest at the rate of 25,000 shares per year over a five year period.

     The Company independently reviewed their investment in this technology to ensure proper valuation on the financial statements.

     The cost of $1,413,977 was allocated as follows:

Fair value of net assets acquired at April 18, 1996, mainly computer software and
  equipment ..............................................................................    $  729,603
Intangible asset-excess of costs over net assets acquired   ..............................       684,374
                                                                                              ----------
      Total ..............................................................................    $1,413,977
                                                                                              ----------

     The excess of costs over net assets acquired amounting to $684,374 is being amortized over a five-year period.

     b) Acquisition of Major Fleet & Leasing Corp.

     On October 1, 1996 the Company acquired Major Fleet & Leasing Corp., organized in 1985 and engaged in the leasing and financing of motor vehicles, primarily in the New York City metropolitan area. Since becoming a wholly-owned subsidiary of the Company, it has expanded its operations to include the leasing of telephone equipment.

     The transaction was accounted for under the purchase method of accounting and the total cost for the acquisition was $2,500,000. The results of operations for Major Fleet & Leasing Corp. are included in the Company's "Consolidated Statements of Operations" from October 1, 1996, the date of acquisition.

     The Company issued 250,000 shares of Convertible Preferred Stock (The 1996
- Major Series), convertible into 500,000 shares of the Company's Common Stock. In addition, as a bonus for the attainment of certain goals prior to closing, the Bendell's were issued 100,000 shares of Common Stock. In addition the Bendell's were issued warrants for the purchase of 100,000 shares of the Company's Common Stock at a price of $1.25 per share.

     The cost of $2,500,000 was allocated as follows:

Fair value of net assets acquired at October 1, 1996 ............    $  401,512
Licenses   ......................................................     1,200,000
Intangible asset-excess of costs over net assets acquired  ......       898,488
                                                                     ----------
Total   .........................................................    $2,500,000
                                                                     ----------

     The excess of costs over net assets acquired amounting to $898,488 is being amortized over a fifteen-year period.

     Separate results for the periods prior to the acquisition were as follows:

                                                  Nine month       Year ended
                                                 period ended      December 31,
                                                   9/30/96            1995
                                                   -------            ----
Revenues ....................................      $692,314        $1,105,434
Net income  .................................      $158,383        $  310,051


     The results of operations for the year ended December 31, 1996, combining the acquisition of Major Fleet & Leasing Corp. and 786710 Ontario Limited as though they were both acquired by tbe Company as of January 1, 1996, are as follows:

     Revenues ............................................    $4,385,884
     Net income  .........................................    $  609,430

10) Other intangible Assets Consist of :

Patents:

     The Company has purchased two patents to be used in the manufacture of armored conduit. The patents, which were valued at their cost to the seller, will be amortized over the remaining useful life of 14 years on the straight line basis. The Company has an agreement with the seller of the patents to pay royalty payments. The payments will be calculated at the greater of 5% of the manufactured cost of the armored conduit or 2% of the net sales.

Licenses:

     The $1,200,000 value attributed to the licenses acquired as part of the Major Fleet & Leasing Corp. acquisition is being amortized on a straight-line basis over a twelve to seventeen year period.

11) Commitments:

Compensation Agreements:

     Mr. Bruce Bendell, Chairman of the Board of the Company, entered into a Consulting Agreement effective January 1, 1996. The Consulting Agreement provides for base annual compensation of $150,000 and provides for increases in such base compensation and for performance-based and discretionary bonuses.

     Mr. Doron Cohen, President and Treasurer of the Company, entered into an Employment Agreement effective January 1, 1996. The Agreement provides for base annual compensation of $150,000 and provides for increases in such base compensation and for both performance-based and discretionary bonuses.

     Both Mr. Bendell and Mr. Cohen waived their compensation for 1996: there is no accrual. However, there was compensation paid to Mr. Cohen by the Company's Telecommunication subsidiary in the amount of $50,000. Neither Mr. Bendell nor Mr. Cohen has any stock options, stock appreciation rights ("SAR") or deferred compensation.

Sales of Customer Installment Contracts:

     The Company's leasing subsidiary has sold customer installment contracts to some financing institutions with no recourse and to others with full recourse. In the event of default on recourse loans, the Company would pay the financing institution a predetermined amount and would repossess and sell the vehicle. No accrual has been made for possible losses since, in management's opinion on an aggregate basis, the Company could sell the repossessed automobiles for amounts in excess of outstanding liabilities.

     Customer installment contracts sold with recourse are as follows:


a) GMAC - retail sales program  .............................    $ 34,509
b) European American Bank ...................................     158,216
                                                                 --------
      Total   ...............................................    $192,725
                                                                 --------

     The "pre-determined" amount that must be paid by the Company in the event of default is as follows:

a) GMAC - retail sales program  .............................     $ 9,026
b) European American Bank ...................................      59,072
                                                                  -------
      Total   ...............................................     $68,098
                                                                  -------

Guarantor of Third Party Obligations:

     Under the terms of a cross-guarantee, cross-default, cross-collateralization agreement, the Company's leasing subsidiary is the guarantor of debt incurred by affiliated companies. In addition, the subsidiary is a guarantor on a mortgage of an entity which is wholly owned by officer-shareholders of the Company. The outstanding balance of the mortgage on December 31, 1996 is $877,212.

Legal Proceedings:

     On November 22, 1996, the Company and two subsidiaries filed an action in the New York Supreme Court in Queens County indexed at 25678-96 and captioned "Fidelity Holdings, Inc., Computer Business Sciences, Inc. and 786710 Ontario Limited, Plaintiffs, versus Michael Marom and M. M. Telecom, Corp. "claiming damages of $5,000,000 for breach of contract, libel, slander, disparagement, violation of copyright laws, fraud and misrepresentation. On February 4, 1997 the Defendants filed an amended Answer, and a Counterclaim seeking damages of $50,000,000 for breach of contract and violation of the Lanham Act. The Plaintiffs have filed an Answer to the Counterclaim. Discovery has not yet commenced.

     On September 18, 1996, the Company's subsidiary, 786710 Ontario Limited, the Company as owner of 786710, and the Baraks as the original principals of 786710, were sued in the Ontario Court (General Division) by Touch Tone Connections, indexed at 96-CU-111059. Touch Tone Connections seeks damages of CN$200,000 in connection with the installation, in 1995, of certain hardware and software claimed to have been faulty and not meeting the sales representation. All of the events occurred prior to the Company's acquisition of 786710 and the Baraks indemnified the Company against any such action.

     While it is not possible to determine the ultimate disposition of these proceedings, the Company believes that the outcome of such proceedings will not have a material adverse effect on the financial position or results of operations of the Company.

12) Related Party Transactions:

     Approximately 55% of the Company's revenues derived from the sale of computer products and telecommunications equipment was to Nissko Telecom, a partner with the Company on a joint venture in which the Company owns 45%. The Company will receive 45% of the net revenues generated by the joint venture. The investment in the Joint Venture is recorded under Equity Method of Accounting.

     Amounts due affiliates are amounts owed by the Company's leasing subsidiary for advances made in the ordinary course of business from various entities which are wholly owned by the subsidiaries former stockholders. The advances are in the form of non-interest-bearing obligations with no specified maturity dates. The subsidiary also purchased a substantial portion of its leased vehicles from affiliates.

13) Warrants:

     In October 1996 the Company revised the Patent Purchase Agreement. Under the amendment the purchase price was changed from $500,000 in cash to a combination of $100,000 in cash and the balance in 80,000 unregistered units of the Company's securities. Each unit consisted of 2 shares of Common Stock and 2 warrants, each warrant being for the purchase of 1 share of the Company's common stock at an exercise price of $3.125 per share exercisable for one year.

     In March 1996, the Company issued to Nissko Telecom, Inc. and its investors, warrants to purchase 1,500,000 shares of the Company's Common Stock at a price of $1.25 per share. In addition the Company issued warrants for the purchase of 100,000 shares, in connection with the Management agreement entered into when the Company acquired Major Fleet & Leasing Corp. The total number of warrants outstanding are 1,760,000 at exercise prices of $1.25 to $3.125.

14) Capital Stock:

     Preferred Stock

     Of the 2,000,000 shares of undesignated Preferred Stock authorized, to date the Company has designated 250,000 shares as the 1996-Major Series. The shares of the 1996-Major Series are voting, vote with the Common Stock and not as a separate class, and each share has two votes per share reflecting the underlying conversion rate. The shares of the 1996-Major Series are convertible, with each share converting into two shares of Common Stock. In the event that a dividend is declared on the Common Stock, a dividend of twice the per share dividend on the Common Stock must be declared on the 1996-Major Series, again reflecting the underlying conversion rate. The shares are redeemable after December 31, 2001 at a price of $15.87 per share. The liquidation preference is ten dollars per share or a total of $2,500,000. Pursuant to an agreement between the Company and the preferred stockholders, the right of recission (under certain circumstances), which was a part of the original agreement, has been rescinded.

     Common Stock

     In 1996 the Company issued at no cost to various employees, in recognition of their services in 1996, 4,200 shares of common stock. The value assigned to each of the relevant issues was $2.50 per share based on a discount determined by management to reflect the lack of marketability due to the fact that the shares are restricted securities.

     The fair values of additional shares issued in connection with employment agreements will be charged as compensation expense (and capital in excess of par credited) ratably during each month of employment over which the shares will be earned, i.e. vest. Vesting periods are from three to five years from date of employment. Such common stock was issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.

     Pursuant to oral agreements entered into in January 1996, in connection with investment banking and marketing services rendered to the Company, the Company in October 1996, upon the completion of these services issued 200,000 shares of its stock at its par value of $.01 per share. The gross proceeds to the Company from such sales were $2,000.00 which was considered to be the fair value in January 1996. Such common stock was issued and sold in reliance upon the exemption from registration contained in section 4(2) of the Securities Act.

     The warrants issued in connection with the management agreement referred to in Note 13, convertible into restricted shares at $1.25 per share, was separate and distinct from the Major Fleet acquisition and was performance based with no registration rights and could have been terminated. Therefore, a lower value was assigned to reflect a discount for marketability and risk.

15) Business Segments

     The Company currently operates in two industry segments: Computer and telephony products and leasing; It also has a plastics division currently in the development stage.

     The Company's operation by industry segment for the year ended December 31, 1996 is as follows:

                                                          Industry
                                                -----------------------------
                                                 Computer        Leasing
                                                 Products        Income           Other        Consolidated
                                                -------------   -------------   ------------   ---------------
Revenues ....................................   $ 3,175,528     $ 258,947               --      $ 3,434,475
                                                -----------     ---------          -------      -----------
Operating income  ...........................     1,034,143       129,535               --        1,163,678
                                                -----------     ---------          -------      -----------
Interest expense  ...........................            --       (24,132)              --          (24,132)
                                                -----------     ---------          -------      -----------
Interest income   ...........................         2,920         6,910               --            9,830
                                                -----------     ---------          -------      -----------
Loss on joint venture   .....................            --            --          (32,410)         (32,410)
                                                -----------     ---------          -------      -----------
Income before income taxes ..................                                                     1,116,966
                                                                                                -----------
Capital expenditures ........................       837,040       309,812               --        1,146,852
                                                -----------     ---------          -------      -----------
Depreciation and amortization of property and
 equipment  .................................        63,980        59,349               --          123,329
                                                -----------     ---------          -------      -----------
Amortization of other assets  ...............            --            --          178,104          178,104
                                                -----------     ---------          -------      -----------
Identifiable assets  ........................     2,891,748     4,179,257        2,245,859        9,316,864
                                                -----------     ---------        ---------      -----------

16) Subsequent Events:

     The Company has entered into a letter of intent with Mr. Bruce Bendell, Chairman of the Board to acquire for stock and cash certain automobile dealerships subject to certain conditions.

     The Company filed an action in the Supreme Court of the State of New York seeking a return of $100,000 paid and 160,000 shares of common stock issued to the sellers of the two patents referred to in Note 10. Such amounts were paid pursuant to a First Amendment to the Patent Sale and Purchase Agreement dated Septem-ber 30, 1996 ("Patent Agreement Amendment"). The Patent Agreement Amendment was entered into in settlement of litigation brought by the Company against the sellers of the patents. Such litigation was for damages related to misrepresentations concerning additional development expenditures required in connection with the subject patents. The Company intends to reinstate its litigation to modify the purchase price of the relevant patents. Management believes that, whatever the outcome of any or all of the foregoing actions, there will be no material impact on the Company's assets, earnings or net worth.

     In a related matter, the Company received notice from an individual claiming to have acquired, through foreclosure of a security interest, 12,000 shares of the Company's common stock originally issued to the sellers of the patents as discussed in the preceding paragraph. Such individual requested the Company to exchange his restricted certificates for ones without restriction. Upon advice of counsel, the Company will not accede to this request until such time as the holder demonstrates compliance with the rules of the Securities Act of 1933 relating to the lifting of restrictions after the passage of time for the appropriate holder. This individual has also asserted a number of claims against the Company, including some related to the patent acquisition discussed in the preceding paragraph. The Company has been advised by counsel that such claims are without merit.

                   FIDELITY HOLDINGS, INC. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1997

                   FIDELITY HOLDINGS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                SEPTEMBER 30,     DECEMBER 31,
                                                                    1997              1996
                                                                 (UNAUDITED)       (AUDITED)
                                                                ---------------   -------------
                                   ASSETS
Current Assets:
   Cash and cash equivalents   ..............................     $  186,814      $  574,486
   Net investment in direct financing leases, current  ......      1,703,877       1,390,598
   Notes receivable - officer shareholder  ..................        140,000         142,659
   Accounts receivable   ....................................      1,318,339         179,837
   Inventories  .............................................        102,511       1,494,020
   Other current assets  ....................................        164,405          45,349
                                                                  ----------      ----------
       Total current assets .................................      3,615,946       3,826,949
Net investment in direct financing leases,
  net of current portion ....................................        530,334       1,059,287
Property and equipment net  .................................      1,803,455       1,023,523
Intangible assets  ..........................................      2,897,861       3,128,743
Other assets ................................................        237,947         278,362
                                                                  ----------      ----------
       Total assets   .......................................     $9,085,543      $9,316,864
                                                                  ==========      ==========
                LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable   .......................................     $  376,479      $  419,052
   Accrued expenses   .......................................        116,664         522,026
   Current maturities of long-term debt .....................        898,669         643,976
   Accrued income taxes  ....................................        341,000           4,378
   Deferred revenue   .......................................         59,794          67,409
   Due to affiliates  .......................................        126,375       1,404,079
                                                                  ----------      ----------
       Total current liabilities  ...........................      1,918,981       3,060,920
Long-term debt, less current maturities .....................        324,798         515,609
Income taxes deferred .......................................        275,000         424,000
Other  ......................................................         26,303          72,122
                                                                  ----------      ----------
       Total liabilities ....................................      2,545,082       4,072,651
                                                                  ----------      ----------
Commitments
Stockholders' Equity
   Preferred stock, .01 par value; 2,000,000 shares
     authorized, 250,000 shares issued and outstanding
     in 1997 and 1996 .......................................          2,500           2,500
   Common stock, .01 par value 50,000,000 shares
     authorized, 6,877,700 shares issued and outstanding
     in 1997 and 6,279,200 in 1996   ........................         68,777          62,792
   Additional paid in capital  ..............................      5,240,375       4,509,108
   Cumulative translation adjustment ........................            222             264
   Retained earnings  .......................................      1,228,587         669,549
                                                                  ----------      ----------
       Total stockholders' equity ...........................      6,540,461       5,244,213
                                                                  ----------      ----------
       Total liabilities and stockholders' equity   .........     $9,085,543      $9,316,864
                                                                  ==========      ==========

                   FIDELITY HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                NINE MONTHS ENDED SEPTEMBER 30,
                                                                    1997             1996
                                                                --------------   --------------
Revenues:
   Computer products and telecommunications equipment  ......    $2,752,256       $1,144,795
   Leasing income  ..........................................       776,671              --
                                                                 ----------       ----------
       Total revenues .......................................     3,528,927        1,144,795
                                                                 ----------       ----------
Operating expenses:
   Cost of products sold ....................................       622,398          434,802
   Selling, general and administrative expenses  ............           --               --
       Products .............................................     1,276,557          859,946
       Leasing  .............................................       528,653              --
   Amortization of intangible assets ........................       234,366              --
                                                                 ----------       ----------
                                                                  2,661,974        1,294,748
                                                                 ----------       ----------
Operating income (loss)  ....................................       866,953         (149,953)
Other income (expenses)
   Interest expense   .......................................      (105,505)         (25,950)
   Interest income ..........................................        10,922              --
   Income on joint venture  .................................        53,668              --
                                                                 ----------       ----------
Income (loss) before provision for income taxes  ............       826,038         (175,903)
Provision for income taxes  .................................       267,000              --
                                                                 ----------       ----------
Net income (loss)  ..........................................    $  559,038       $ (175,903)
                                                                 ==========       ==========
Net income (loss) per common share   ........................    $     0.07       $    (0.03)
                                                                 ==========       ==========

                   FIDELITY HOLDINGS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                              NINE MONTHS
                                                                          ENDED SEPTEMBER 30,
                                                                        1997              1996
                                                                   ---------------   ---------------
Cash flows from operating activities:
   Net income (loss)  ..........................................    $    559,038      $  (175,903)
Adjustments to reconcile net income (loss) to net cash (used in)
 provided by operating activities:
   Amortization of intangible assets ...........................         234,366           98,821
   Depreciation ................................................         384,722           59,362
   Deferred income taxes .......................................        (149,000)              --
   Non cash items -- stock based compensation ..................          83,502
(Increase) decrease in assets:
   Net investment in direct financing leases  ..................         215,674               --
   Notes receivable   ..........................................           2,659               --
   Accounts receivable   .......................................      (1,138,502)         (80,410)
   Inventories  ................................................         991,509           (5,610)
   Other assets ................................................         (78,641)         (29,023)
Increase (decrease) in liabilities:
   Accounts payable   ..........................................         (90,928)         210,305
   Accrued expenses   ..........................................        (405,362)          18,903
   Accrued income taxes  .......................................         336,622               --
   Deferred revenue   ..........................................          (7,615)          91,700
   Due to affiliates  ..........................................      (1,277,704)              --
                                                                    ------------      -----------
      Net cash provided (used) by operating activities .........        (339,660)         188,145
                                                                    ------------      -----------
Cash flows from investing activities:
   Additions to property and equipment  ........................        (465,644)         (80,301)
   Acquisition of 786710 Ontario Limited, net of cash  .........              --         (738,636)
                                                                    ------------      -----------
      Net cash used in investing activities   ..................        (465,644)        (818,937)
                                                                    ------------      -----------
Cash flows from financing activities:
   (Increase) payments on long-term debt-net  ..................        (236,118)         441,988
   Proceeds from issuance of common stock for exercise of
    warrants ...................................................         653,750          738,976
                                                                    ------------      -----------
      Net cash provided by financing activities  ...............         417,632        1,180,964
                                                                    ------------      -----------
Net increase (decrease) in cash and cash equivalents   .........        (387,672)         550,172
Cash and cash equivalents, beginning of period   ...............         574,486           39,063
                                                                    ============      ===========
Cash and cash equivalents, end of period   .....................    $    186,814      $   589,235
                                                                    ============      ===========

                    FIDELITY HOLDINGS INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                Preferred Stock         Common Stock
                              -------------------  ----------------------
                               Shares    Amount     Shares       Amount
                              ---------  --------  -----------  ---------
Balance December 31, 1996      250,000    $2,500    6,279,200    $62,792
Effect of stock compensation
 charge   ..................        --        --       75,500        755
Issuance of Common Stock
 pursuant to exercise of
 warrants ..................        --        --      523,000      5,230
Net income   ...............        --        --           --         --
Translation adjustment   ...        --        --           --         --
                               -------    ------    ---------    -------
Balance September 30, 1997     250,000    $2,500    6,877,700    $68,777
                               =======    ======    =========    =======

                              Additional     Retained      Currency          Total
                               Paid in       Earnings     Translation    Stockholders'
                               Capital       (Deficit)     Adjustment       Equity
                              ------------  ------------  -------------  --------------
Balance December 31, 1996      $4,509,108    $  669,549      $ 264        $ 5,244,213
Effect of stock compensation
 charge   ..................       82,747            --         --             83,502
Issuance of Common Stock
 pursuant to exercise of
 warrants ..................      648,520            --         --            653,750
Net income   ...............           --       559,038         --            559,038
Translation adjustment   ...           --            --        (42)               (42)
                               ----------    ----------      -----        -----------
Balance September 30, 1997     $5,240,375    $1,228,587      $ 222        $ 6,540,461
                               ==========    ==========      =====        ===========

                    Fidelity Holdings Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                  (Unaudited)

                              September 30, 1997


1. Basis of Presentation:

     The accompanying unaudited consolidated interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (consisting of only normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. These financial statements should be read in conjunction with the audited December 31, 1996 financial statements and related notes included elsewhere in this Prospectus.

                   FIDELITY HOLDINGS, INC. AND SUBSIDIARIES
                       AND MAJOR AUTOMOTIVE GROUP, INC.
              UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma combined financial statements are based upon the financial statements of Fidelity Holdings, Inc. and Subsidiaries (the "Company" or "Fidelity"), and Major Chevrolet, Inc. and Affiliates ("Major") combined and adjusted to give effect to the merger. The Merger Agreement provides that the Company and its wholly-owned subsidiary Major Acquisition Corp. have entered into a merger agreement with Major Automotive Group, Inc. ("Major Auto") and its sole stockholder, Bruce Bendell. Bruce Bendell owns all of the issued and outstanding shares of common stock of Major Chevrolet, Inc. ("Major Chevrolet") and Major Subaru, Inc. ("Major Subaru") and 50% of the issued and outstanding shares of common stock of Major Dodge, Inc. ("Major Dodge") and Major Chrysler, Plymouth, Jeep Eagle, Inc. ("Major Chrysler, Plymouth, Jeep Eagle"), which, collectively, operate five franchised automobile dealerships. Pursuant to such merger agreement, Bruce Bendell will contribute to Major Auto all of his shares of common stock of Major Chevrolet, Major Subaru, Major Dodge and Major Chrysler, Plymouth, Jeep Eagle, and Major Acquisition Corp. will then acquire from Bruce Bendell all of the issued and outstanding shares of common stock of Major Auto in exchange for shares of a new class of the Company's preferred stock. Harold Bendell, Bruce Bendell's brother, owns the remaining 50% of the issued and outstanding shares of common stock of Major Dodge and Major Chrysler, Plymouth, Jeep Eagle. Major Acquisition Corp. will purchase Harold Bendell's shares for $4 million in cash under a Stock Purchase Agreement. The unaudited pro forma combined balance sheet at September 30, 1997 gives effect to the merger as if it occurred on such date. The unaudited pro forma combined statement of operations for the nine months ended September 30, 1997 gives effect to the merger as if it occurred at January 1, 1997. The unaudited pro forma combined statement of operations for the year ended December 31, 1996 gives effect to the merger and the Company's acquisition of Major Fleet & Leasing Corp. and 786710 Ontario Ltd. as if they occurred at January 1, 1996. The unaudited pro forma combined statement of operations for the period ended December 31, 1996 is derived from the audited historical financial statements of the Company and audited historical financial statements of Major and should be read in conjunction with the Company's and Major's audited historical financial statements included elsewhere in this Prospectus. The pro forma combined financial statements as of and for the nine-month period ended September 30, 1997 have been prepared on the same basis as the historical information derived from the audited financial statements. In the opinion of the Company's and Major's management, the unaudited financial statements of the Company and Major referred to above include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial position and results of operations for such periods. These pro forma statements of operations are not necessarily indicative of future operations or what the Company's operations would actually have been had the combinations occurred at the dates indicated and, therefore, should not be construed as being representative of future operating results.

                   FIDELITY HOLDINGS, INC. AND SUBSIDIARIES
                       PRO FORMA COMBINED BALANCE SHEET

                              SEPTEMBER 30, 1997

                                                                                            Pro Forma             Pro Forma
                                                        Fidelity          Major            Adjustments            Combined
                                                      -------------   --------------   ----------------------   -------------
                      ASSETS
Current assets:
   Cash and cash equivalents .....................   $   186,814     $    825,209        $   5,775,000 (c)      $  2,787,023
                                                                                            (4,000,000)(b)
   Net investment in direct financing leases,
    current   ....................................     1,703,877                                                   1,703,877
   Notes receivable -- officer shareholder  ......       140,000          665,838                                    805,838
   Accounts receivable ...........................     1,318,339        7,087,489                                  8,405,828
   Inventories   .................................       102,511       18,597,597                                 18,700,108
   Other current assets   ........................       164,405          133,095                                    297,500
                                                     -----------     ------------                               ------------
      Total current assets   .....................     3,615,946       27,309,228            1,775,000            32,700,174
Net investment in direct financing leases, net of
 current portion .................................       530,334                                                     530,334
Property and equipment, net  .....................     1,803,455          678,650                                  2,482,105
Leased and rental vehicles   .....................                        262,618                                    262,618
Excess of costs over net assets acquired .........     1,327,689                             7,625,037 (b)         8,952,726
Other intangible assets   ........................     1,570,172                                                   1,570,172
Other assets  ....................................       237,947           13,723                                    251,670
                                                     -----------     ------------                               ------------
      Total assets  ..............................   $ 9,085,543     $ 28,264,219        $   9,400,037          $ 46,749,799
                                                     ===========     ============        =============          ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable ..............................   $   376,479     $  1,343,308        $                     $ 1,719,787
   Accrued expenses ..............................       116,664        2,228,340                                  2,345,004
   Current maturities of long-term debt  .........       898,669                                                     898,669
   Accrued income taxes   ........................       341,000                                                     341,000
   Deferred revenue ..............................        59,794                                                      59,794
   Due to affiliates   ...........................       126,375                                                     126,375
   Floor plan liability   ........................                     20,678,059                                 20,678,059
   Other current liabilities .....................                        957,963                                    957,963
                                                                     ------------                              -------------
      Total current liabilities ..................     1,918,981       25,207,670                                 27,126,651
Long-term debt, less current maturities  .........       324,798                                                     324,798
Income taxes deferred  ...........................       275,000                                                     275,000
Other   ..........................................        26,303          681,586                                    707,889
                                                     -----------     ------------                              -------------
      Total liabilities   ........................     2,545,082       25,889,256                                 28,434,338
                                                     -----------     ------------                              -------------

                                                                                    Pro Forma             Pro Forma
                                                 Fidelity         Major            Adjustments            Combined
                                               ------------   -------------    ---------------------   ------------

Stockholders' equity
   Preferred stock, - 1996 - MAJOR, $.01
    par value: 2,000,000 shares authorized
    250,000 shares issued and outstanding ..    $    2,500     $                 $                     $     2,500
   Preferred stock - 1997-MAJOR, $.01 par
    value: .................................                                             9,000 (b)           9,000
   Common stock, $.01 par value 50,000,000
    shares authorized 8,027,700 shares
    issued and outstanding   ...............        68,777                              11,500 (c)          80,277
   Common stock - Major, net ...............                       730,100            (730,100)(b)
   Additional paid in capital   ............     5,240,375         176,700            (176,700)(b)      16,994,875
                                                                                     5,991,000 (b)
                                                                                     5,763,500 (c)
   Cumulative translation adjustment  ......           222                                                     222
   Retained earnings   .....................     1,228,587       1,468,163          (1,468,163)(b)       1,228,587
                                                ----------     -----------       -------------         -----------
      Total stockholders' equity   .........     6,540,461       2,374,963           9,400,037          18,315,461
                                                ----------     -----------       -------------         -----------
      Total liabilities and stockholders'
       equity ..............................    $9,085,543     $28,264,219       $   9,400,037         $46,749,799
                                                ==========     ===========       =============         ===========

                   FIDELITY HOLDINGS, INC. AND SUBSIDIARIES
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1997

                                                                                    Pro Forma            Pro Forma
                                                  Fidelity          Major           Adjustments          Combined
                                               -------------   ---------------   ------------------   ---------------
                                                 (Unaudited)     (Unaudited)
Revenues:
   Computer products and
    telecommunications equipment   .........   $2,752,256      $                                      $2,752,256
   Automobile dealers  .....................                   123,265,262                            123,265,262
   Leasing income   ........................     776,671                                                 776,671
                                               ----------                                             -----------
      Total revenues   .....................   3,528,927       123,265,262                            126,794,189
                                               ----------      -----------                            -----------
Operating expenses:
   Cost of products sold  ..................     622,398       108,999,167                            109,621,565
   Selling, general and
    administrative expenses
      Products   ...........................   1,276,557                                               1,276,557
      Leasing ..............................     528,653                                                 528,653
      Automobile dealers  ..................                   11,225,425                             11,225,425
   Amortization of intangible assets  ......     234,366                           $   154,813(c)        389,179
                                               ----------                          -----------        -----------
                                               2,661,974       120,224,592             154,813        123,041,379
                                               ----------      -----------         -----------        -----------
Operating income (loss)   ..................     866,953        3,040,670             (154,813)        3,752,810
Other income (expense)
   Interest expense ........................    (105,505)      (1,228,846)                            (1,334,351)
   Interest income  ........................      10,922               --                                 10,922
   Other   .................................                       90,944                                 90,944
   Income on joint venture   ...............      53,668               --                   --            53,668
                                               ----------      -----------         -----------        -----------
Income before provision for taxes  .........     826,038        1,902,768             (154,813)        2,573,993
Provision for taxes ........................     267,000          239,000              582,000(d)      1,088,000
                                               ----------      -----------         -----------        -----------
Net income .................................   $ 559,038       $1,663,768          $  (736,813)       $1,485,993
                                               ==========      ===========         ===========        ===========
Net income per common share  ...............                                                          $     0.14
                                                                                                      ===========
Weighted average number of common
 shares outstanding ........................                                                  (f)     10,975,866
                                                                                                      ===========

                  PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1996

                                                                 Fleet            786710
                                                              Jan. 1, 1996     Jan. 1, 1996
                                                                  thru          thru April
                                              Fidelity       Sept. 30, 1996      18, 1996
                                             --------------  ----------------  --------------
Revenues:
 Computer products and
  telecommunications equipment ............   $3,175,528        $               $  259,095
 Automobile division  .....................
 Leasing income ...........................      258,947          692,314
                                              ----------        ---------      -----------
  Total revenues   ........................    3,434,475          692,314          259,095
                                              ----------        ---------      -----------
Operating expenses:
 Cost of products sold   ..................      965,792                           151,969
 Selling, general and administrative
  expenses
  Products   ..............................      935,529                           137,901
  Leasing .................................      191,372          482,147
  Automobile division .....................
  Amortization of intangible assets  ......      178,104
                                              ----------        ---------      -----------
                                               2,270,797          482,147          289,870
                                              ----------        ---------      -----------
Operating income (loss)  ..................    1,163,678          210,167          (30,775)
Other income (expense)
 Interest expense  ........................      (24,132)         (60,653)
 Interest income   ........................        9,830            8,869
 Other ....................................           --
 Income on joint venture ..................      (32,410)
                                              ----------        ---------      -----------
Income (loss) before provision for taxes       1,116,966          158,383          (30,775)
Income taxes ..............................      441,000
                                              ----------        ---------      -----------
Net income (loss)  ........................   $  675,966        $ 158,383       $  (30,775)
                                              ==========        =========      ===========
Net income per common share ...............
Weighted average number of common
 shares outstanding   .....................

                                                                                                  Fidelity
                                                                Fidelity                            Major
                                               Pro Forma        Pro Forma                         Pro Forma        Pro Forma
                                              Adjustments       Combined          Major          Adjustments       Combined
                                             ----------------  --------------  ---------------  ----------------  ---------------
Revenues:
 Computer products and
  telecommunications equipment ............    $                $3,434,623     $                  $                $  3,434,823
 Automobile division  .....................                             --      144,692,083                         144,692,083
 Leasing income ...........................                        951,261                                              951,261
                                               ----------       ----------     ------------       ----------       ------------
  Total revenues   ........................                      4,385,884      144,692,083               --        149,077,967
                                               ----------       ----------     ------------       ----------       ------------
Operating expenses:
 Cost of products sold   ..................                      1,117,761      129,376,852                         130,494,613
 Selling, general and administrative
  expenses
  Products   ..............................                      1,073,430                                            1,073,430
  Leasing .................................                        673,519                                              673,519
  Automobile division .....................                             --       13,337,323                          13,337,323
  Amortization of intangible assets  ......       139,144(f)       317,248                           309,627(c)         626,875
                                               ----------       ----------     ------------       ----------       ------------
                                                  139,144        3,181,958      142,714,175          309,627        146,205,760
                                               ----------       ----------     ------------       ----------       ------------
Operating income (loss)  ..................      (139,144)       1,203,926        1,977,908         (309,627)         2,872,207
Other income (expense)
 Interest expense  ........................                        (84,785)      (1,675,202)                         (1,759,987)
 Interest income   ........................                         18,699               --                              18,699
 Other ....................................                             --          118,940                             118,940
 Income on joint venture ..................                        (32,410)                                             (32,410)
                                               ----------       ----------     ------------       ----------       ------------
Income (loss) before provision for taxes         (139,144)       1,105,430          421,646         (309,627)         1,217,449
Income taxes ..............................        55,000(e)       496,000          105,973          147,000(d)         748,973
                                               ----------       ----------     ------------       ----------       ------------
Net income (loss)  ........................    $ (194,144)      $  609,430     $    315,673       $ (456,627)      $    468,476
                                               ==========       ==========     ============       ==========       ============
Net income per common share ...............                                                                        $       0.04
                                                                                                                   ============
Weighted average number of common
 shares outstanding   .....................                                                                 (e)      10,551,200
                                                                                                                   ============

                   FIDELITY HOLDINGS, INC. AND SUBSIDIARIES
                         PRO FORMA COMBINED STATEMENTS


Assumptions Used and Adjustments Made

   (a) The merger transaction, which was accounted for as a purchase pursuant to Accounting Principles Board Opinion Number 16, was accomplished by payment of $4,000,000 in cash and the issuance of 900,000 shares of the Company's Convertible Preferred Stock ("1997-MAJOR Preferred"). Such shares are convertible, in accordance with their terms, into 1,800,000 shares of the Company's Common Stock. Such common shares were valued at $3.33 per share at the time the transaction was agreed to. The valuation was based on fair market value of the Company's freely trading shares and considered such factors as restrictions and blockage. The number of shares was determined, in accordance with the acquisition agreement, as the greater of (i) 1,800,000 shares and (ii) that number of shares of Common Stock that have a market value of $6,000,000. Together, the cash payment plus the 1997-MAJOR Preferred stock, represents a purchase price of $10 million. The assets and liabilities of Major were recorded at their historical book value. Since the preponderance of such assets and liabilities are current; primarily cash, receivables, inventories and related liabilities, management believes such book value ($2,374,963 at September 30, 1997) approximates fair market value. This entire transaction was assumed to have taken place as contemplated. However, in the event that approval is not received from each of the respective automobile manufacturers, the acquisitions of Major's constituent dealerships will occur individually, as approval is received. This will result in pro rata stock and cash payments as each individual dealership is acquired and the financial results will, inevitably, differ from those presented in these pro forma statements.

   (b) The Company plans to sell 1,150,000 shares of its Common Stock at a price, net of underwriting commissions, of $5.40 per share. The gross proceeds were reduced by $435,000 of underwriting and other offering expenses, resulting in net proceeds to the Company of $5,775,000. Of these net proceeds, $4,000,000 was assumed to have been used to fund the cash payment required in the acquisition of Major.

   (c) The excess of cost over net assets acquired ($9,288,805) is being amortized over thirty years on a pro forma basis. The statements of operations reflects nine months and twelve months of amortization for the periods ended September 30, 1997 and December 31, 1996 respectively. A professional appraisal will be made following the completion of the acquisition and, based thereon, the excess of cost over net assets required will be allocated to tangible and intangible assets, if any, and they will be appropriately amortized and depreciated over their estimated useful lives.

   (d) Taxes have been provided for the Company at historic rates. Major has historically operated as a Subchapter S Corporation under provisions of the Internal Revenue Code, wherein the stockholders are required to report taxable income or loss on their personal returns and no such taxes are reflected on Major's financial statements. Pro forma taxes have been provided for Major at an estimated effective rate of 35%.

   (e) Earnings per share has been calculated based on the weighted average number of shares outstanding and assumes the exercise of outstanding warrants and options and the related issuance of Common Stock and the conversion of the Convertible Preferred Stock into Common Stock as of January 1, 1997, and January 1, 1996 for the periods ended September 30, 1997 and December 31, 1996, respectively, as follows.

                                                                  September 30, 1997    December 31, 1996
                                                                 --------------------   ------------------
     Weighted average number of shares used for the
       financial statements  .................................         8,025,866             7,601,200
     Issuance of 1997-Major Preferred, as if converted  ......         1,800,000             1,800,000
     Shares issued in offering  ..............................         1,150,000             1,150,000
                                                                       ---------             ---------
                                                                      10,975,866            10,551,200
                                                                      ==========            ==========

   (f) The statement of operations has been adjusted to reflect a full year's amortization on the excess of costs over net assets acquired in the 1996 acquisitions of Major Fleet & Leasing Corp. and 786710 Ontario Limited. The additional amortization amounted to $104,925 for Major Fleet & Leasing Corp. and $34,219 for 786710 Ontario Ltd., a total of $139,144.

               Report of Independent Certified Public Accountants



Major Chevrolet, Inc. and Affiliates
Long Island City, New York


     We have audited the accompanying combined balance sheet of Major Chevrolet, Inc. and Affiliates as of December 31, 1996, and the related combined statements of income, and cash flows for each of the two years in the period ended December 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Major Chevrolet, Inc. and Affiliates at December 31, 1996, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.




BDO Seidman, LLP


New York, New York
August 14, 1997

                     Major Chevrolet, Inc. and Affiliates

                            Combined Balance Sheets

                                                                    December 31, 1996     September 30, 1997
                                                                   -------------------   -------------------
                                                                                            (Unaudited)
Assets
Current:
   Cash and cash equivalents   .................................      $   350,237            $    24,034
   Certificates of deposit  ....................................          784,612                801,175
   Trade receivables  ..........................................        5,227,776              7,087,489
   Inventories  ................................................       25,332,146             18,597,597
   Notes receivable   ..........................................          637,166                665,838
   Prepaid expenses and other current assets  ..................           70,020                133,095
                                                                      -----------            -----------
   Total current assets  .......................................       32,401,957             27,309,228
Property, plant and equipment, less accumulated depreciation and
 amortization   ................................................          704,782                678,650
Lease and rental vehicles   ....................................        3,550,625                262,618
Other assets:
   Security deposits  ..........................................           13,945                 13,723
                                                                      -----------            -----------
                                                                      $36,671,309            $28,264,219
                                                                      ===========            ===========
Liabilities and Stockholders' Equity
Current:
   Customer deposits  ..........................................      $ 1,263,379            $   957,963
   Accounts payable   ..........................................        1,964,487              1,343,308
   Accrued expenses   ..........................................          749,034              2,228,340
   Notes payable on vehicle floor plan  ........................       31,298,202             20,678,059
                                                                      -----------            -----------
      Total current liabilities   ..............................       35,275,102             25,207,670
Loans payable to stockholders  .................................          664,060                665,894
Notes payable -- other -- noncurrent ...........................           20,952                 15,692
                                                                      -----------            -----------
      Total liabilities  .......................................       35,960,114             25,889,256
                                                                      -----------            -----------
Commitments and contingencies
Stockholders' equity:
   Common stock ................................................          730,100                730,100
   Additional paid-in capital  .................................          176,700                176,700
   Retained earnings (deficit) .................................         (195,605)             1,468,163
                                                                      -----------            -----------
      Total stockholders' equity  ..............................          711,195              2,374,963
                                                                      -----------            -----------
                                                                      $36,671,309            $28,264,219
                                                                      ===========            ===========

     See accompanying summary of accounting policies and notes to combined financial statements.

                     Major Chevrolet, Inc. and Affiliates

                         Combined Statements of Income

                                                    Year ended                    Nine months ended
                                                   December 31,                     September 30,
                                          -------------------------------   ------------------------------
                                              1996             1995             1997             1996
                                          --------------   --------------   --------------   -------------
                                                                                     (Unaudited)
Revenues:
   Sales ..............................    $144,692,083     $118,476,189     $123,265,262     $109,449,870
   Cost of sales  .....................     129,376,852      104,728,435      108,999,167       97,917,164
                                           ------------     ------------     ------------     ------------
      Gross profit   ..................      15,315,231       13,747,754       14,266,095       11,532,706
Operating expenses   ..................      13,337,323       11,439,981       11,225,425       10,034,389
Interest expense  .....................       1,675,202        1,899,821        1,228,846        1,278,398
                                           ------------     ------------     ------------     ------------
      Operating income  ...............         302,706          407,952        1,811,824          219,919
Other income   ........................         118,940          109,072           90,944           70,147
                                           ------------     ------------     ------------     ------------
      Income before income taxes ......         421,646          517,024        1,902,768          290,066
Income taxes   ........................         105,973           26,158          239,000           51,919
                                           ------------     ------------     ------------     ------------
Net income  ...........................    $    315,673     $    490,866     $  1,663,768     $    238,147
                                           ============     ============     ============     ============

     See accompanying summary of accounting policies and notes to combined financial statements.

                     Major Chevrolet, Inc. and Affiliates

                       Combined Statements of Cash Flows
               Increase (Decrease) in Cash and Cash Equivalents





                                                                          Year ended
                                                                         December 31,
                                                              -------------------------------
                                                                  1996              1995
                                                                  ----              ----
Cash flows from operating activities:
 Net income ................................................  $     315,673     $     490,866
                                                              -------------     -------------
 Adjustments to reconcile net income to net cash provided by
   (used in) operating activities:
   Depreciation and amortization ...........................        680,400           523,049
   Other -- net   ..........................................        (30,848)               --
   Changes in assets -- (increase) decrease in:
    Trade receivables   ....................................      2,969,953           390,502
    Inventories   ..........................................      6,224,583       (16,417,109)
    Prepaid expenses and other current assets   ............         80,066           (89,263)
    Security deposits   ....................................         (4,139)           (1,024)
   Changes in liabilities - increase (decrease) in:
    Customer deposits   ....................................      1,078,951           (90,715)
    Accounts payable .......................................        243,203           147,915
    Accrued expenses .......................................       (374,171)         (296,425)
                                                              -------------     -------------
      Total adjustments ....................................     10,867,998       (15,833,070)
                                                              -------------     -------------
      Net cash provided by (used in) operating
       activities ..........................................     11,183,671       (15,342,204)
                                                              -------------     -------------
Cash flows from investing activities:
 Purchase of property, plant and equipment   ...............       (115,630)         (150,297)
 Lease and rental vehicles .................................        332,666           463,713
 Note receivable  ..........................................        (36,166)         (601,000)
 Certificate of deposit ....................................        (19,828)           46,008
                                                              -------------     -------------
      Net cash provided by (used in) investing
       activities ..........................................        161,042          (241,576)
                                                              -------------     -------------
Cash flows from financing activities:
 Increase in (payment of) stockholder loans  ...............         14,060               214
 Increase (decrease) in long-term debt .....................        (92,224)          453,140
 Increase (decrease) in floor plan notes payable   .........    (11,382,436)       15,989,182
 Decrease in additional paid-in capital   ..................             --        (1,041,100)
 Treasury stock repurchase .................................             --            (8,900)
 S corporation distributions  ..............................       (200,000)               --
                                                              -------------     -------------
      Net cash provided by (used in) financing
       activities ..........................................    (11,660,600)       15,392,536
                                                              -------------     -------------
Net increase (decrease) in cash and cash equivalents  ......       (315,887)         (191,244)
Cash and cash equivalents, beginning of period  ............        666,124           857,368
                                                              -------------     -------------
Cash and cash equivalents, end of period  ..................  $     350,237     $     666,124
                                                              =============     =============
Supplemental disclosures of cash flow information: Cash paid during the period for:
   Interest ................................................  $   1,812,010     $   1,777,023
   Income taxes   ..........................................         79,266            35,618
                                                              =============     =============

                                                                      Nine months ended
                                                                        September 30,
                                                              ------------------------------
                                                                  1997              1996
                                                                  ----              ----
                                                                         (Unaudited)
Cash flows from operating activities:
 Net income ................................................  $   1,663,768     $    238,147
                                                              -------------     ------------
 Adjustments to reconcile net income to net cash provided by
   (used in) operating activities:
   Depreciation and amortization ...........................        141,357          725,023
   Other -- net   ..........................................             --          (30,848)
   Changes in assets -- (increase) decrease in:
    Trade receivables   ....................................     (1,859,713)         888,174
    Inventories   ..........................................      6,734,549        7,367,061
    Prepaid expenses and other current assets   ............        (63,075)          47,319
    Security deposits   ....................................            222          (13,552)
   Changes in liabilities - increase (decrease) in:
    Customer deposits   ....................................       (305,416)       1,479,910
    Accounts payable .......................................       (621,179)        (274,091)
    Accrued expenses .......................................      1,479,306          261,816
                                                              -------------     ------------
      Total adjustments ....................................      5,506,051       10,450,812
                                                              -------------     ------------
      Net cash provided by (used in) operating
       activities ..........................................      7,169,819       10,688,959
                                                              -------------     ------------
Cash flows from investing activities:
 Purchase of property, plant and equipment   ...............        (21,130)        (105,802)
 Lease and rental vehicles .................................      3,193,912       (1,403,397)
 Note receivable  ..........................................        (28,672)         (27,149)
 Certificate of deposit ....................................        (16,563)         (15,165)
                                                              -------------     ------------
      Net cash provided by (used in) investing
       activities ..........................................      3,127,547       (1,551,513)
                                                              -------------     ------------
Cash flows from financing activities:
 Increase in (payment of) stockholder loans  ...............          1,834         (100,000)
 Increase (decrease) in long-term debt .....................         (5,260)         (90,470)
 Increase (decrease) in floor plan notes payable   .........    (10,620,143)      (8,559,113)
 Decrease in additional paid-in capital   ..................             --               --
 Treasury stock repurchase .................................             --               --
 S corporation distributions  ..............................             --         (200,000)
                                                              -------------     ------------
      Net cash provided by (used in) financing
       activities ..........................................    (10,623,569)      (8,949,583)
                                                              -------------     ------------
Net increase (decrease) in cash and cash equivalents  ......       (326,203)         187,863
Cash and cash equivalents, beginning of period  ............        350,237          666,124
                                                              -------------     ------------
Cash and cash equivalents, end of period  ..................  $      24,034     $    853,987
                                                              =============     ============
Supplemental disclosures of cash flow information: Cash paid during the period for:
   Interest ................................................  $   1,371,788     $  1,396,453
   Income taxes   ..........................................         52,538           49,806
                                                              =============     ============

     See accompanying summary of accounting policies and notes to combined financial statements.

                     Major Chevrolet, Inc. and Affiliates

                        Summary of Accounting Policies

Business and Principles of
 Combination and
  Reporting................  Major Chevrolet, Inc. and Affiliates (the
                             "Company") is a retailer of new and used vehicles, trucks, parts and accessories. The financial statements consist of the combined operations of Major Chevrolet, Inc., Major Dodge, Inc., Major Chrysler Plymouth Jeep Eagle, Inc. ("Major CPJE"), and Major Subaru, Inc. (effective January 1, 1996), all of which are under common control. All significant intercompany balances and transactions have been eliminated.

Use of Estimates..........   The preparation of financial statements in
                             conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Credit Risk...............   Financial instruments which potentially subject
                             the Company to concentration of credit risk consist principally of cash and cash equivalents. The
                             Company places its cash and cash equivalents in quality financial institutions and, by policy, limits the amount of credit exposure in any one financial vehicle.

Financial Instruments.....   The fair values of the financial instruments,
                             including cash, cash equivalents, trade
                             receivables, inventories, accounts payable, accrued expenses and notes payable on vehicle floor plan, approximate their carrying value because of the current nature of these instruments. It is not practical to determine the fair value of loans payable to stockholders because the repayment terms are subject to management's discretion.

Revenue and
 Cost Recognition..........  Revenues and cost are recognized upon delivery of the vehicle to the customer. At time of delivery, all financing arrangements between and among the parties have been concluded.

Interim Financial
 Information...............  The accompanying unaudited combined interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (consisting of only normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997.

Inventories...............   New vehicle inventories are valued at the lower
                             of cost or market, with cost determined on a last-in, first-out basis. Used vehicle inventories are valued at the lower of cost or market, with cost determined on a specific identification basis.
                             Parts and accessories inventories are also valued at the lower of cost or market, with cost determined on the first-in, first-out method.
                             During 1997, total inventory quantities were reduced, resulting in a LIFO liquidation. The net income realized as a result of the inventory liquidation amounted to approximately $1,359,000.

                     Major Chevrolet, Inc. and Affiliates

                        Summary of Accounting Policies

Property, Plant
 and Equipment.............  Property, plant and equipment are stated at cost.
                             Depreciation is calculated using the straight-line method over the estimated useful lives of the assets (ranging from 5 to 10 years). Leasehold improvements are depreciated using the straight-line method over their estimated useful lives, not to exceed the life of the lease.

Income Taxes..............   The Company elected, with the consent of its
                             stockholders, to be taxed as an S corporation under the provisions of the Internal Revenue Code (Sec.
                             1361) and New York State Franchise Tax Law. The stockholders are required to report the Company's taxable income or loss in their personal income tax returns; accordingly, such income taxes are not reflected in the combined financial statements. In addition, New York State imposes a corporate level tax, based upon the differential between corporate and individual tax rates, which has been provided for. The combined financial statements include a provision for the New York State tax and New York
                             City income taxes since New York City does not recognize S corporation status. Deferred income taxes reflect the impact of temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. There are no significant temporary differences; accordingly, no deferred tax calculation has been made.

Supplemental Cash Flow
 Information..............   The Company considers all short-term, highly
                             liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's cash and cash equivalents are carried at cost, which approximates market value and consists primarily of time deposits.

Certificates of Deposit...   The Company has two certificates of deposit with
                             a financial institution which have initial maturities of one year and nine months, respectively, that automatically renew on such maturity dates. The fair value of the certificates of deposit approximate their carrying value due to their short-term maturities.

Long-Lived Assets.........   The Company adopted Statement of Financial
                             Accounting Standards No. 121 "Accounting for the
                             Impairment of Long-Lived Assets and for Long-Lived
                             Assets to Be Disposed of" in 1996. The Company reviews certain long-lived assets and identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. In that regard, the Company assesses the recoverability of such assets based upon estimated nondiscounted cash flow forecasts.

Reclassification..........   Certain accounts in the prior year's financial
                             statements have been reclassified for comparative purposes to conform with the presentation in the current year's financial statements. These reclassifications have no effect on previously reported income.

                     Major Chevrolet, Inc. and Affiliates

                    Notes to Combined Financial Statements

1. Trade Receivables
     (a) The Company's trade receivables include amounts due from related parties as follows:
                                                   December 31, 1996
                                                   ------------------
           Major Fleet and Leasing, Inc.  ......       $1,338,825
           Major Pennsylvania, Inc. ............          174,761
                                                       ----------
                                                       $1,513,586
                                                       ==========

     These related parties have substantially the same ownership and management as the Company.

   (b)Trade receivables, at December 31, 1996, included approximately $.5 million in delayed payments which are approved by the vehicle manufacturer and its financial institution.

2. Inventories
     Inventories consist of the following:

                                                 December 31, 1996
                                                 ------------------
           New automobiles  ..................      $11,619,105
           New trucks and vans ...............       10,207,147
           Used automobiles and trucks  ......        6,041,011
           Parts and accessories  ............          664,138
           Other   ...........................           18,047
                                                    -----------
                                                     28,549,448
           Less: LIFO reserve  ...............        3,217,302
                                                    -----------
                                                    $25,332,146
                                                    ===========

3. Property, Plant and Equipment
     Major classes of property, plant and equipment consist of the following:

                                                                                  Estimated
                                                          December 31, 1996      useful lives
                                                          -------------------   --------------
       Furniture and fixtures  ........................       $  493,079          7-10 years
       Service equipment ..............................          180,748          5-7 years
       Automobiles ....................................           18,138           3 years
       Leasehold improvements  ........................          596,571         Life of lease
                                                              ----------
                                                               1,288,536
       Less: Accumulated depreciation and amortization.          583,754
                                                              ----------
                                                              $  704,782
                                                              ==========

4. Lease and Rental Vehicles

     The Company leases vehicles to an unrelated third party under operating lease arrangements. These vehicles are used as rental vehicles through agreements providing for daily, weekly or monthly terms. The Company holds title to the vehicles and is reimbursed for the carrying charges paid on these vehicles.

     The following is an analysis of the carrying amount of the leased vehicles:

                                                    December 31, 1996
                                                    ------------------
           Cost .................................       $4,161,130
           Less: Accumulated depreciation  ......          610,505
                                                        ----------
                                                        $3,550,625
                                                        ==========

                     Major Chevrolet, Inc. and Affiliates

5. Mortgage Receivable

     During fiscal 1994, the Company purchased a mortgage note from a financial institution for $364,882. The borrower issuing the note is a former shareholder of the Company. The note bears interest at a rate of 10% per annum payable on the first day of each month. The note matures on February 24, 1998. During 1996, an agreement was made to offset the mortgage receivable and all accrued interest against a Company-issued note payable of $450,000 to the former stockholder. The remaining portion of approximately $19,000 is included in accounts receivable.

6. Notes Payable - Vehicle Floor Plan

     Notes payable on the vehicle floor plan are due to Chrysler Credit Corp. and bear interest ranging from 8.7% to 10% during the year ended December 31, 1996. These notes are secured by the new vehicles inventory and will be repaid at the time the vehicles are sold or by certain delayed payments included in trade receivables as described in Note 1.

7. Notes Payable

     In November 15, 1995, Major CPJE, Inc. issued a note payable to Chrysler Credit Corporation in order to purchase equipment for the service department. Because Major CPJE, Inc. and Major Dodge, Inc. equally share the service department, an equal share was allocated to Major Dodge, Inc. amounting to $14,029.

8. Stock Repurchase

     On December 31, 1995, Major Chevrolet, Inc. repurchased 89 shares of its Class B common stock, representing 10% of the shares then outstanding from a stockholder. The purchase price was $1.05 million, which was comprised of a $32,124 cash payment, a $450,000 note payable issued to the stockholder (see
Note 5), and an immediate cancellation of certain promissory notes.

9. Loans Payable To Stockholders

     Amounts due to stockholders represent cash advances made to the Company for cash flow purposes. The stockholders agreed not to demand payment of these loans in the next fiscal year. Accordingly, the loans have been classified as noncurrent. The loans do not bear interest.

10. Related Party Transaction

     In addition to certain trade receivables as discussed in Note 1(a), on October 16, 1995, the Company entered into an agreement with BHB Realty, LLP, a related party with similar ownership as the Company, purchasing a note receivable for $601,000. The note receivable bears interest at 6% per annum and is payable annually on the anniversary of the note. The note is due on demand, but not earlier than October 15, 1996.

     The Company rents its Dodge showroom premises from its stockholders. The agreement is on a month-to-month basis. Rent expense relating to the this agreement amounted to $96,000 for the year ended December 31, 1996.

     During 1996, the Company rented space for a used car lot from BHB Realty, LLP. The agreement was on a month-to-month basis. Rent expense relating to this agreement amounted to $240,000 in 1996.

     The Company rents its Dodge and CPJE service centers from Bendell Realty, L.L.C. Bendell Realty, L.L.C. is owned by the stockholder of the Company. The rent expense amounted to approximately $120,000 for the years ended December 31, 1996 and 1995.

                     Major Chevrolet, Inc. and Affiliates

11. Common Stock
     Common stock consists of the following:

                                                                                      December 31, 1996
                                                                                      ------------------
   Major Chevrolet, Inc. - common stock:
      Class A, $100 par - shares authorized 950; none issued and outstanding  ......      $    --
      Class B, $100 par - shares authorized 1,700; issued and outstanding 890 ......        89,000
      Treasury stock, $100 par - 89 shares..........................................        (8,900)
   Major Dodge, Inc. - no par value; shares authorized 200; issued and outstanding
     20  ...........................................................................       250,000
   Major Chrysler Eagle Jeep, Inc. - no par value; shares authorized 200; issued and
     outstanding 100 ...............................................................       250,000
   Major Subaru, Inc. - no par value; shares authorized 200; issued and outstanding
     10  ...........................................................................       150,000
                                                                                          --------
                                                                                          $730,100
                                                                                          ========

12. Commitments

     At December 31, 1996, the Company is committed to make minimum annual lease payments under real property operating leases as follows:

           1997  ...................................    $  692,000
           1998  ...................................       614,000
           1999  ...................................       608,000
           2000  ...................................       608,000
           2001  ...................................       608,000
           Thereafter  .............................     2,934,000
                                                        ----------
                                                        $6,064,000
                                                        ==========

Rent expense under real property operating leases approximated $961,000 and $751,000 for the years ended December 31, 1996 and 1995, respectively.

The Company has a line of credit totaling $1,500,000 with Chrysler Credit Corporation. The credit facility is used to secure vehicles exported overseas by General Motors on behalf of the Company. None of the line of credit has been used as of December 31, 1996.

The Company guarantees the obligations of Major Fleet and Leasing, Inc. under a $5 million line of credit with a financial institution. Major Fleet and Leasing, Inc. was formerly owned by the shareholders of the Company.

13. Governmental Regulations

     Substantially all of the Company's facilities are subject to Federal, state and local regulations relating to the discharge of materials into the environment. Compliance with these provisions has not had, nor does the Company expect such compliance to have, any material effect on the financial condition or results of operations of the Company. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable Federal and state requirements.

14. Litigation

     Various claims and lawsuits arising in the normal course of business are pending against the Company. The results of such litigation are not expected to have a material or adverse effect on the Company's combined financial position or results of operations.

15. Subsequent Events

     The Company has entered into a joint venture subsequent to the year-end. The venture is with an out-of-state Ford dealership, the purpose of which is to purchase Ford fleet vehicles for resale.

                     Major Chevrolet, Inc. and Affiliates

15. Subsequent Events -- (Continued)

     For the nine months ended September 30, 1997, the Company has recorded approximately $11,000,000 in sales in connection with the joint venture.
     The Company has entered into a merger agreement with Fidelity Holdings, Inc. and Major Acquisition Corp., a wholly-owned subsidiary of Fidelity Holdings, Inc. Pursuant to the merger agreement, Major Acquisition Corp. will acquire all of the Company's shares of stock in exchange for shares of a new class of preferred stock of Fidelity Holdings, Inc. and $4 million in cash. A condition to the closing is that all manufacturers' approvals must be obtained.

                         INDEPENDENT AUDITORS' REPORT



To the Board of Directors of
Major Fleet & Leasing Corp.

     We have audited the accompanying balance sheet of Major Fleet & Leasing Corp. as of December 31, 1996 and 1995, and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Major Fleet & Leasing Corp. as of December 31, 1996 and 1995, and the results of its operations and is cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                          Marcum & Kliegman LLP


                                                          Woodbury, N.Y.
February 5, 1997

                          MAJOR FLEET & LEASING CORP.

                                BALANCE SHEETS
                          December 31, 1996 and 1995


                                    ASSETS

                                                                 1996           1995
                                                              ------------   -----------
CURRENT ASSETS
 Cash and cash equivalents   ..............................    $   77,806     $  409,280
 Net investment in direct financing leases, current  ......     1,390,598        426,473
 Accounts receivable   ....................................         1,903         82,335
 Inventory ................................................     1,175,667         25,219
 Prepaid expenses   .......................................         8,335          8,143
 Loans to employees .......................................        35,609              0
                                                               ----------     ----------
   Total Current Assets   .................................     2,689,918        951,450
                                                               ----------     ----------
LEASED EQUIPMENT, net  ....................................       238,658        292,769
                                                               ----------     ----------
NET INVESTMENT IN DIRECT FINANCING LEASES, net of current
 portion   ................................................     1,059,287        511,728
                                                               ----------     ----------
PROPERTY AND EQUIPMENT, net  ..............................        11,805         12,401
                                                               ----------     ----------
OTHER ASSETS
 Cash surrender value of life insurance policies  .........       165,746        198,654
 Loans to officers  .......................................        13,843          9,000
                                                               ----------     ----------
   Total Other Assets  ....................................       179,589        207,654
                                                               ----------     ----------
   TOTAL ASSETS  ..........................................    $4,179,257     $1,976,002
                                                               ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                          MAJOR FLEET & LEASING CORP.

                                BALANCE SHEETS
                          December 31, 1996 and 1995

                     LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                            1996           1995
                                                                         ------------   -----------
CURRENT LIABILITIES
 Accounts payable  ...................................................    $   17,673     $    2,698
 Accrued expenses and taxes ..........................................        20,158         31,904
 Notes payable, related party  .......................................     1,670,534              0
 Current maturities of long-term debt   ..............................       463,976        500,544
 Lease deposits payable, current  ....................................        43,365         45,507
 Customer advances ...................................................        18,613         52,075
 Due to affiliates ...................................................     1,404,079        136,835
                                                                          ----------     ----------
   Total Current Liabilities   .......................................     3,638,398        769,563
                                                                          ----------     ----------
OTHER LIABILITIES
 Long-term debt, less current maturities   ...........................       307,882        417,269
 Lease deposits payable, noncurrent  .................................        28,776         37,931
 Loans on life insurance policies ....................................        43,346         11,973
                                                                          ----------     ----------
   Total Other Liabilities  ..........................................       380,004        467,173
                                                                          ----------     ----------
   TOTAL LIABILITIES  ................................................     4,018,402      1,236,736
                                                                          ----------     ----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
 Common stock -- no par value, 200 shares authorized, 20 shares issued
   and outstanding ...................................................         1,000          1,000
 Retained earnings ...................................................       159,855        738,266
                                                                          ----------     ----------
   TOTAL STOCKHOLDERS' EQUITY  .......................................       160,855        739,266
                                                                          ----------     ----------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ........................    $4,179,257     $1,976,002
                                                                          ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                          MAJOR FLEET & LEASING CORP.

                             STATEMENTS OF INCOME

                 For the Years Ended December 31, 1996 and 1995

                                                           1996            1995
                                                       ------------   --------------
REVENUE   ..........................................    $ 951,261      $1,105,434
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES  ......      504,057         506,906
                                                        ---------      ----------
   INCOME FROM OPERATIONS BEFORE
   DEPRECIATION ....................................      447,204         598,528
DEPRECIATION .......................................      177,533         223,848
                                                        ---------      ----------
   INCOME FROM OPERATIONS   ........................      269,671         374,680
                                                        ---------      ----------
OTHER INCOME (EXPENSE)
 Interest expense  .................................      (79,594)        (79,502)
 Interest income   .................................        8,932          13,765
 Other income   ....................................        9,577           6,023
                                                        ---------      ----------
   TOTAL OTHER EXPENSE   ...........................      (61,085)        (59,714)
                                                        ---------      ----------
   INCOME BEFORE INCOME TAXES  .....................      208,586         314,966
INCOME TAXES .......................................       11,152           4,915
                                                        ---------      ----------
   NET INCOME   ....................................    $ 197,434      $  310,051
                                                        =========      ==========

   The accompanying notes are an integral part of these financial statements.

                          MAJOR FLEET & LEASING CORP.

                        STATEMENTS OF RETAINED EARNINGS

                For the Years Ended December 31, 1996 and 1995


                                                1996          1995
                                             ----------    ---------
RETAINED EARNINGS -- Beginning ............   $738,266      $678,215
Add: Net income ...........................    197,434       310,051
Less: Distributions to stockholders  ......    775,845       250,000
                                              --------      --------
RETAINED EARNINGS -- Ending ...............   $159,855      $738,266
                                              ========      ========


   The accompanying notes are an integral part of these financial statements.

                          MAJOR FLEET & LEASING CORP.

                           STATEMENTS OF CASH FLOWS

                For the Years Ended December 31, 1996 and 1995

                                                                              1996             1995
                                                                           -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income ............................................................    $  197,434     $ 310,051
                                                                            ----------     ----------
 Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation   ......................................................       177,533       223,848
   Gain on sale of leased equipment ....................................      (169,079)     (219,963)
   Decrease (increase) in net investment in direct financing leases  ...       158,850      (268,044)
   Decrease (increase) in accounts receivable   ........................        80,432       (79,807)
   Decrease (increase) in inventory ....................................         7,608       (20,588)
   (Increase) decrease in prepaid expenses   ...........................          (192)        6,437
   Increase in loans to employees   ....................................       (35,609)            0
   Decrease (increase) in cash surrender value of
    life insurance policies, net .......................................        64,281       (49,136)
   Increase in loans to officer  .......................................        (4,843)            0
   Increase (decrease) in accounts payable   ...........................        14,977        (2,388)
   (Decrease) increase in accrued expenses and taxes  ..................       (11,746)       16,941
   (Decrease) increase in lease deposits payable   .....................       (11,297)       25,235
   (Decrease) increase in customer advances  ...........................       (33,462)       42,423
   Increase in due to affiliates, net  .................................       109,188       160,547
                                                                            ----------     ----------
   TOTAL ADJUSTMENTS ...................................................       346,641      (164,495)
                                                                            ----------     ----------
   NET CASH PROVIDED BY OPERATING ACTIVITIES ...........................       544,075       145,556
                                                                            ----------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of leased equipment ..........................................      (288,328)     (933,702)
 Purchase of other equipment  ..........................................        (2,000)      (10,132)
 Proceeds from trade notes receivable  .................................             0        30,781
 Proceeds from sale of leased equipment   ..............................       336,579     1,162,002
                                                                            ----------     ----------
   NET CASH PROVIDED BY INVESTMENT ACTIVITIES   ........................        46,251       248,949
                                                                            ----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from long-term debt ..........................................       471,421       701,077
 Payments on long-term debt   ..........................................      (617,376)     (653,700)
 Distributions to stockholders   .......................................      (775,845)     (250,000)
                                                                            ----------     ----------
   NET CASH USED IN FINANCING ACTIVITIES  ..............................      (921,800)     (202,623)
                                                                            ----------     ----------
   NET (DECREASE) INCREASE IN CASH
    AND CASH EQUIVALENTS   .............................................      (331,474)      191,882
CASH AND CASH EQUIVALENTS -- Beginning .................................       409,280       217,398
                                                                            ----------     ----------
CASH AND CASH EQUIVALENTS -- Ending ....................................    $   77,806     $ 409,280
                                                                            ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                          MAJOR FLEET & LEASING CORP.

                         NOTES TO FINANCIAL STATEMENTS


NOTE 1 -- Summary of Significant Accounting Policies

  Nature of Business

     Major Fleet & Leasing Corp. (the "Company") is in the business of leasing automobiles and trucks primarily in the New York City metropolitan area under direct financing and operating leases expiring in various years through 2000.

     Effective October 2, 1996, the Company became a wholly-owned subsidiary of Fidelity Holdings, Inc. ("Fidelity"). Since the change in ownership, the Company has expanded its operations to include the leasing of telephone equipment.

  Revenue Recognition

     The Company records income from direct financing leases based on a constant periodic rate of return on the net investment in the lease. Income earned from operating lease agreements is recorded evenly over the term of the lease.

  Inventory

     Inventory consists of automobiles and trucks held for sale or lease, and is valued at the lower of cost (specific identification) or market.

  Depreciation

     Depreciation of leased equipment is calculated on the cost of the equipment, less an estimated residual value, on the straight-line method over the term of the lease. Depreciation of other property and equipment is provided by the straight-line method over the estimated useful lives of the assets.

  Property and Equipment

     Property and equipment is stated at cost. Costs of major additions and betterments are capitalized, and maintenance, repairs and minor renewals are expensed as incurred. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income.

  Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

  Income Taxes

     The Company, with the consent of its stockholders, had elected under the Internal Revenue Code to be an "S" corporation. In lieu of corporation income taxes, the stockholders of an "S" corporation are taxed on their proportionate share of the company's taxable income. Therefore, no provision or liability for federal income tax has been included in the financial statements through September 30, 1996.

     Effective October 2, 1996, in conjunction with the change in the Company's ownership, the "S" Corporation election was terminated and the Company is currently taxed as a "C" Corporation. The Company will file a consolidated Federal tax return with Fidelity.

  Advertising

     The Company expenses advertising costs as incurred.

                          MAJOR FLEET & LEASING CORP.

NOTE 1 -- Summary of Significant Accounting Policies  -- (Continued)

  Use of Estimates in the Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reclassifications

     Certain accounts in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation in the current year financial statements. These reclassifications have no effect on previously reported income.

NOTE 2 -- Leased Equipment

     Leased equipment is stated at cost and consists of the following at December 31, 1996 and 1995:

                                                   1996         1995
                                                 ----------   ---------
         Automobiles and trucks   ............   $502,840      $685,584
         Less accumulated depreciation  ......    264,182       392,815
                                                 --------      --------
            Leased Equipment, net ............   $238,658      $292,769
                                                 ========      ========

     Depreciation expense related to leased equipment was $174,937 and $222,095 for the years ended December 31, 1996 and 1995, respectively.

NOTE 3 -- Net Investment in Direct Financing Leases

     Components of the net investment in direct financing leases are as follows at December 31, 1996 and 1995:

                                                                   1996             1995
                                                               --------------   --------------
         Total minimum lease payments to be received  ......    $2,705,711       $1,078,235
         Estimated residual value of leased property  ......       200,315          197,340
         Unearned income   .................................      (456,141)        (337,374)
                                                                ----------       ----------
            Net Investment .................................    $2,449,885       $  938,201
                                                                ==========       ==========

     Future minimum lease payments receivable at December 31, 1996 is as follows:
                     Year Ending
                     December 31,                    Amount
                     -----------                     ------
                        1997                       $1,512,465
                        1998                        1,108,499
                        1999                           77,493
                        2000                            7,254
                                                   ----------
                         Total                     $2,705,711
                                                   ==========

                          MAJOR FLEET & LEASING CORP.

NOTE 4 -- Property and Equipment

     Property and equipment at December 31, 1996 and 1995 is comprised of the following:

                                                                      Estimated
                                             1996        1995        Useful Lives
                                            ---------   ---------   -------------
   Furniture and fixtures ...............   $16,113     $17,555       5-7 years
   Less: accumulated depreciation  ......     4,308       5,154
                                            -------     -------
      Property and Equipment, net  ......   $11,805     $12,401
                                            =======     =======

     Depreciation expense related to property and equipment for the years ended December 31, 1996 and 1995 was $2,596 and $1,753, respectively.

NOTE 5 -- Long-Term Debt

     Various lenders advance funds to the Company in the form of notes payable to finance leased vehicles. Interest on each note is charged depending on the prime rate in effect at the time the vehicle is leased and remains constant over the term of the lease. Applicable rates at December 31, 1996 ranged between 7% and 9.5%. Equal monthly installments are paid over the term of the lease (which can range from 12 to 60 months), together with a final balloon payment, if applicable. These loans are collateralized by the vehicles.

     Maturities of long-term debt at December 31, 1996 are as follows:

                      Year ending
                      December 31,                         Amount
                      -----------                          ------
                         1997                             $463,976
                         1998                              230,851
                         1999                               70,437
                         2000                                6,594
                                                          --------
                           Total                          $771,858
                                                          ========
NOTE 6 -- Notes Payable, Related Party

     In December 1996 the Company purchased telephone equipment from an affiliated entity for $1,670,534 (see Note 12) and incurred notes payable totalling such amount. The notes are expected to be repaid in full in 1997 and, accordingly, are shown as a current liability in the accompanying financial statements. The notes are collateralized by the telephone equipment. Interest rates on these notes have not yet been determined by management.

NOTE 7 -- Related Party Transactions

     The Company purchased a substantial portion of its leased vehicles and all of its leased telephone equipment and new car inventory from affiliates (see
Note 12).

     Amounts due to affiliates represent the balances owed for the purchases of these leased vehicles and new car inventory, as well as advances made/expenses incurred in the ordinary course of business from various entities which are wholly-owned by the Company's former stockholders. These amounts owed are in the form of noninterest-bearing obligations with no specified maturity dates.

     The Company conducts its business from a facility which is leased without a formal lease agreement on a month to month basis from an entity which is wholly-owned by the Company's former stockholders. Rent expense for 1996 and 1995 as $37,200 and $16,000, respectively.

                          MAJOR FLEET & LEASING CORP.

NOTE 8 -- Officers' Loans

     The Company made loans to its officers which are noninterest-bearing and have no definitive repayment terms.

NOTE 9 -- Supplemental Disclosures Of Cash Flow Information

     Cash paid during the years ended December 31, 1996 and 1995 for:

                                           1996         1995
                                           ----         ----
   Interest   .......................    $ 79,693    $ 82,384
   Income taxes  ....................    $ 10,267    $    597

  Noncash Transactions:

     During 1996 the Company purchased vehicles and telephone equipment and incurred liabilities of $l,158,056 and $1,670,534, respectively.

NOTE 10 -- Commitments and Contingencies

  Sales of Customer Installment Contracts

     The Company has sold customer installment contracts to some financing institutions with no recourse and to others with full recourse. In the event of default on recourse loans, the Company would pay the financing institution a predetermined amount and would repossess and sell the vehicle. No accrual has been made for possible losses since, in management's opinion, on an aggregate basis, the Company could sell the repossessed automobiles for amounts in excess of outstanding liabilities.

  Guarantor of Third Party Obligations

     Under the terms of a cross-guaranty, cross-default, cross-collateralization agreement, the Company is the guarantor of debt incurred by affiliated companies.

     In addition, the Company is a guarantor on a mortgage of an entity which is wholly-owned by the former stockholders of the Company. The outstanding balance of the mortgage at December 31, 1996 is $877,212.

NOTE 11 -- Major Customer

     The Company derives a substantial portion of its lease income from one customer. Lease income attributable to that customer was $288,322 (55%) and $380,234 (40%) in 1996 and 1995, respectively.

NOTE 12 -- Major Suppliers

     The Company purchased a substantial portion of its leased vehicles from three entities which are wholly-owned by the Company's former stockholders. Purchases attributable to those entities were $198,108 (68%), $28,329 (10%) and $49,742 (17%) in 1996 and $519,426 (56%), $95,685 (10%), and $95,775 (10%) in
1995, respectively.

    In 1996, the Company purchased $1,158,056 (100%) of its new car inventory from an entity which is wholly-owned by its former stockholders.

     Amounts due to these companies at December 31, 1996 and 1995 are included in due to affiliates (see Note 7).

     In addition, in 1996, the Company purchased $1,670,534 (100%) of its leased telephone equipment from an entity wholly-owned by Fidelity. The balance owed to this entity at December 31, 1996 is included in notes payable, related party (see Note 6).

                               AUDITOR'S REPORT



To the Directors of
786710 Ontario Limited


     We have audited the balance sheet of 786710 Ontario Limited as at December 31, 1996 and the statements of operations and retained earnings and cash flow for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.


     In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1996 and the results of its operations and changes in its financial position for the year then ended in accordance with accounting principles generally accepted in the United States.




                                                    Doane Raymond
                                                    Chartered Accountants

Markham, Canada
January 22, 1997

786710 Ontario Limited                                               Five Months
(Operating as Info Systems)                         Year Ended         Ended
Statements of Operations and Retained Earnings     December 31,     December 31,
                                                       1996             1995
(Expressed in Canadian Dollars)                    --------------   ------------
Revenue
 Computer software and programming  ............     $  520,503      $  248,193
 Computer equipment  ...........................        677,986         186,365
 Other   .......................................         20,227           5,447
                                                     ----------      ----------
                                                      1,218,716         440,005
                                                     ----------      ----------
Cost of sales
 Computer equipment  ...........................        478,238         153,719
 Computer staff wages and benefits  ............        221,193          96,197
 Computer software and programming  ............          6,585           3,171
 Software consulting ...........................         21,286           1,461
                                                     ----------      ----------
                                                        727,302         254,548
                                                     ----------      ----------
Gross profit   .................................        491,414         185,457
                                                     ----------      ----------
Expenses
 Automotive ....................................         11,283           4,453
 Bad debts  ....................................            694             266
 Bank charges and interest .....................          1,441           1,767
 Depreciation  .................................          4,495           1,474
 Management salaries ...........................         14,805          40,869
 Management fees  ..............................        219,035         183,333
 Office and general  ...........................         41,785           4,251
 Professional fees   ...........................         44,734          19,097
 Promotion and trade shows .....................         79,091          22,048
 Rent ..........................................         19,694           9,762
 Research and development (net of investment
   tax credits)   ..............................          9,554           5,789
 Shipping and handling  ........................         14,504           4,016
                                                     ----------      ----------
                                                        461,115         297,125
                                                     ----------      ----------
Earnings (loss) before income taxes ............         30,299        (111,668)
                                                     ----------      ----------
Income taxes -- current ........................          8,874              --
             -- deferred  ......................            ---         (22,451)
                                                     ----------      ----------
                                                          8,874         (22,451)
                                                     ----------      ----------
Net earnings (loss)  ...........................     $   21,425      $  (89,217)
                                                     ==========      ==========
Retained earnings, beginning of year   .........     $   13,887      $  103,104
Net earnings (loss)  ...........................         21,425         (89,217)
                                                     ----------      ----------
Retained earnings, end of year   ...............     $   35,312      $   13,887
                                                     ==========      ==========

              *See accompanying notes to the financial statements.

786710 Ontario Limited
(Operating as Info Systems)
BALANCE SHEET
                                                        1996         1995
(Expressed in Canadian Dollars)                       ----------   ---------
Assets
Current
 Cash and cash equivalents ........................   $ 93,401      $241,769
 Receivables   ....................................    177,476        44,040
 Income taxes and investment tax credits receivable         --        89,442
 Inventories   ....................................      8,121         1,959
 Prepaid expenses .................................      1,875         2,427
                                                      --------      --------
                                                       280,873       379,637
Capital assets (Note 2) ...........................     14,269        10,320
                                                      --------      --------
                                                      $295,142      $389,957
                                                      ========      ========
Liabilities
Current
 Payables and accruals  ...........................   $118,513      $292,692
 Deposits   .......................................        700        13,210
 Income taxes payable   ...........................      6,000            --
 Deferred revenue .................................     92,391        70,156
 Advances from parent company (Note 3) ............     42,214            --
                                                      --------      --------
                                                       259,818       376,058
                                                      --------      --------
Shareholder's Equity
Capital Stock (Note 4)  ...........................         12            12
Retained earnings .................................     35,312        13,887
                                                      --------      --------
                                                        35,324        13,899
                                                      --------      --------
                                                      $295,142      $389,957
                                                      ========      ========
Commitments (Note 5)


               See accompanying notes to the financial statements

786710 Ontario Limited                                                           Five Months
(Operating as Info Systems)                                     Year Ended         Ended
STATEMENT OF CASH FLOW                                         December 31,     December 31,
                                                                   1996             1995
(Expressed in Canadian Dollars)                                --------------   -------------
Operating activities
 Net earnings (loss) .......................................    $   21,425       $ (89,217)
 Depreciation  .............................................         4,495           1,474
 Deferred income taxes  ....................................            --         (22,451)
Gain from sale of fixed assets   ...........................          (639)             --
Changes in operating assets and liabilities
   Receivables .............................................      (133,436)         (9,790)
   Income taxes   ..........................................        95,442              --
   Inventories .............................................        (6,162)         (1,330)
   Prepaids ................................................           552           2,976
   Payables and accruals   .................................      (174,179)        201,497
   Deposits ................................................       (12,510)          8,714
   Deferred revenue  .......................................        22,235          (1,967)
                                                                ----------       ---------
 Net cash provided by (used in) operating activities  ......      (182,777)         89,906
                                                                ----------       ---------
Financing activities
 Advances from parent company ..............................        42,214              --
                                                                ----------       ---------
Investing activities
 Proceed from sale of fixed assets  ........................         4,500              --
 Purchase of equipment  ....................................       (12,305)             --
                                                                ----------       ---------
 Net cash provided by (used in) investing activities  ......        (7,805)             --
                                                                ----------       ---------
Increase (decrease) in cash and cash equivalents   .........      (148,368)         89,906
Cash and cash equivalents
 Beginning of year   .......................................       241,769         151,863
                                                                ----------       ---------
 End of year   .............................................    $   93,401       $ 241,769
                                                                ==========       =========

              See accompanying notes to the financial statements.

786710 Ontario Limited (Operating as Info Systems) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars)
December 31, 1996
--------------------------------------------------------------------------------
1. Accounting Policies

     The Company's principal business is the development and sale of computer software.

Revenue Recognition

     Revenue from sale of software program and hardware equipment is recognized upon delivery of products. Revenue from service contract is amortized over the life of the contract.

Inventories

     Inventories are valued at the lower of cost and net realizable value. Cost is determined on a first-in, first-out basis.

Depreciation

     Rates and bases of depreciation applied to write-off the cost less estimated salvage value of equipment over their estimated lives are as follows:

        Furniture and fixtures                 30%, declining balance
        Automotive equipment                   30%, declining balance
        Computer equipment                     30%, declining balance

Research and Development

     Research and development costs, including the cost of software under development, net of any investment tax credits, are charged to earnings in the period in which they are incurred.

Cash and Cash Equivalents

     The company considers all highly liquid investments with maturities of three months or less at the time or purchase to be cash equivalents.

Foreign Currency Translation

     Assets and liabilities in foreign currencies have been translated into Canadian dollars at exchange rates in effect at the year end dates; revenues and expenses at the exchange rates during the year. Exchange gains or losses resulting from translation are reflected in the income statement.

Fair Value of Financial Instruments

     The carrying values of cash, trade receivables and accounts payable approximate fair value due to the short term maturities of these instruments.

Use of Estimates

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses dring the reporting period. Actual results could differ from those estimates.

786710 Ontario Limited (Operating as Info Systems) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars)
December 31, 1996
--------------------------------------------------------------------------------
2. Capital Assets

                                                               1996           1995
                                                            ------------   -----------
                                            Accumulated        Net            Net
                                Cost       Depreciation     Book Value     Book Value
                               ---------   --------------   ------------   -----------
Furniture & fixtures  ......   $14,060        $10,473         $ 3,587        $ 5,124
Automotive equipment  ......        --             --              --          4,878
Computer equipment .........    12,914          2,232          10,682            318
                               -------        -------         -------        -------
                               $26,974        $12,705         $14,269        $10,320
                               =======        =======         =======        =======

3. Advances From Parent Company

     Advances from parent company have no set terms of repayment.

4. Capital Stock

                                                                      1996     1995
                                                                      ------   -----
Authorized:
 Unlimited number of non-voting, redeemable non-cumulative,
   participating Class A preference shares
 Unlimited number of non-voting, redeemable, non-cumulative, non-participating Class B preference shares
 Unlimited number of non-voting, redeemable, non-cumulative
   Class C preference shares, redeemable at $10,000 each
Issued:
 120 common shares ................................................    $ 12     $ 12
                                                                       ====     ====

5. Commitments

     Future minimum annual lease commitment to expiry date re:

     1997     $19,810

6. Related Party Transactions

     (a) Management fees of $185,039 (1995-$183,333) was paid to a company controlled by the former shareholder.

     (b) Sales of $131,875 (1995 - $Nil) was made to the parent company.

     (c) Receivables include $131,875 (1995 - $Nil) due from the parent company.

7. Losses

     The Company has recorded deferred tax for the income tax benefits of net operating loss carryforward for provincial purposes. This loss is available to reduce taxable income in future years and will expire in the year 2000.

     Due to the uncertainty in realizing such benefit, a valuation allowance of $11,400 has been recorded which offsets the entire amount of the deferred tax related to the net operating loss carryforward.

786710 Ontario Limited (Operating as Info Systems) NOTES TO THE FINANCIAL STATEMENTS (Expressed in Canadian Dollars)
December 31, 1996
--------------------------------------------------------------------------------
8. Concentration of Credit Risk

     The Company sells on credit terms to its customers located in Canada and the United States. No single customer represented more than 10% of the Company's sales in the reporting period.

9. Contingency

     A legal claim of $200,000 has been filed against the Company and other parties relating to a matter which arose in the ordinary course of business. In the opinion of management, the likelihood of the lawsuit being successful and the amount of loss, if any, is not determinable. Accordingly, no provision has been made in these financial statements.

10. Comparative Figures

     Comparative figures of the prior year have been restated in order to conform with the financial statement format adopted in current year.

===============================================================================
       No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

                               TABLE OF CONTENTS


                                                 Page
                                              -----------
PROSPECTUS SUMMARY ........................        3
RISK FACTORS ..............................        7
PLANNED ACQUISITION........................       16
POTENTIAL ACQUISITION .....................       17
USE OF PROCEEDS ...........................       17
DILUTION  .................................       18
CAPITALIZATION  ...........................       19
MANAGEMENT'S DISCUSSION AND ANALYSIS ......       20
DESCRIPTION OF BUSINESS  ..................       27
LEGAL PROCEEDINGS  ........................       48
DESCRIPTION OF PROPERTY  ..................       49
DIRECTORS, EXECUTIVE OFFICERS,
  PROMOTERS AND CONTROL PERSONS   .........       51
EXECUTIVE COMPENSATION   ..................       52
CERTAIN RELATIONSHIPS AND RELATED
  TRANSACTIONS  ...........................       55
SECURITY OWNERSHIP OF CERTAIN
  BENEFICIAL OWNERS AND MANAGEMENT   ......       59
DESCRIPTION OF SECURITIES   ...............       63
MARKET FOR COMMON EQUITY AND RELATED
  STOCKHOLDER MATTERS .....................       68
SELLING SHAREHOLDERS  .....................       69
PLAN OF DISTRIBUTION  .....................       70
EXPERTS AND COUNSEL   .....................       71
CHANGES IN AND DISAGREEMENTS WITH
  ACCOUNTANTS ON ACCOUNTING AND
  FINANCIAL DISCLOSURE   ..................       72
AVAILABLE INFORMATION......................       72
FINANCIAL STATEMENTS  .....................       F-1


       Until [__________], 1998, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.
===============================================================================

===============================================================================



                                1,150,000 Shares







                             FIDELITY HOLDINGS, INC.




                                  Common Stock






                                  ------------
                                   PROSPECTUS
                                  ------------

                         Hobbs Melville Securities Corp.







                                         , 1998
                                  -------

===============================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. Indemnification of Directors and Officers.

     Under Section 78.751 of the Nevada General Corporation Law, as amended, a director, officer, employee or agent of a Nevada corporation may be entitled to indemnification by the corporation under certain circumstances against expenses, judgments, fines and amounts paid in settlement of claims brought against them by a third person or by or in right of the corporation.

     The Company is obligated under its Articles of Incorporation to indemnify any of its present or former directors who served at the Company's request as a director, officer or member of another organization against expenses, judgments, fines and amounts paid in settlement of claims brought against them by a third person or by or in right of the corporation if such director acted in good faith or in a manner such director reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, if such director had no reason to believe his or her conduct was unlawful. However with respect to any action by or in the right of the Company, the Articles of Incorporation prohibit indemnification in respect of any claim, issue or matter as to which such director is adjudged liable for negligence or misconduct in the performance of his or her duties to the Company, unless otherwise ordered by the relevant court. The Company's Articles of Incorporation also permit it to indemnify other persons except against gross negligence or willful misconduct.

     The Company is obligated under its by-laws to indemnify its directors, officer and other persons who have acted as a representatives of the Company at its request to the fullest extent permitted by applicable law as in effect from time to time, except for costs, expenses or payments in relation to any matter as to which such officer, director or representative is finally adjudged derelict in the performance of his or her duties, unless the Company has received an opinion from independent counsel that such person was not so derelict.

     In addition, pursuant to indemnification agreements that the Company has entered into with each of its directors, the Company has agreed to indemnify its directors to the fullest extent permitted by applicable corporate law and its Articles of Incorporation. The indemnification agreements also provide that, upon the request of a director and provided that director undertakes to repay amounts that turn out not to be reimbursable, that director is entitled to reimbursement of litigation expenses in advance of the final disposition of the legal proceeding.

     The Nevada General Corporation Law, as amended, also permits a corporation to limit the personal liability of its officers and directors for monetary damages resulting from a breach of their fiduciary duty to the corporation and its stockholders. The Company's Articles of Incorporation limit director liability to the maximum extent permitted by The Nevada General Corporation Law, which presently permits limitation of director liability except (i) for a director's acts or omissions that involve intentional misconduct, fraud or a knowing violation of law and (ii) for a director's willful or grossly negligent violation of a Nevada statutory provision that imposes personal liability on directors for improper distributions to stockholders. As a result of the inclusion in the Company's Articles of Incorporation of this provision, the Company's stockholders may be unable to recover monetary damages against directors as a result of their breach of their fiduciary duty to the Company and its stockholders. This provision does not, however, affect the availability of equitable remedies, such as injunctions or rescission based upon a breach of fiduciary duty by a director.

     Reference is also made to Section 8 of the Underwriting Agreement (a form of which is attached to this registration statement as Exhibit 1.1) with respect to undertakings to indemnify the Company, its directors, its officers who have signed this registration statement and each person who controls the Company within the meaning of the Securities Act, against certain civil liabilities, including certain liabilities under the Securities Act.

     The Company does not maintain any liability insurance for the benefit of its officers or directors and has no present plans to obtain such insurance.

Item 25. Other Expenses of Issuance and Distribution.

     The estimated expenses, other than underwriting discounts and commissions, in connection with this offering are as follows:

       SEC Registration Fee  ........................    $    2,950
       Nasdaq Fees  .................................         1,474
       Blue Sky Fees and Expenses  ..................        30,000*
       Printing Expenses  ...........................        75,000*
       Legal Fees and Expenses  .....................        75,000*
       Accounting Fees and Expenses   ...............        30,000*
       Transfer Agent Fees and Expenses  ............         7,000*
       Underwriter's Non-Accountable Expenses  ......       207,000*
       Miscellaneous   ..............................         6,576*
                                                         ----------
                                                         $  435,000*
                                                         ==========

------------
*Estimated.

Item 26. Recent Sales of Unregistered Securities.

     The securities described below of the Company were sold by the Company during the past three years without being registered under the Securities Act. All such sales made in reliance on Section 4(2) of the Securities Act were, to the best of the Company's knowledge, made to investors that, either alone or together with a representative that assisted such investor in connection with the applicable investment, had such sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks connected with the applicable investment.

     1. On November 7, 1995, upon its formation, the Company sold to each of Bruce Bendell and Doron Cohen 2,500,000 shares of Common Stock, for which the Company received gross proceeds of $50,000 ($.01 per share). Such Common Stock was issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.

     2. In February 1996, the Company completed the placement of 20,000 Units to 70 investors, (or investor groups) at a price of $5.00 per Unit, for which the Company received gross proceeds of $100,000 ($5.00 per Unit). Each Unit consisted of 2 shares of Common Stock and 23 Common Stock Purchase Warrants. Each such warrant entitled the holder thereof to purchase one share of Common Stock for $1.95. The warrants were immediately exercisable and remained exercisable until June 30, 1996. The warrants were transferable separately from the Common Stock. The Units were issued and sold in reliance upon the exemption from registration contained in Rule 504 of Regulation D under the Securities Act. The 70 investors (or investor groups) were:


Amanda Bienfeld              Kathleen T. Giaimo           Matthew J. Scheiner
Deborah Bienfeld             Rhoda Goldstein              Robyn E. Scheiner
Diana Bienfeld               Beverly Gopin                Stephen G. Scheiner
Samuel Bienfeld              Seth Gopin                   Michael Setzen
Saul Bienfeld                Eli Greenwald                Alan Silberberg
Mark S. Brody                Margot Greenwald             Estes Silberberg
Scott Canner                 Wayne Greenwald              Mark Silberberg
Carlos Cepeda                Malka Gross                  Michael Silberberg
David Christie               Meyer Gross                  Sara Silberberg
David L. Clarke              Steven Hornstock             Barry R. Silver
Marc Cohen                   Gregory Horoski              Martin Silver
John and Rita Devita         Lillian R. Kaplan            Cheryl Steinberg
Michael DeZorett             Helen Koppel                 Mark Stteiner
Paul Drucker                 Andi Mansukhani              Alex Wagman
Bradly E. Dubler             Moses Mayer                  Ted Weinberg
Howard Edelstein             Benjamin Mintz               William Weinberg
David Edelstein              Gary E. Rosenberg            Jeffrey Weiner
Robert Eisman                Gary E. Rosenberg, PC        Annie Weiss
Vevel Finkelstein            Nell Rosenberg               Robert Weiss
Aliza Fischer                Adam Scheiner                George Wertheimer
Simon and Hannah Fischer     Daniel E. Scheiner           David Zeldin
Warren Forman                Jason Scheiner               and Michael Zezima.
Zishe Friedman               Lauren R. Scheiner
Rebecca Frommer              Linda M. Scheiner

     3. During 1996, the Company sold 460,000 shares of Common Stock upon the exercise of 460,000 Common Stock Purchase Warrants (exercisable at $1.95 per Common Stock Purchase Warrant), for which the Company received gross proceeds of $897,000. Such Common Stock was issued and sold in reliance upon the exemption from registration contained in Rule 504 of Regulation D under the Securities Act (the "504 Offering").

     4. In March 1996, in connection with the agreement by Nissko Telecom, Ltd. to purchase certain equipment manufactured by the Company, the Company issued to three of the principals of Nissko Telecom, Ltd., Yossi Koren, Avraham Nissanian and Chmuel Livian, an aggregate of 750,000 Class A Warrants and 750,000 Class B Warrants. The Class A Warrants were immediately exercisable and remain exercisable until 60 days after the effectiveness of this registration statement. The Class B Warrants were immediately exercisable and remain exercisable until March 19, 1998. Each Class A Warrant and each Class B Warrant entitles the holder to purchase one share of Common Stock at an initial exercise price of $1.25 per share, subject to adjustment. Such warrants were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.

     5. In April 1996, in connection with the acquisition by the Company from Zvi Barak and Sarah Barak of all of the issued and outstanding stock of Info Systems, and an employment agreement between the Company and Zvi Barak, the Company issued to each of Sarah Barak and Zvi Barak 125,000 shares of Common Stock, which vest (i) in the case of Sarah Barak, 25,000 shares on December 31, 1997 and 50,000 shares on each of December 31, 1998 and 1999 and (ii) in the case of Zvi Barak, 25,000 shares per year on the last day of February commencing on February 28, 1997 and continuing through February 28, 2002. Such Common Stock was issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation S under the Securities Act.

     6. In October 1996, in connection with the acquisition (the "Major Fleet Acquisition") by the Company from Bruce Bendell and Harold Bendell of all of the issued and outstanding stock of Major Fleet & Leasing Corp., the Company issued to the Bendells an aggregate of 250,000 shares of the 1996-MAJOR Series of Convertible Preferred Stock. Each share of the 1996-MAJOR Series of Convertible Preferred Stock is convertible into Common Stock having a value of $10.00 commencing December 31, 1996. For purposes of conversion, each share of Common Stock is valued at the lesser of (a) $5.00 and (b) if available, the average of the bid and ask closing prices for the twenty consecutive trading days ending on the day prior to conversion. The holders of shares of the 1996-MAJOR Series of Convertible Preferred Stock have the right to require the Company to repurchase such shares for $10.00 per share commencing July 1, 1997 and the Company has the right to redeem such shares for $15.87 per share commencing January 1, 2002. The 1996-MAJOR Series of Convertible Preferred Stock was issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.

     7. In November 1996, as required by the acquisition agreement between the Company, Bruce Bendell and Harold Bendell relating to the Major Fleet Acquisition, the Company issued to the Bendells an aggregate of 100,000 shares of Common Stock as a result of Major Fleet having attained a threshold level of financial performance. Such Common Stock was issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.

     8. In October 1996, pursuant to a management agreement entered into between the Company, Bruce Bendell and Harold Bendell in connection with the Major Fleet Acquisition, the Company and the Bendells issued to the Bendells warrants to acquire 100,000 shares of the Company's Common Stock for $1.25 per share. The warrants became exercisable on January 1, 1997 and remain exercisable until six months after the effectiveness of a registration statement relating to the underlying shares of Common Stock, which, in the case of the Warrants issued to Harold Bendell, is this registration statement. Each warrant entitles the holder to purchase one share of Common Stock at an initial exercise price of $1.25 per share, subject to adjustment. Such warrants were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.

     9. In October 1996, the Company issued to Progressive Polymerics International, Inc. 80,000 Units pursuant to an amendment to a patent purchase agreement between the Company, Progressive Polymerics International, Inc. and Progressive Polymerics, Inc. Each Unit consists of 2 shares of Common Stock and 2 warrants. The warrants were immediately exercisable and remained exercisable until October 31, 1997. Each warrant entitled the holder to purchase one share of Common Stock at an initial exercise price of $3.125, subject to adjustment.

     The amendment to the Company's agreement with Progressive Polymerics International, Inc. and Progressive Polymerics, Inc. was entered into in settlement of legal proceedings resulting from a dispute between the parties arising out of the patent purchase agreement. The amendment provided that the original $500,000 cash purchase price to paid by the Company for the armored conduit patents would be replaced by the issuance of 80,000 Units and $100,000 cash. The Company has filed a legal action seeking rescission of the amendment and the issuance of such shares of Common Stock and a return of the $100,000 purchase price. Such Common Stock and warrants were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.

     10. In October 1996, as compensation for the performance of certain investment banking services rendered to the Company pursuant to an oral agreement made by the Company in January 1996 with Richard R. Rozzi, the Company issued 100,000 shares of Common Stock, for which the Company received gross proceeds of $1,000 ($.01 per share). As part of such services, Mr. Rozzi acted as a liaison between the Company and the investment community, including introducing the Company to potential underwriters, coordinated the Company's interviews and press releases, and publicized the activities of the Company to the investment community and the general public. Such Common Stock was issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.

     11. In October 1996, upon the completion of performance of certain marketing services rendered to the Company pursuant to an oral agreement made by the Company in January 1996 with Rebecca Frommer, the Company issued 100,000 shares of Common Stock to Ms. Frommer, for which the Company received gross proceeds of $1,000 ($.01 per share). Ms. Frommer's services consisted of introducing the Company to wealthy individual investors known to her personally with a view to their purchasing Units in the 504 Offering. Such Common Stock was issued and sold in reliance upon the exemption from registration contained in
Section 4(2) of the Securities Act.

     12. In November 1996, in consideration for 1180513 Ontario Limited, the then employer of Moise Benedid, to permit Mr. Benedid to become the President of Info Systems, the Company issued to 1180513 Ontario Limited 20,000 shares of Common Stock, 10,000 of which vested on July 31, 1997 and 10,000 of which vest on July 31, 1998. Such Common Stock was issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation S under the Securities Act.

     13. In November 1996, in connection with an Employment Agreement between the Company's wholly-owned subsidiary Computer Business Sciences, Inc. and Shlomo Nessim, the Company issued to Mr. Nessim 15,000 shares of Common Stock. Such Common Stock was issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act. The shares issued to Mr. Nessim were returned to the treasury of the Company upon the Company's termination of the Employment Agreement.

     14. In November 1996, in connection with an Employment Agreement between Computer Business Sciences and Paul Vesel, the Company issued to Mr. Vesel 30,000 shares of Common Stock, 20,000 of which shares will vest upon the completion of his first year of employment in November 1997 and 10,000 of which shares will vest upon the completion of his second year of employment in November 1998. Such Common Stock was issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.

     15. In December 1996, the Company issued as a bonus to certain employees an aggregate of 4,200 shares of Common Stock under a newly adopted Employees Performance Recognition Plan. All such shares vest on January 1, 1998, subject to the continued employment of the respective employee, or upon the earlier retirement, death or permanent disability of such employee. Such Common Stock was issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act. The employees to whom such Common Stock was issued were: Solisha Alexander; Boysie Brown; Alan Cohen; Irma D'Intino; Vajreshwar Domakonda; Richard Dreitlein; Samantha Greire; Nina Hughes; Timothy Jones; Michael Lukin; Shlomo Nessim; Benilda Ottley; Dulcie Ramkay; and Patricia Searle.

     16. In January 1997, in connection with an informal consulting agreement between the Company and Ronald Premo, the Company issued to Mr. Premo, 7,500 shares of Common Stock. The consulting services included analyzing the Company armored conduit plastics products, identifying business opportunities for the Company's Plastics and Utilities Products Division and introducing the Company to manufacturers, distributors and others in the plastics industry. Such Common Stock was issued in reliance upon the exemption from registration contained in
Section 4(2) of the Securities Act. In March 1997, in connection with an Employment Agreement between the Company and Ronald Premo, the Company issued to Mr. Premo, 30,000 shares of Common Stock, 10,000 of which shares will vest upon the completion of each of his first three years of employment with the Company. Such Common Stock was issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.

     17. In February 1997, in connection with the agreement of Ronald Shapss to perform certain consulting services for the Company, the Company issued to Mr. Shapss 50,000 shares of Common Stock for an aggregate purchase price of $500. Such services included assisting the Company in obtaining financing and in identifying and consummating potential acquisitions. Such Common Stock was issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.

     Effective May 1997, pursuant to such agreement, the Company granted to Mr. Shapss at no cost options to acquire up to 50,000 shares of Common Stock at an exercise price of $4.50 per share, the fair market value of the Common Stock on February 18, 1997, the date of such agreement. Such options are exercisable for five years from the date of grant. Such options were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.

     18. In July 1997, the Company issued to Lewis Glogower, as part of the termination of Mr. Glowgower's employment with the Company, 3,000 shares of Common Stock. Such Common Stock was issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.

     19. In September 1997, in connection with the execution of the MOU relating to Computer Business Sciences' acquisition of the Agent, an aggregate $653,750 deposit that the Nissko Principals and Robert L. Rimberg had previously paid towards the full exercise price of the Class A Warrants was converted to a partial exercise of the Class A Warrants. Upon such conversion, the Company issued an aggregate of 523,000 shares of its Common Stock to the Nissko Principals and Mr. Rimberg. All of such Common Stock was issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.

     20. In November 1997, in connection a Consulting Agreement between Computer Business Sciences and Bruce A. Hall, the Company issued to Mr. Hall 10,000 shares of Common Stock, 3,334 of which shares will vest after the completion of Mr. Hall's first year of consulting and 3,333 of which shares will vest after completion of each of Mr. Hall's second and third years of consulting. Such Common Stock was issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation S under the Securities Act.

Item 27. Exhibits.

     See Exhibit Index immediately preceding the exhibits.

Item 28. Undertakings.

     (a) The Company hereby undertakes that it will:

       (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act.

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) Include any additional or changed material information on the plan of distribution.

       (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

       (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

       (4) (a) File a post-effective amendment if the Selling Shareholder Lock-Up Period is waived for ten percent or more of the Selling Shareholders' Shares and (b) add a sticker to the Prospectus if the Selling Shareholder Lock-Up Period is waived for five percent or more but less than ten percent of the Selling Shareholders' Shares.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the County of New York, and State of New York, on the 8th day of January, 1998.


                                          FIDELITY HOLDINGS, INC.



                                          By  /s/ Doron Cohen
                                             ----------------------------------
                                             Doron Cohen
                                             President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       /s/ Doron Cohen            Chief Executive Officer, President,     January 8, 1998
-----------------------------     Treasurer and Director
          Doron Cohen


      /s/ Bruce Bendell           Chairman of the Board and Director      January 8, 1998
-----------------------------
         Bruce Bendell


        /s/ Yossi Koren           Director                                January 8, 1998
-----------------------------
          Yossi Koren


       /s/ Glenn H. Bank          Secretary                               January 8, 1998
-----------------------------
          Glenn H. Bank


  /s/ Richard L. Feinstein        Chief Financial Officer                 January 8, 1998
-----------------------------
     Richard L. Feinstein

                                 EXHIBIT INDEX

 Exhibit                                         Description                                        Page
---------                                        -----------                                        ----
1.1         Proposed form of Underwriting Agreement                                                   --

3.1**       Articles of Incorporation of Fidelity Holdings, Inc., ("Company") incorporated by reference to Exhibit 3.1 of Company's Registration Statement on Form 10-SB, as
            amended, filed with the Securities and Exchange Commission on March 7, 1997.             N/A

3.2**       Articles of Incorporation of Computer Business Sciences, Inc., incorporated by reference to Exhibit 3.2 of Company's Registration Statement on Form 10-SB, as
            amended, filed with the Securities and Exchange Commission on March 7, 1997.             N/A

3.3**       Articles of Incorporation of 786710 (Ontario) Limited, incorporated by reference to
            Exhibit 3.3 of Company's Registration Statement on Form 10-SB, as amended, filed
            with the Securities and Exchange Commission on March 7, 1997.                            N/A

3.4**       Articles of Incorporation of Premo-Plast, Inc., incorporated by reference to Exhibit
            3.4 of Company's Registration Statement on Form 10-SB, as amended, filed with
            the Securities and Exchange Commission on March 7, 1997.                                 N/A

3.5**       Articles of Incorporation of C.B.S. Computer Business Sciences Ltd., incorporated by reference to Exhibit 3.5 of Company's Registration Statement on Form 10-SB, as
            amended, filed with the Securities and Exchange Commission on March 7, 1997.             N/A

3.6**       Articles of Incorporation of Major Fleet & Leasing Corp., incorporated by reference to Exhibit 3.6 of Company's Registration Statement on Form 10-SB, as amended,
            filed with the Securities and Exchange Commission on March 7, 1997.                      N/A

3.7**       Articles of Incorporation of Reynard Service Bureau, Inc., incorporated by reference to Exhibit 3.7 of Company's Registration Statement on Form 10-SB, as amended,
            filed with the Securities and Exchange Commission on March 7, 1997.                      N/A

3.8**       Articles of Incorporation of Major Acceptance Corp., incorporated by reference to
            Exhibit 3.8 of Company's Registration Statement on Form 10-SB, as amended, filed
            with the Securities and Exchange Commission on March 7, 1997.                            N/A

3.9**       By-Laws of the Company incorporated by reference to Exhibit 3.9 of Company's
            Registration Statement on Form 10-SB, as amended, filed with the Securities and
            Exchange Commission on March 7, 1997.                                                    N/A

4.1**       Certificate of Designation for the Company's 1996-MAJOR Series of Convertible
            Preferred Stock, incorporated by reference to Exhibit 4.1 of Company's Registration
            Statement on Form 10-SB, as amended, filed with the Securities and Exchange
            Commission on March 7, 1997.                                                             N/A

4.1(i)      Form of Amended and Restated Certificate of Designation for the Company's
            1996-MAJOR Series of Convertible Preferred Stock.                                         --

4.2**       Warrant Agreement for Nissko Warrants, incorporated by reference to Exhibit 4.2 of
            Company's Registration Statement on Form 10-SB, as amended, filed with the
            Securities and Exchange Commission on March 7, 1997.                                     N/A

4.3**       Warrant Agreement for Major Fleet Warrants, incorporated by reference to Exhibit
            4.3 of Company's Registration Statement on Form 10-SB, as amended, filed with
            the Securities and Exchange Commission on March 7, 1997.                                 N/A

4.3(i)*     Amended and Restated Warrant Agreement, dated October 11, 1997 between the
            Company, Bruce Bendell and Harold Bendell.                                                --

 Exhibit                                         Description                                        Page
---------                                        -----------                                        ----
 4.4**        Warrant Agreement for Progressive Polymerics International, Inc. Warrants,
              incorporated by reference to Exhibit 4.4 of Company's Registration Statement on
              Form 10-SB, as amended, filed with the Securities and Exchange Commission on
              March 7, 1997.                                                                        __

 4.5          Form of Certificate of Designation for the Company's 1997A-Major Automotive
              Group Series of Preferred Stock.                                                      __

 4.6          Form of Certificate of Designation for the Company's 1997-Major Series of
              Convertible Preferred Stock.                                                          __

 4.7          Form of Registration Rights Agreement between the Company and Bruce Bendell.          __

 4.8*         Warrant Agreement between the Company and SouthWall Capital Corp.                     __

 4.9*         Stock Pledge and Security Agreement, dated March 26, 1996, between Doron
              Cohen, Bruce Bendell, Avraham Nissanian, Yossi Koren, Sam Livian and Robert
              Rimberg.                                                                              __

 4.10         Form of Registration Rights Agreement between the Company, Castle Trust and
              Management Services Limited and Bruce Bendell.                                        --

 5.1*         Opinion of Piper & Marbury L.L.P.                                                     __

10.1**        Employment Agreement, dated November 7, 1995, between the Company and
              Doron Cohen, incorporated by reference to Exhibit 10.1 of Company's Registration
              Statement on Form 10-SB, as amended, filed with the Securities and Exchange
              Commission on March 7, 1997.                                                          N/A

10.1(i)*      Amendment No. 1 to Employment Agreement, dated as of November 7, 1995
              between the Company and Doron Cohen.                                                  __

10.2**        Consulting Agreement, dated November 7, 1995, between the Company and Bruce
              Bendell, incorporated by reference to Exhibit 10.2 of Company's Registration
              Statement on Form 10-SB, as amended, filed with the Securities and Exchange
              Commission on March 7, 1997.                                                          N/A

10.2(i)       Amendment No. 1 to Consulting Agreement, dated as of November 7, 1995
              between Fidelity Holdings, Inc. and Bruce Bendell.                                    __

10.3**        Agreement for Purchase of Patents, dated November 14, 1995, between the
              Company and Progressive Polymerics, Inc., incorporated by reference to Exhibit
              10.3 of the Company's Registration Statement on Form 10-SB, as amended, filed
              with the Securities and Exchange Commission on March 7, 1997.                         N/A

10.3(i)**     First Amendment, dated September 30, 1996, to Agreement for Purchase of Patents,
              dated November 14, 1995, incorporated by reference to Exhibit 10.4 of Company's
              Registration Statement on Form 10-SB as amended, filed with the Securities and
              Exchange Commission on March 7, 1997.                                                 N/A

10.5**        Agreement, dated March 25, 1996, between Nissko Telecom, Ltd. and Computer
              Business Sciences, Inc., incorporated by reference to Exhibit 10.5 of Company's
              Registration Statement on Form 10-SB, as amended, filed with the Securities and
              Exchange Commission on March 7, 1997.                                                 N/A

10.6**        Asset Purchase Agreement, dated April 18, 1996, between the Company and Zvi and Sarah Barak, incorporated by reference to Exhibit 10.6 of Company's
              Registration Statement on Form 10-SB, as amended, filed with the Securities and
              Exchange Commission on March 7, 1997.                                                 N/A

 Exhibit                                         Description                                        Page
---------                                        -----------                                        ----
10.6(i)     Amendment to Asset Purchase Agreement dated August 7, 1997.                             --

10.7**      Employment Agreement dated April 18, 1996 between the Company and Dr. Zvi
            Barak, incorporated by reference to Exhibit 10.7 of Company's Registration
            Statement on Form 10-SB, as amended, filed with the Securities and Exchange
            Commission on March 7, 1997.                                                            N/A

10.8**      Employment Agreement dated October 18, 1996 between Computer Business
            Sciences, Inc. and Paul Vesel, incorporated by reference to Exhibit 10.8 of
            Company's Registration Statement on Form 10-SB, as amended, filed with the
            Securities and Exchange Commission on March 7, 1997.                                    N/A

10.9**      Indemnification Agreement dated November 7, 1995 between the Company and
            Doron Cohen, incorporated by reference to Exhibit 10.9 of Company's Registration
            Statement on Form 10-SB, as amended, filed with the Securities and Exchange
            Commission on March 7, 1997.                                                            N/A

10.10**     Indemnification Agreement dated November 7, 1995 between the Company and
            Bruce Bendell, incorporated by reference to Exhibit 10.10 of Company's
            Registration Statement on Form 10-SB, as amended, filed with the Securities and
            Exchange Commission on March 7, 1997.                                                   N/A

10.11**     Indemnification Agreement dated December 6, 1995 between the Company and
            Richard C. Fox, incorporated by reference to Exhibit 10.11 of Company's
            Registration Statement on Form 10-SB, as amended, filed with the Securities and
            Exchange Commission on March 7, 1997.                                                   N/A

10.12**     Indemnification Agreement dated March 28, 1996 between the Company and Dr.
            Barak, incorporated by reference to Exhibit 10.12 of Company's Registration
            Statement on Form 10-SB, as amended, filed with the Securities and Exchange
            Commission on March 7, 1997.                                                            N/A

10.13**     Indemnification Agreement dated March 28, 1996 between the Company and Yossi
            Koren, incorporated by reference to Exhibit 10.13 of Company's Registration
            Statement on Form 10-SB, as amended, filed with the Securities and Exchange
            Commission on March 7, 1997.                                                            N/A

10.14**     Plan of Reorganization for acquisition of Major Fleet & Leasing Corp. dated August
            23, 1996 between the Company, Bruce Bendell and Harold Bendell, incorporated by reference to Exhibit 10.17 of Company's Registration Statement on Form 10-SB, as
            amended, filed with the Securities and Exchange Commission on March 7, 1997.            N/A

10.15**     Patent Purchase Agreement dated December 30, 1996 between Premo-Plast, Inc. and
            John Pinciaro, incorporated by reference to Exhibit 10.16 of Company's
            Registration Statement on Form 10-SB, as amended, filed with the Securities and
            Exchange Commission on March 7, 1997.                                                   N/A

10.16**     Employment Agreement dated December 30, 1996 between Premo-Plast, Inc. and
            John Pinciaro, incorporated by reference to Exhibit 10.17 of Company's
            Registration Statement on Form 10-SB, as amended, filed with the Securities and
            Exchange Commission on March 7, 1997.                                                   N/A

10.17**     Employment Agreement dated January 27, 1997 between the Company and Ronald
            K. Premo, incorporated by reference to Exhibit 10.18 of Company's Registration
            Statement on Form 10-SB, as amended, filed with the Securities and Exchange
            Commission on March 7, 1997.                                                            N/A

 Exhibit                                         Description                                        Page
---------                                        -----------                                        ----
10.18**         Plan and Agreement of Merger, dated April 21, 1997, the Company, Major
                Automotive Group, Inc., Major Acquisition Corp. and Bruce Bendell, incorporated by reference to Exhibit 10.19 of Company's Registration Statement on Form 10-SB,
                as amended, filed with the Securities and Exchange Commission on March 7, 1997.        N/A

10.18(i)        Amendment to Plan and Agreement of Merger, dated August 1, 1997, between
                Fidelity Holdings, Inc., Major Automotive Group, Inc., Major Acquisition Corp. and
                Bruce Bendell.                                                                          __

10.18(ii)       Amendment to Plan and Agreement of Merger, dated August 26, 1997, between
                Fidelity Holdings, Inc., Major Automotive Group, Inc., Major Acquisition Corp. and
                Bruce Bendell.                                                                          __

10.18(iii)*     Amendment to Plan and Agreement of Merger, dated November 20, 1997, between
                Fidelity Holdings, Inc., Major Automotive Group, Inc., Major Acquisition Corp. and
                Bruce Bendell.                                                                          --

10.19**         Stock Purchase Agreement with Escrow Agreement attached, incorporated by reference to Exhibit 10.20 of Company's Registration Statement on Form 10-SB, as
                amended, filed with the Securities and Exchange Commission on March 7, 1997.           N/A

10.20**         Management Agreement, incorporated by reference to Exhibit 10.21 of Company's
                Registration Statement on Form 10-SB, as amended, filed with the Securities and
                Exchange Commission on March 7, 1997.                                                  N/A

10.21**         Employment Agreement with Moise Benedid, incorporated by reference to Exhibit
                10.22 of Company's Registration Statement on Form 10-SB, as amended, filed with
                the Securities and Exchange Commission on March 7, 1997.                               N/A

10.22*          Partnership Agreement between Nissko Telecom Associates and the Company.                __

10.23           Memorandum of Understanding, dated September 9, 1997, by and among Computer
                Business Sciences, Inc., Nissko Telecom Ltd., the Company and Robert L. Rimberg.        __

10.24*          Letter of Intent, dated June 6, 1997, between the Company and SouthWall Capital
                Corp. (formerly known as Sun Coast Capital Corp.)                                       __

10.25           Letter of Intent, dated September 1997, between the Company, Lichtenberg Robbins
                Buick, Inc. and Lichtenberg Motors Inc.                                                 __

10.26           Consulting Agreement, dated February 18, 1997, with Ronald Shapss Corporate
                Services, Inc.                                                                          __

10.27*          Value Added Reseller Agreement between Summa Four, Inc. and Computer
                Business Sciences, Inc., as Reseller.                                                   __

10.28*          Lease Agreement, dated March 1996, between 80-02 Leasehold Company, as
                Owners and the Company, as Tenant.                                                      __

10.29*          Master Lease Agreement, dated December 26, 1996, between Major Fleet &
                Leasing Corp., as Lessor, and Nissko Telecom, Ltd., as Lessee.                          __

10.30*          Sublease Agreement, dated March 1995, between Speedy R.A.C., Inc., as Sublessor,
                and Major Subaru Inc., as Sublessee.                                                    __

10.31*          Lease Agreement, dated November 1, 1991, between Gloria Hinsch, as Landlord,
                and Major Chrysler-Plymouth, Inc., as Tenant.                                           __

10.32*          Store Lease Agreement, dated June 10, 1992, between Bill K. Kartsonis, as Owner,
                and Major Automotive Group, as Tenant.                                                  __

 Exhibit                                         Description                                        Page
---------                                        -----------                                        ----
10.33*        Lease Agreement, dated June 3, 1994, between General Motors Corporation, as
              Lessor, and Major Chevrolet, Inc., as Lessee.                                           __

10.34*        Lease Agreement, dated August 1990, between Bruce Bendell and Harold Bendell,
              as Landlord and Major Chrysler-Plymouth, Inc., as Tenant.                               __

10.34(i)*     Extension of Lease Agreement, dated August 14, 1997, betweeen Bruce Bendell and
              Harold Bendell, as Landlord and Major Dodge, Inc. (formerly known as Major
              Chrysler-Plymouth, Inc.), as Tenant.                                                    --

10.34(ii)*    Extension of Lease Agreement, dated December 16, 1997, between
              Bruce Bendell and Harold Bendell, as Landlord and Major Dodge
              (formerly known as Major Chrysler-Plymouth, Inc.), as Tenant.

10.35*        Lease Agreement, dated February 1995, between Bendell Realty, L.L.C., as
              Landlord, and Major Chrysler-Plymouth Jeep Eagle, Inc., as Tenant.                      __

10.35(i)*     Extension of Lease Agreement, dated August 14, 1997, between Bendell Realty,
              L.L.C., as Landlord and Major Chrysler-Plymouth Jeep Eagle, Inc., as Tenant.            --

10.35(ii)*    Extension of Lease Agreement, dated December 16, 1997, between
              Bendell Realty, L.L.C., as Landlord and Major Chrysler-Plymouth
              Jeep Eagle, Inc., as Tenant.

10.36*        Lease Agreement, dated February 1996, between Prajs Drimmer Associates, as
              Landlord, and Barak Technology Inc., as Tenant.                                         __

10.37*        Sublease Agreement, dated January 8, 1997, between Newsday, Inc., as Sublessor,
              and Major Fleet & Leasing Corp., as Sublessee.                                          __

10.37(i)*     Consent to Sublease Agreement, dated January 16, 1997, between 80-02 Leasehold
              Company, Newsday Inc. and Major Fleet and Leasing Corp.                                 __

10.38*        General Security Agreement between Major Fleet & Leasing Corp., as Debtor, and
              Marine Midland Bank, as Secured Party.                                                  __

10.39         Retail and Wholesale Dealer's Agreement, dated March 30, 1995, between Marine
              Midland Bank, as Bank, and Major Fleet & Leasing Corp., as Dealer.                      __

10.40*        Wholesale Lease Financing Line of Credit between General Electric Capital
              Corporation, as Lender, and Major Fleet & Leasing Corp., as Borrower.                   __

10.41*        Chrysler Leasing System License Agreement between Chrysler Motors Corporation,
              as Licensor, and Major Fleet & Leasing Corp., as Licensee.                              __

10.42*        GMAC Retail Plan Agreement between General Motors Acceptance Corp. and
              Major Fleet & Leasing Corp., as Dealer.                                                 __

10.43*        Fidelity Holdings, Inc. 1996 Employees' Performance Recognition Plan.                   __

10.44*        Secured Promissory Note, dated December 31, 1996, between Doron Cohen, as
              Maker, and Fidelity Holdings, Inc., as Holder.                                          __

10.45*        Dealer Master Agent Agreement and License, dated February 1996, between
              Computer Business Sciences, Inc. and Progressive Polymerics International, Inc., as
              Master Agent.                                                                           __

10.46*        Dealer Master Agent Agreement and License, dated February 1996, between
              Computer Business Sciences, Inc. and Cellular Credit Corp. of America, Inc., as
              Master Agent.                                                                           __

 Exhibit                                         Description                                        Page
---------                                        -----------                                        ----
10.47*        Dealer Master Agent Agreement and License, dated February 1996, between
              Computer Business Sciences, Inc. and America's New Beginning, Inc., as Master
              Agent.                                                                                 __

10.48*        Dealer Master Agent Agreement and License, dated February 1996, between
              Computer Business Sciences, Inc. and Korean Telecom, as Master Agent.                  __

10.49*        Dealer Master Agent Agreement and License, dated February 1996, between
              Computer Business Sciences, Inc. and Philcom Telecommunications, as Master
              Agent.                                                                                 __

10.50         Management Agreement, dated August 23, 1996, between Major Fleet, Bruce
              Bendell and Harold Bendell.                                                            __

10.51*        Wholesale Security Agreement, dated April 26, 1990, between General Motors
              Acceptance Corporation ("GMAC") and Major Fleet.                                       __

10.51(i)*     Amendment, dated February 14, 1991, to Wholesale Security Agreement between
              GMAC and Major Fleet.                                                                  __

10.52*        Direct Leasing Plan Dealer Agreement, dated July 24, 1986, between GMAC and
              Major Fleet.                                                                           __

10.53         Retail Lease Service Plan Agreement, dated April 3, 1987, between GMAC and
              Major Fleet.                                                                           __

10.54         Contribution Agreement dated as of October 6, 1997 between the Company, Bruce
              Bendell and Doron Cohen                                                                __

21.1 **       List of Subsidiaries of the Company, incorporated by reference to Exhibit 22.1 of
              Company's Registration Statement on Form 10-SB, as amended, filed with the
              Securities and Exchange Commission on March 7, 1997.                                   --

23.1          Consent Letter of Peter C. Cosmas.                                                     __

23.2          Consent Letter of BDO Seidman, LLP.                                                    __

23.3          Consent Letter of Doane Raymond.                                                       __

23.4          Consent Letter of Marcum & Kliegman LLP.                                               __

23.5          Consent letter of Piper & Marbury L.L.P. (included in the opinion filed as Exhibit
              5.1 to this registration statement).                                                   __

------------
 * To be filed by amendment.
** Previously filed with the Commission as Exhibits to, and incorporated herein by reference from, the registrant's registration statement on Form 10-SB (File No. 0-29182).